     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                   NAVISTAR FINANCIAL SECURITIES CORPORATION
             (Exact name of registrant as specified in its charter)

                      ------------------------------------
                  NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
                   (Issuer with respect to the Certificates)

                     DELAWARE                                           36-3731520
   (Registrant's State or other jurisdiction of      (Registrant's I.R.S. Employer Identification No.)
          incorporation or organization)
-------------------------------------------------------------------------------------------------------
     NAVISTAR FINANCIAL SECURITIES CORPORATION                       WILLIAM W. JONES
                2850 West Golf Road                      NAVISTAR FINANCIAL SECURITIES CORPORATION
             Rolling Meadows, IL 60008                              2850 West Golf Road
                  (847) 734-4000                                 Rolling Meadows, IL 60008
(Address, including zip code, and telephone number,                   (847) 734-4000
   including area code, of Registrant's principal    (Name, address, including zip code, and telephone
                 executive offices)                 number, including area code, of agent for service)
-------------------------------------------------------------------------------------------------------
                                              COPIES TO:
                KENNETH P. MORRISON                                   ROBERT F. HUGI
                 KIRKLAND & ELLIS                                  MAYER, BROWN & PLATT
              200 East Randolph Drive                            190 South LaSalle Street
              Chicago, Illinois 60601                             Chicago, Illinois 60603
                  (312) 861-2000                                      (312) 782-0600

                      ------------------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant in light of market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE      AGGREGATE PRICE PER     AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED             REGISTERED             UNIT(1)                PRICE(1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
  Dealer Note Master Trust Asset Backed
  Certificates..........................      $1,000,000               100%                $1,000,000             $264
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 21, 2000

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
$            CLASS A FLOATING RATE DEALER NOTE ASSET BACKED CERTIFICATES, SERIES
2000-2

NAVISTAR FINANCIAL SECURITIES CORPORATION
SELLER

NAVISTAR FINANCIAL CORPORATION
SERVICER

  BEFORE YOU PURCHASE ANY OF THE              GENERAL:
  CERTIFICATES, YOU SHOULD CONSIDER           -  The trust assets include wholesale dealer notes
  CAREFULLY THE RISK FACTORS BEGINNING        generated from time to time in a portfolio of revolving
  ON PAGE S-4 IN THIS PROSPECTUS                 financing arrangements with truck dealers to finance
  SUPPLEMENT AND PAGE   IN THE                   their truck inventory. The trust's main source of
  PROSPECTUS.                                    funds for making payments on the series 2000-2
                                                 certificates is collections on the wholesale dealer
  The sole source of payments of the             notes.
  payments of the certificates is the
  assets of the trust. The certificates       -  Interest on the series 2000-2 certificates will
  are not interests in or obligations         accrue at a floating rate of LIBOR plus      % per
  of Navistar Financial Securities               annum. Interest will be payable on the 25th of each
  Corporation, Navistar Financial                month, unless the 25th is not a business day, in
  Corporation, or any other person or            which case the payment will be made on the following
  entity.                                        business day. The first payment will be on
                                                           , 2000.
  This prospectus supplement may be
  used to offer and sell the                  -  Principal of the series 2000-2 certificates is
  certificates only if accompanied by         expected to be paid on           , 200 .
  the prospectus.
                                              -  The seller's interest in the trust will be
                                              subordinated to the rights of the holders of the series
                                                 2000-2 certificates to the limited extent described
                                                 in this prospectus supplement.

     The underwriter will purchase the series 2000-2 certificates. The underwriter will offer the series 2000-2 certificates to the public at varying
prices. The underwriter will pay to the seller      % of the principal amount of
the series 2000-2 certificates, plus accrued interest from           , 2000. The
seller's expenses of the offering are estimated to be $          ,000.
     We expect that delivery of the series 2000-2 certificates will be made available, in book-entry form only, through the facilities of The Depository Trust Company, Clearstream Banking, S.A. or the Euroclear System on or about
          , 2000.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Underwriters of the Class A Certificates
The date of this prospectus supplement is

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Summary................................     S-1
  The Parties..........................     S-1
  The Certificates.....................     S-1
  Priority of Payments.................     S-2
  Credit Enhancement...................     S-2
  Trust Property.......................     S-2
  Servicing Fees.......................     S-2
  Tax Status...........................     S-3
  ERISA Considerations.................     S-3
  Ratings..............................     S-3
  Mailing Address and Telephone Number
     of Principal Executive Offices....     S-3
Risk Factors...........................     S-4
  Dependence on other series' allocated
     principal collections may result
     in late payment of series 2000-2
     certificate.......................     S-4
Use of Proceeds........................     S-5
The Dealer Notes.......................     S-5
  General..............................     S-5
  Loss Experience......................     S-6

                                           PAGE
                                           ----
  Delinquencies........................     S-7
  Aging Experience.....................     S-8
  Cyclicality..........................     S-8
  Geographic Distribution..............     S-9
  Seasonality..........................     S-9
  Liquidations.........................    S-10
  Monthly Payment Rates................    S-10
Description of the Series 2000-2
  Certificates.........................    S-11
  Trustee..............................    S-11
  Terms and Conditions.................    S-11
  Ratings of the Certificates..........    S-14
  Early Amortization Events............    S-14
Other Series Issued by the Trust.......    S-16
  Subordination of Seller's Interest...    S-17
  Issuance of Additional Classes of
     Certificates......................    S-17
Plan of Distribution...................    S-18
Legal Matters..........................    S-18

     WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide varying levels of detail:

          (1) the prospectus, which provides general information, some of which may not apply to your series; and

          (2) this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series.

     IF THE TERMS OF YOUR SERIES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     We are not offering the certificates in any state where the offer is not permitted.

     Capitalized terms used in this prospectus supplement are defined either in this prospectus supplement or in the prospectus. You can find definitions of frequently used terms and a listing of pages where terms are defined in the Glossary at the end of the prospectus.
                          ---------------------------

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and provides an overview to aid in your understanding of the certificates. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the certificates, carefully read this entire prospectus supplement and the accompanying prospectus.

THE PARTIES

  ISSUER

     Navistar Financial Dealer Note Master Trust

  SELLER

     Navistar Financial Securities Corporation, a wholly-owned subsidiary of Navistar Financial Corporation

SERVICER

     Navistar Financial Corporation

TRUSTEE

     The Bank of New York

THE CERTIFICATES

     The trust will issue one class of certificates.

     The sole source of payments on the certificates is the assets of the trust. The certificates are not interests in, obligations of or insured or guaranteed by Navistar Financial Corporation, Navistar Financial Securities Corporation or any other person or entity.

CLOSING DATE

               , 2000

DISTRIBUTION DATES

     Distributions on the certificates will generally be made monthly on the
25th day of each month, starting           , 2000. If the 25th day is not a
business day, the distribution will be made on the next business day.

INTEREST PAYMENTS

     The interest rate for the certificates will be LIBOR plus    %.

     Interest on the certificates will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.

PRINCIPAL PAYMENTS

     The entire principal balance of the certificates is expected to be paid on
          , 200   . However, special circumstances could cause principal to be paid earlier or later or in reduced amounts. See "Risk Factors" in this prospectus supplement and the prospectus.

REVOLVING PERIOD

     The series 2000-2 certificates will have a revolving period that will begin at the close of business on the closing date and end when the accumulation period for the series 2000-2 certificates begins. The revolving period will also end if an early amortization period begins.

ACCUMULATION PERIOD

     The series 2000-2 certificates will have an accumulation period, unless an early amortization period begins before the start of the accumulation period.
The accumulation period will be a period of one to           months long. No
principal payments will be made on the series 2000-2 certificates during the accumulation period.

EARLY AMORTIZATION PERIOD

     The series 2000-2 certificates may have an early amortization period if an early amortization event occurs and is not cured. See "Description of the Offered Certificates -- Early Amortization Events" in the prospectus and "Description of the 2000-2 Certificates -- Early Amortization Events" in this prospectus supplement for a description of the events that might cause an early amortization period to begin. During an early amortization period, principal payments will be made on the series 2000-2 certificates to the extent of funds available for that purpose.

PRIORITY OF PAYMENTS

     On each distribution date, the trust will allocate to the series 2000-2 certificates finance charge collections on the dealer notes received during the prior calendar month and limited funds transferred by International Truck and Engine Corp. The Trust will combine these funds with any funds transferred from the spread account and will generally distribute the funds in the following order of priority:

-  servicing fees to the servicer

-  interest on the series 2000-2 certificates

-  amounts to reimburse losses and charge-offs on the dealer notes

- to the spread account, the amount, if any, necessary to fund the spread account up to its required amount

-  to pay any shortfalls in interest due to certificateholders of other series

-  the remainder to the seller

CREDIT ENHANCEMENT

     Credit enhancement provides protection for the certificates against losses and delays in payments on the dealer notes.

SPREAD ACCOUNT

     On the closing date an amount of cash or eligible investments equal to
$          will be deposited into a spread account.

     The amount in the spread account will be adjusted to a specified amount on each distribution date. Amounts in the spread account on any distribution date in excess of the specified amount for that distribution date will be paid to the seller. The amount required to be on deposit in the spread account on each distribution date is based upon the projected spread. The projected spread is the difference between the interest rate that the trust earns on the dealer notes and the interest rate that the trust pays on the certificates.

     The trustee will withdraw funds from the spread account on the day preceding each distribution date to the extent that the funds of the trust otherwise available to pay interest on the certificates (after payment of the servicing fees) are less than amounts payable on the certificates. The trustee will then disburse these funds according to the priority of distributions described under the caption "Priority of Payments" above.

SUBORDINATION OF THE SELLER'S INTEREST

     The seller's interest in the dealer notes will be subordinated to the rights of the series 2000-2 certificateholders to the extent described in this prospectus supplement and the prospectus. Collections on dealer notes that would otherwise be allocated to the seller may be used to pay interest on the series 2000-2 certificates, but only to the extent of the available subordinated amount.

     The available subordinated amount will initially be      % of the aggregate
principal balance of the series 2000-2 certificates. The available subordinated amount will decline as funds allocable to the seller are used to pay interest on the series 2000-2 certificates or absorb dealer note losses allocable to the series 2000-2 certificates.

TRUST PROPERTY

     The primary assets of the trust will be a pool of wholesale loans evidenced by dealer notes. The dealer notes are secured by new and used medium or heavy duty trucks, buses or trailers. The dealer notes had an aggregate principal
balance of $          as of           , 2000.

     The assets of the trust will also include:

- security interests in the vehicles financed by the dealer notes and the proceeds of repossessed vehicles

- amounts held on deposit in specified bank accounts, including the spread account

-  any proceeds from claims on vehicle insurance policies, and

- specified rights of the seller under the purchase agreement under which Navistar Financial Securities Corporation acquired the dealer notes.

SERVICING FEES

     Navistar Financial Corporation will service the dealer notes. The trust will pay the servicer a monthly servicing fee of one-twelfth of 1% of the principal balance of the dealer notes as compensation for servicing the dealer notes. The servicer will also be entitled to retain any late fees, prepayment charges and other similar fees and charges collected during the prior month.

TAX STATUS

     Kirkland & Ellis, special tax counsel, is of the opinion that for federal income tax purposes, the certificates will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

     By accepting a certificate, you will agree to treat the certificates as indebtedness for federal, state and local income and franchise tax purposes.

     See "Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

     An employee benefit plan subject to the Employee Retirement Income Security Act of 1974 might be prohibited from investing in the certificates. See "ERISA Considerations" in the prospectus for a description of the limitations on purchases of the certificates by employee benefit plans.

RATINGS

     The certificates will be issued only if they are rated in the highest rating category for long-term debt obligations by at least one nationally recognized rating agency

     If circumstances change, a rating agency may change its rating of the certificates. If a rating agency lowers its rating of the certificates, no one is obligated to provide additional credit enhancement or to restore the original rating.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

     The mailing address of Navistar Financial Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The mailing address of Navistar Financial Securities Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The principal office of the trust is in New York, in care of Bank of New York, as trustee, 101 Barclay Street Floor 12-E, New York, New York, 10286.

                                  RISK FACTORS

     In addition to the risk factors on page      of the prospectus, you should
consider the following risk factors in deciding whether to purchase the certificates.

DEPENDENCE ON OTHER SERIES'
ALLOCATED PRINCIPAL
COLLECTIONS
MAY RESULT IN LATE PAYMENT
OF
SERIES 2000-2 CERTIFICATE
PRINCIPAL                    The shorter the accumulation period for the series
                             2000-2 certificates, the greater the chance that payment in full of the series 2000-2 certificates on the expected principal payment date will depend on principal collections initially allocated to another series of certificates being available to make principal payments on the series 2000-2 certificates.

                             A series of certificates from which principal collections were expected to be available to make payments on the series 2000-2 certificates may enter an early amortization period or investment period after the beginning of the accumulation period for the series 2000-2 certificates. If that were to occur, excess principal collection from that series that otherwise would have been available to the series 2000-2 certificates would not be available. As a result, the final payment of principal of the series 2000-2 certificates may be later than the expected principal payment date. On written request, the seller will give series 2000-2 certificateholders disclosure documents relating to any other outstanding series of certificates. Those documents describe the events which could result in the start of an early amortization period or investment period for those series.

                             See "The Navistar Financial Dealer Floor Plan Financing Business" in the prospectus and "Description of the Series 2000-2 Certificates -- Early Amortization Events" in this prospectus supplement for more information about the timing of payments on the series 2000-2 certificates.

                                [USE OF PROCEEDS

                             ------------------ .]

                                THE DEALER NOTES

GENERAL

     Dealer notes that are conveyed to the trust consist of all wholesale notes issued by dealers that are identified by the servicer as meeting the eligibility criteria for dealer notes. In order to be eligible, each dealer note must be issued pursuant to Navistar Financial's credit guidelines and meet other criteria provided in the Purchase Agreement. See "Description of the Offered Certificates -- Eligible Dealer Notes" and "-- Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest" in the prospectus. The aggregate principal amount of eligible dealer notes as of
the closing date is expected to be in excess of $          billion.

     The following tables provide general statistics regarding the total portfolio of wholesale notes serviced by Navistar Financial for the periods ended on the dates specified. We call this portfolio the Wholesale Portfolio. As of the closing date, the dealer notes which are expected to be held in the trust will represent approximately 95% of the Wholesale Portfolio. However, we cannot assure that the dealer notes which are held in the trust will continue to constitute such a significant portion of the Wholesale Portfolio. We cannot assure that the experience of the dealer notes in the future will be similar to the historical experience described in the tables below.

     Fluctuations in net losses and delinquencies in the Wholesale Portfolio generally follow cycles in the overall business environment and, the seller believes, are particularly sensitive to the industrial sector, which generates a significant portion of freight tonnage hauled. Truck demand and Wholesale Portfolio performance also depend on general economic conditions, interest rates and fuel costs.

                                LOSS EXPERIENCE

     The following table provides the loss experience on the Wholesale Portfolio for the periods indicated:

                  LOSS EXPERIENCE FOR THE WHOLESALE PORTFOLIO
                             (DOLLARS IN MILLIONS)

                                                                                             ANNUALIZED
                                                                                             NET LOSSES                   AVERAGE
                                                                                            (RECOVERIES)/                 MATURITY
                                                                                AVERAGE        AVERAGE                    (DAYS IN
                             NET DEALER NOTE   LIQUIDATIONS    NET LOSSES     DEALER NOTE   DEALER NOTES                   YEAR/
FISCAL YEAR-TO-DATE PERIOD       LOSSES         OF DEALER     (RECOVERIES)/    PRINCIPAL      PRINCIPAL     ANNUALIZED   ANNUALIZED
ENDING LAST DAY OF            (RECOVERIES)        NOTES       LIQUIDATIONS      BALANCE        BALANCE       TURNOVER    TURNOVER)
--------------------------   ---------------   ------------   -------------   -----------   -------------   ----------   ----------
Fiscal Year 1999
  January................         $(0.1)         $  934.0         (0.01)%      $1,103.4         (0.05)%       3.39x        107.7
  April..................          (0.1)          1,940.6         (0.01)        1,116.9         (0.03)        3.47x        105.2
  July...................          (0.2)          2,961.1         (0.01)        1,125.7         (0.02)        3.51x        104.0
  October................          (0.2)          4,002.6          0.00         1,111.2         (0.02)        3.60x        101.4
Fiscal Year 1998
  January................          (0.1)            725.3         (0.01)          716.7         (0.06)        4.05x         90.1
  April..................          (0.3)          1,557.0         (0.02)          775.4         (0.08)        4.02x         90.8
  July...................          (0.3)          2,486.3         (0.01)          818.3         (0.05)        4.05x         90.1
  October................          (0.3)          3,464.8         (0.01)          837.9         (0.04)        4.14x         88.2
Fiscal Year 1997
  January................           0.0             599.7          0.00           690.2          0.00         3.48x        105.2
  April..................          (0.1)          1,232.1         (0.01)          683.2         (0.03)        3.61x        101.4
  July...................          (0.1)          1,945.5         (0.01)          682.3         (0.02)        3.80x         96.1
  October................          (0.2)          2,767.8         (0.01)          674.9         (0.03)        4.10x         89.0
Fiscal Year 1996
  January................           0.1             721.6          0.01           913.0          0.04         3.16x        115.5
  April..................           0.0           1,436.2          0.00           920.3          0.00         3.12x        117.0
  July...................           0.0           2,139.8          0.00           906.5          0.00         3.15x        116.2
  October................          (0.2)          2,874.4         (0.01)          859.7         (0.02)        3.34x        109.3
Fiscal Year 1995
  January................          (0.1)            618.6         (0.01)          597.5         (0.07)        4.14x         88.2
  April..................          (0.1)          1,237.5         (0.01)          643.9         (0.03)        3.84x         95.1
  July...................          (0.3)          1,963.3         (0.02)          689.7         (0.06)        3.80x         96.3
  October................          (0.9)          2,712.4         (0.03)          706.0         (0.13)        3.84x         95.1

     Note that "Net Dealer Note Losses (Recoveries)" and "Liquidations of Dealer Notes" are cumulative within each fiscal year. Thus, figures as of January 31 of each fiscal year represent the Net Dealer Note Losses or Liquidations of Dealer Notes for the first quarter of that fiscal year. Figures as of April 30 of each fiscal year represent the cumulative Net Dealer Note Losses or Liquidations of Dealer Notes for the first six months of that fiscal year; and so on.

     The "Average Dealer Note Principal Balance" is calculated as the year-to-date average of the daily outstanding Dealer Note Principal Balance.

     The "Net Losses (Recoveries)" for a fiscal quarter used in the numerator of the column headed "Net Losses (Recoveries)/Liquidations" are cumulative within a fiscal year and have been annualized. Thus, the numerator for the figure shown as of the fiscal quarter ended January 31 of each fiscal year equals the Net Dealer Note Losses (Recoveries) for that fiscal quarter multiplied by four; for April 30 equals the cumulative Net Dealer Note Losses (Recoveries) for the six months ended on that date multiplied by two; for July 31 equals the cumulative Net Dealer Note Losses (Recoveries) for the nine months ended on that date multiplied by 4/3; and for October 31 equals the cumulative Net Dealer Note Losses (Recoveries).

     Turnover is calculated as the annualized Liquidations of Dealer Notes for each fiscal period, annualized in the same manner described above for Net Losses (Recoveries) and divided by Average Dealer Note Principal Balance.

     Losses occur on wholesale notes when a dealer has been terminated under circumstances in which the dealer has sold one or more financed vehicles to a retail customer and has failed to remit the appropriate proceeds of that sale to Navistar Financial. Losses also occur when used trucks financed at wholesale and repossessed by Navistar Financial from a terminated dealer cannot be sold for the balance due on the underlying wholesale note. By contrast, losses generally have not occurred when new trucks financed by Navistar Financial are repossessed from terminated dealers, because these new trucks are repurchased by the manufacturer, International Truck and Engine, or by an OEM supplier for an amount equal to the remaining principal balance on the underlying wholesale note. Navistar Financial recognizes losses on wholesale notes at the time it deems these wholesale notes to be uncollectible. This is generally at the time Navistar Financial has exhausted all non-legal remedies.

     The characteristics of the dealer notes held by the trust have not been and are not expected to be significantly different from the characteristics of the Wholesale Portfolio at any given time, except to the extent that the eligibility requirements in the pooling and servicing agreement for dealer notes serve to screen out specified types of wholesale notes at their inception. For example, wholesale notes from dealers who are on cash on delivery terms or who are insolvent are ineligible, although dealer notes which have been or are transferred to the trust will not become ineligible if the dealer is later put on cash on delivery status or later becomes insolvent. We do not expect these differences to affect adversely the performance of the dealer notes held by the trust in comparison to the Wholesale Portfolio at that time.

DELINQUENCIES

     The following table presents the aggregate amount of delinquent principal payments -- those payments past due over 30 days -- for the Wholesale Portfolio as a percentage of the total principal amount outstanding as of the end of the fiscal quarters specified:

            DELINQUENCIES AS A PERCENTAGE OF THE WHOLESALE PORTFOLIO
                             (DOLLARS IN MILLIONS)

                                                          TOTAL PRINCIPAL      AGGREGATE AMOUNT OF
                                                             AMOUNT OF         DELINQUENT PRINCIPAL
                                                           DEALER NOTES      PAYMENTS ON DEALER NOTES
LAST DAY OF                                                 OUTSTANDING      (PAST DUE OVER 30 DAYS)
-----------                                               ---------------    ------------------------
Fiscal Year 1999
  January...............................................     $1,099.9             $1.0          0.09%
  April.................................................      1,150.1              1.1          0.09
  July..................................................      1,036.0              1.4          0.14
  October...............................................      1,225.5              1.3          0.11

Fiscal Year 1998
  January...............................................        758.2              2.1          0.28
  April.................................................        892.0              1.1          0.13
  July..................................................        854.2              0.9          0.10
  October...............................................      1,039.4              0.7          0.06

Fiscal Year 1997
  January...............................................        651.3              1.4          0.22
  April.................................................        670.2              2.1          0.31
  July..................................................        649.1              2.4          0.38
  October...............................................        691.1              2.0          0.28

Fiscal Year 1996
  January...............................................        927.6              0.6          0.06
  April.................................................        909.7              0.8          0.09
  July..................................................        803.2              1.2          0.15
  October...............................................        685.9              1.3          0.19

Fiscal Year 1995
  January...............................................        611.3              0.6          0.11
  April.................................................        766.0              0.3          0.04
  July..................................................        723.2              0.4          0.06
  October...............................................        854.4              0.4          0.05

AGING EXPERIENCE

     The following table provides the age distribution of the Wholesale Portfolio by principal amount outstanding as of the dates indicated:

                  AGE DISTRIBUTION OF THE WHOLESALE PORTFOLIO

                                                                         OCTOBER 31
                                                            ------------------------------------
                                                            1999    1998    1997    1996    1995
                                                            ----    ----    ----    ----    ----
Days
1-180...................................................     85%     90%     90%     70%     84%
181-360.................................................     11       9       7      21      14
Over 360................................................      4       1       3       9       2
                                                            ---     ---     ---     ---     ---
  Total.................................................    100%    100%    100%    100%    100%

CYCLICALITY

     The average outstanding principal amount of the Wholesale Portfolio has varied historically according to business cycles in the truck manufacturing industry. The following table provides the highest, lowest and average principal amounts outstanding based on month-end balances during the years indicated:

            OUTSTANDING PRINCIPAL AMOUNT OF THE WHOLESALE PORTFOLIO
                             (DOLLARS IN MILLIONS)

                                                            HIGHEST      LOWEST      AVERAGE OF
DURING YEAR ENDED                                          MONTH-END    MONTH-END    MONTH-END
OCTOBER 31,                                                 AMOUNT       AMOUNT       AMOUNTS
-----------------                                          ---------    ---------    ----------
1999.....................................................   $1,225       $1,034        $1,111
1998.....................................................    1,039          709           838
1997.....................................................      694          635           669
1996.....................................................      933          686           850
1995.....................................................      854          588           709

GEOGRAPHIC DISTRIBUTION

     The following table provides the geographic distribution of the principal amount of the Wholesale Portfolio as of October 31, 1999:

               GEOGRAPHIC DISTRIBUTION OF THE WHOLESALE PORTFOLIO
                             (DOLLARS IN MILLIONS)

                                      PERCENTAGE OF
                         AMOUNT         WHOLESALE
STATE                  OUTSTANDING      PORTFOLIO
-----                  -----------    -------------
Texas................   $  109.6           8.94%
Illinois.............      100.4           8.19
California...........       60.1           4.91
Ohio.................       59.2           4.83
Pennsylvania.........       57.5           4.69
Minnesota............       53.2           4.34
New York.............       52.7           4.30
Florida..............       49.1           4.01
Indiana..............       45.6           3.72
Tennessee............       45.2           3.68
Georgia..............       41.6           3.40
Wisconsin............       39.3           3.20
Arkansas.............       38.2           3.11
Michigan.............       36.9           3.01
Virginia.............       32.8           2.68
Missouri.............       30.6           2.50

                                      PERCENTAGE OF
                         AMOUNT         WHOLESALE
STATE                  OUTSTANDING      PORTFOLIO
-----                  -----------    -------------
Alabama..............   $   29.8           2.43%
Maryland.............       27.7           2.26
Iowa.................       24.5           2.00
North Carolina.......       23.3           1.90
Nebraska.............       22.9           1.87
Utah.................       18.5           1.51
Mississippi..........       18.1           1.47
New Jersey...........       16.5           1.34
Massachusetts........       15.8           1.29
Oklahoma.............       13.0           1.06
South Carolina.......       13.0           1.06
Kentucky.............       12.3           1.00
                        --------         ------
  Subtotal...........    1,087.4          88.70
All others(1)........      138.1          11.30
                        --------         ------
  Total..............    1,225.5         100.00%

     The row "All Others" includes the remaining 22 states, each of which represents less than 1% of the Wholesale Portfolio.

SEASONALITY

     The aggregate principal amount of the Wholesale Portfolio generally varies during the year. The following table provides the average principal amount of the Wholesale Portfolio during the months specified:

                SEASONAL FLUCTUATION IN THE WHOLESALE PORTFOLIO
                             (DOLLARS IN MILLIONS)

MONTH                                            1999      1998      1997      1996      1995
-----                                           ------    ------    ------    ------    ------
November......................................  $1,081    $  689    $  694    $  876    $  604
December......................................   1,113       732       706       938       593
January.......................................   1,080       726       656       923       597
February......................................   1,126       794       658       925       633
March.........................................   1,125       836       674       927       683
April.........................................   1,136       869       677       928       749
May...........................................   1,165       899       676       903       776
June..........................................   1,155       926       686       898       814
July..........................................   1,105       884       675       831       752
August........................................   1,032       854       648       759       705
September.....................................   1,040       863       645       703       745
October.......................................   1,125       969       666       690       811

     Declines in the principal amount of dealer notes outstanding due to seasonality, cyclicality, competitive conditions or other factors may cause principal collections to be invested in Eligible Investments rather than to be used for acquisitions or assignments of dealer notes. See "Description of the Offered Certificates -- Allocation of Collections" in the prospectus.

LIQUIDATIONS

     The following table provides the liquidation history with respect to Navistar Financial month-end balances outstanding and one-month liquidations of dealer notes in the Wholesale Portfolio for the months indicated:

                   LIQUIDATION HISTORY OF WHOLESALE PORTFOLIO
                             (DOLLARS IN MILLIONS)

                            NOV     DEC     JAN     FEB     MAR     APR     MAY     JUN     JUL     AUG     SEP     OCT
                           -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Fiscal Year 1999
  Balances...............  1,125   1,092   1,100   1,146   1,116   1,150   1,170   1,138   1,036   1,034   1,051   1,226
  Liquidations...........    281     349     304     293     358     356     333     356     331     325     374     343
Fiscal Year 1998
  Balances...............    713     709     758     819     852     892     915     920     854     835     902   1,039
  Liquidations...........    216     250     260     240     299     293     285     325     319     332     312     334
Fiscal Year 1997
  Balances...............    694     655     651     668     675     670     681     688     649     635     649     691
  Liquidations...........    184     209     207     193     208     230     216     238     259     264     263     296
Fiscal Year 1996
  Balances...............    904     913     928     926     933     910     896     892     803     709     694     686
  Liquidations...........    236     236     250     222     243     249     237     216     251     267     219     249

MONTHLY PAYMENT RATES

     The following table describes the highest and lowest monthly payment rates for the Wholesale Portfolio in the periods shown and the average of the monthly payment rates for all months during the periods shown. In each case, these figures are calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the specified period and the denominator of which is the aggregate ending principal balance of the Wholesale Portfolio for that period.

                        HISTORICAL MONTHLY PAYMENT RATES

                                                                 YEAR ENDED OCTOBER 31
                                                          ------------------------------------
                                                          1999    1998    1997    1996    1995
                                                          ----    ----    ----    ----    ----
Highest Month...........................................  35.6%   39.8%   42.8%   37.7%   36.2%
Lowest Month............................................  25.0    29.3    26.5    24.0    26.8
Average for the Months in the Period....................  29.9    33.9    34.6    28.2    31.4

                 DESCRIPTION OF THE SERIES 2000-2 CERTIFICATES

TRUSTEE

     The Bank of New York is the trustee. Navistar Financial and its affiliates -- other than the seller -- may enter into normal banking and trustee relationships with The Bank of New York or any other bank that may become a successor trustee. As of the date of this prospectus supplement, the Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust Administration.

TERMS AND CONDITIONS

     The series 2000-2 certificates are a series of offered certificates described in the attached prospectus to be issued by the trust. In addition to the terms and conditions described in this prospectus supplement, you should refer to the prospectus for the terms and conditions of the series 2000-2 certificates. The prospectus includes a description of when principal and interest distributions are to be made on, and settlement information provided for, the series 2000-2 certificates. Also, see "Other Series Issued by the Trust" for a description of other series issued by the trust which are outstanding as of the date of this prospectus supplement.

Initial Invested Amount.....................................      $  ,000,000
Expected Payment Date.......................................             , 20
Subordinated Percentage.....................................                %
Specified Accumulation Period Commencement Date.............             , 20
Series Termination Date.....................................             , 20

     There will be no Investment Events with respect to the series 2000-2 certificates and thus there will be no Investment Period, Investment Period Commencement Date, Investment Period Short Fall Amount or Fully Funded Date. In addition, there will be no Negative Carry Reserve Fund with respect to the series 2000-2 certificates and thus there will be no Negative Carry Reserve Fund Deposit Amount, Negative Carry Reserve Fund Required Amount or Negative Carry Subordinated Amount.

     "Accumulation Period Commencement Date" means the first day of the nth full due period prior to the expected payment date where n is the number of due periods in the Accumulation Period Length; provided, however, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other outstanding series shall have entered into an Investment Period or an Early Amortization Period; and provided further that, if the Accumulation Period Length and the Accumulation Period Commencement Date have been determined previously but the Accumulation Period has not commenced and any other outstanding series shall enter into an Investment Period or any Early Amortization Period, the Accumulation Period Commencement Date shall be the date that the outstanding series shall have entered into an Investment Period or an Early Amortization Period.

     "Accumulation Period Length" means a period which is between one and nine due periods and which is determined by the servicer in its sole discretion on or prior to the first day of the due period which is nine months prior to the due period related to the distribution date which is the expected payment date.

     "LIBOR" means the interest rate determined by the trustee in accordance with the following provisions:

     (1) On each LIBOR Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Determination Date. These posted offered rates are for value on the second business day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two of these offered rates appear on the Reuters Screen LIBO Page, the rate for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of these offered rates as determined by the trustee. If fewer than two offered rates appear, LIBOR in for that LIBOR Determination Date will be determined as if the parties had specified the rate described in (2) below.

     (2) On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (1) above, LIBOR will be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, those deposits commencing on the second London business day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. The trustee will request the principal London office of each of those Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, LIBOR for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of those quotations. If fewer than two quotations are provided, LIBOR for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York selected by the trustee at approximately 11:00 A.M., New York City time, on that LIBOR Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, those loans commencing on the second London business day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time, provided, however, that if the banks in the city of New York selected as aforesaid by the Trustee are not quoting as mentioned in this sentence, LIBOR with respect to that LIBOR Determination Date will be LIBOR in effect immediately prior to that LIBOR Determination Date.

     "LIBOR Determination Date" means, with respect to any distribution period, the date which is two London business days prior to the start of that
distribution period, which for the initial distribution period is           ,
2000.

     "Minimum Series Seller's Interest" means, for any business day, the sum of
(a) the Available Subordinated Amount as of the end of the preceding transfer date and (b) the Required Excess Seller Interest as of the end of the preceding distribution date.

     "New Vehicle Monthly Interest Rate" means, for any due period, the product of:

     (1) the per annum rate of interest and finance charges billed by Navistar Financial during that due period on dealer notes financing new vehicles; and

     (2)  the quotient of:

        (a)  the number of days during that due period, and

        (b)  the actual number of days in the related calendar year.

     "Offered Certificate Rate" means the interest rate on the series 2000-2 certificates, which shall be calculated on the basis of actual days elapsed and a 360-day year, and for the initial distribution period and for each subsequent distribution period will equal LIBOR as of the applicable LIBOR Determination
Date plus   %.

     "Projected Dealer Note Income" means, on any transfer date, an amount equal to the sum of:

     (1)  the product of:

        (a) the principal amount of dealer notes financing new vehicles outstanding on that transfer date,

        (b) the New Vehicle Monthly Interest Rate for the due period in which that transfer date occurs, and

        (c)  the Series Allocation Percentage for that due period; and

     (2)  the product of:

        (a) the principal amount of dealer notes financing used vehicles outstanding on that transfer date,

        (b)  the Used Vehicle Monthly Interest Rate for that due period, and

        (c)  the Series Allocation Percentage for that due period.

     "Projected Monthly Interest" means, on any LIBOR Determination Date that relates to a distribution period, an amount equal to the product of (1) the Offered Certificate Rate for that distribution period, (2) the Invested Amount as of the immediately preceding distribution date and (3) the result of the actual number of days in that distribution period divided by 360.

     "Projected Monthly Servicing Fee" means, on any transfer date with respect to the due period in which that transfer date occurs, an amount equal to one-twelfth of the product of (1) 1%, (2) the aggregate principal amount of dealer notes as of that transfer date, (3) the Series 2000-2 Allocation Percentage for the due period related to that transfer date and (4) the Floating Allocation Percentage for the due period related to that transfer date.

     "Projected Spread" means, on any transfer date with respect to the distribution period next following the distribution period to which that transfer date relates, the sum of:

     (1)  the positive amount, if any, by which

        (a) the sum of Projected Monthly Interest for that distribution period and the Projected Monthly Servicing Fee for the due period in which that transfer date occurs exceeds;

        (b)  the Projected Dealer Note Income as of that transfer date; and

     (2)  1.25% of the Invested Amount as of the preceding distribution date.

     "Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York, Swiss Bank Corporation and Barclays Bank PLC.

     "Required Excess Seller Interest" means, for any business day, 3.0% of the Invested Amount as of the end of the preceding distribution date (and 3% is the "Required Excess Seller Interest Percentage" ).

     "Required Subordinated Amount" means, for any transfer date, an amount equal to 87.1% of the Maximum Subordinated Amount as of that transfer date.

     "Series Allocable Servicing Fee" equals, for each due period occurring prior to the earlier of the first distribution date following the Series Termination Date and the first distribution date on which the Invested Amount is zero, an amount equal to one-twelfth of the product of (1) 1%, (2) the aggregate principal amount of dealer notes outstanding as of the last day of that due period, and (3) the Series Allocation Percentage for that due period.

     "Used Vehicle Monthly Interest Rate" means, for any due period, the product of:

     (1) the per annum rate of interest and finance charges billed by Navistar Financial during that due period on dealer notes financing used vehicles; and

     (2)  the quotient of:

        (a)  the number of days during that due period, and

        (b)  the actual number of days in the related calendar year.

RATINGS OF THE CERTIFICATES

     We will not issue the series 2000-2 certificates unless they are rated in
the highest long-term rating category by each of           and           . The
rating of the series 2000-2 certificates addresses the likelihood of the timely payment of interest at the Offered Certificate Rate and the ultimate payment of principal by the Series Termination Date on the series 2000-2 certificates. However, a rating agency does not evaluate, and the rating of the series 2000-2 certificates does not address, the likelihood that the outstanding principal amount of the series 2000-2 certificates will be paid on the expected payment date or the likelihood of the payment of any penalty interest. The rating of the series 2000-2 certificates is based primarily on the value of the dealer notes and the rating requirements for investments of funds in Eligible Deposit Accounts maintained for the benefit of the series 2000-2 certificateholders and the level of subordination of the Seller's Interest. A rating is not a recommendation to buy, sell or hold securities, because the rating does not comment as to the market price or the suitability for a particular investor. We cannot assure that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, future circumstances warrant a rating change.

EARLY AMORTIZATION EVENTS

     An "Early Amortization Event" for series 2000-2 refers to any of the following events:

          (1) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with that Act;

          (2) the Invested Amount is not reduced to zero by the expected payment date;

          (3) the United States government or any government agency or instrumentality files a notice of a lien under Internal Revenue Code sec. 6323 or any similar statutory provision (including, but not limited to, 302(f) or sec. 4068 of ERISA) on the assets of Navistar Financial or the seller which is or may in the future be prior to the lien of the trustee on the assets of the trust (including without limitation proceeds of the dealer notes);

          (4) failure on the part of the seller (a) to make any payment, distribution or deposit required under the pooling and servicing agreement on the date due or within five business days after the due date or (b) to observe or perform in any material respect any other material covenants or agreements of the seller, which continues unremedied for a period of 60 days after written notice of that failure shall have been given to the seller;

          (5) any representation or warranty made by the seller in the pooling and servicing agreement or any information contained in the schedule of dealer notes delivered to the trust shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused that representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of that incorrectness shall have been given to the seller and as a result of which the interests of the series 2000-2 certificateholders are materially and adversely affected. However, an early amortization event shall not be deemed to occur if the seller has repurchased the related dealer notes or all dealer notes, if applicable, during that period in accordance with the provisions of the pooling and servicing agreement;

          (6) the seller shall become legally unable for any reason to transfer dealer notes to the trust in accordance with the provisions of the pooling and servicing agreement;

          (7) on any transfer date, the Available Subordinated Amount for that transfer date will be reduced to an amount less than the Required Subordinated Amount;

          (8) any Servicer Termination Event shall occur which would have a material adverse effect on the series 2000-2 certificateholders and the servicer has received a notice of termination;

          (9) the delivery by the seller to the trustee of a notice stating that the seller will no longer continue to sell dealer notes to the trust beginning on the date specified in that notice;

          (10) on three consecutive determination dates, the "Average Coverage Differential" (which is the average of the highest three of the four most recent Coverage Differentials (which is generally the difference between the annualized percentage yield on the dealer notes and the sum of 1.00% and the Offered Certificate Rate for the related due period)) shall be equal to or less than negative two percent (-2.00%);

          (11) at the end of any due period, the Seller's Interest is reduced to an amount less than the Minimum Seller's Interest and the seller has failed to assign additional dealer notes or cash to the trust in the amount of that deficiency within ten business days following the end of that due period;

          (12) on any determination date, the Turnover is less than 1.7;

          (13) on any determination date, the quotient of (a) the sum of Dealer Note Losses for each of the related due periods and the five immediately preceding due periods and (b) the sum of principal collections for each of the related due periods and the five immediately preceding due periods, is greater than or equal to 1%;

          (14) the occurrence of specified events of bankruptcy, insolvency or receivership relating to the seller, Navistar Financial, International Truck and Engine or Navistar International Corporation; and

          (15) failure on the part of International Truck and Engine to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five business days after the date that deposit is required by the Interest Deposit Agreement to be made.

     Upon the occurrence of early amortization event (3), distributions on the Invested Amount will begin on the next distribution date. Upon the occurrence of any other early amortization event, distributions on the Invested Amount will begin at the time described in the prospectus.

                        OTHER SERIES ISSUED BY THE TRUST

     The table below describes the principal characteristics of the other series of investor certificates issued by the trust which are outstanding on the date of this prospectus supplement.

SERIES 1995-1
Certificate Rate............................................         LIBOR + 0.30%
Closing Date................................................          June 8, 1995
Expected Payment Date.......................................       August 25, 2004
Initial Invested Amount.....................................          $200,000,000
Number of classes within Series.............................                   One
Ordinary means of principal repayment.......................   Accumulation Period
Primary source of credit enhancement........................         Subordination
Series Termination Date.....................................       August 25, 2007
Servicing Fee Percentage....................................                    1%
Subordinated Percentage.....................................                 15.5%
SERIES 1997-1
Certificate Rate............................................         LIBOR + 0.15%
Closing Date................................................       August 19, 1997
Expected Payment Date.......................................       August 25, 2003
Initial Invested Amount.....................................          $200,000,000
Number of classes within Series.............................                   One
Ordinary means of principal repayment.......................   Accumulation Period
Primary source of credit enhancement........................         Subordination
Series Termination Date.....................................       August 25, 2006
Servicing Fee Percentage....................................                    1%
Specified Accumulation Period Commencement Date.............      November 1, 2002
Subordinated Percentage.....................................                 15.5%
SERIES 1998-1
Certificate Rate............................................         LIBOR + 0.16%
Closing Date................................................         July 17, 1998
Expected Payment Date.......................................         July 25, 2008
Initial Invested Amount.....................................          $200,000,000
Number of classes within Series.............................                   One
Ordinary means of principal repayment.......................   Accumulation Period
Primary source of credit enhancement........................         Subordination
Series Termination Date.....................................         July 25, 2011
Specified Accumulation Period Commencement Date.............       October 1, 2007
Servicing Fee Percentage....................................                    1%
Subordinated Percentage.....................................                 15.5%
SERIES 2000-VFC
Certificate Rate............................................
Closing Date................................................      January 28, 2000
Expected Payment Date.......................................
Initial Invested Amount.....................................          $300,000,000
Number of classes within Series.............................                   One
Ordinary means of principal repayment.......................   Amortization Period
Primary source of credit enhancement........................         Subordination
Series Termination Date.....................................
Servicing Fee Percentage....................................                    1%
Subordinated Percentage.....................................                 15.5%

SUBORDINATION OF SELLER'S INTEREST

     The right of the holder of the Seller Certificate to receive payments in respect of the Seller's Interest is subordinated to the interests of the investor certificates, to the extent of the Available Subordinated Amount. The Available Subordinated Amount will initially be 15.5% of the invested amount of series 2000-2. The Available Subordinated Amount will decrease as funds allocated to the Seller's Interest are used to pay interest, servicing fees, and absorb dealer note losses.

     As of the           2000 distribution date (after giving pro forma effect
to the issuance of the series 2000-2 certificates by the trust), the Available
Subordinated Amount was $          million. For additional information regarding
the subordination of the Seller's Interest, see "Description of the Offered Certificates -- Allocation of Collections -- Limited Subordination of Seller's Interest; Spread Account; Liquidity Reserve Account" in the prospectus.

ISSUANCE OF ADDITIONAL CLASSES OF CERTIFICATES

     The seller may in the future issue additional classes of Dealer Note Asset Backed Certificates which would be payable out of Series Allocable Principal Collections and Series Allocable Finance Charge Collections allocated to the series 2000-2 certificates on the basis of the Series Allocation Percentage for the series 2000-2 certificates. A future issuance will require amendment to the pooling and servicing agreement, the supplement with respect to the series 2000-2 certificates and other related documents. Notwithstanding the description under the caption "Description of the Offered Certificates -- Amendments" in the prospectus, the pooling and servicing agreement, may be amended without the consent of the series 2000-2 certificateholders provided that the Rating Agency Condition shall have been satisfied with respect to the series 2000-2 certificates in connection with any future issuance.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions contained in an underwriting agreement,
the seller has agreed to sell to           as the underwriter, and the
underwriter has agreed to purchase from the seller, all of the series 2000-2 certificates.

     The seller does not intend to apply for listing of the series 2000-2 certificates on a national securities exchange. The underwriter intends to make a secondary market in the series 2000-2 certificates but has no obligation to do so. No one can assure that a secondary market for the series 2000-2 certificates will develop or, if it does develop, that it will continue or that it will provide holders of the series 2000-2 certificates with a sufficient level of liquidity of, or trading markets for, the series 2000-2 certificates.

     The seller has been advised that the underwriter proposes initially to offer the series 2000-2 certificates to the public at the public offering prices stated on the cover page of this prospectus supplement, and to specified dealers
at those prices less a concession not in excess of      % per certificate
denomination. The underwriter may allow and those dealers may reallow, a
concession not in excess of      % per certificate denomination. After the
initial public offering, the public offering price and these concessions may be changed.

     In order to facilitate the offering of the series 2000-2 certificates, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the series 2000-2 certificates. Specifically, the underwriter may overallot in connection with the offering, creating a short position in the series 2000-2 certificates, the underwriter may bid for, and purchase, the series 2000-2 certificates in the open market. Any of these activities may stabilize or maintain the market price of the 2000-2 certificates above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

     In the ordinary course of its business, the underwriter and its affiliates have engaged and may in the future engage in commercial banking or investment banking transactions with affiliates of the seller, including the seller's parent, Navistar Financial.

     The seller has agreed to indemnify the underwriter against specified liabilities including liabilities under the Securities Act of 1933 and to contribute to payments the underwriter may be required to make under the Securities Act of 1933.

                                 LEGAL MATTERS

     In addition to the legal opinions described in the prospectus, specified legal matters relating to the series 2000-2 certificates will be passed upon for the underwriter by Mayer, Brown & Platt.

        THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 21, 2000

PROSPECTUS

                      NAVISTAR FINANCIAL DEALER NOTE TRUST
                     DEALER NOTE ASSET BACKED CERTIFICATES
                          ---------------------------

                   NAVISTAR FINANCIAL SECURITIES CORPORATION
                                     SELLER
                          ---------------------------

                         NAVISTAR FINANCIAL CORPORATION
                                    SERVICER
                          ---------------------------

  BEFORE YOU PURCHASE ANY OF       THE TRUST--
  THE CERTIFICATES, YOU            -  may periodically issue asset backed certificates in one
  SHOULD CONSIDER CAREFULLY        or more series
  THE RISK FACTORS BEGINNING
  ON PAGE   IN THIS                -  will own--
  PROSPECTUS.
                                   -  dealer notes arising from a portfolio of truck dealer
  The sole source of               revolving floor plan financing agreements
  payments of the
  certificates is the assets       -  payments due on those dealer notes
  of the trust. The
  certificates are not             -  other property described in this prospectus and in the
  interests in or                  prospectus supplement
  obligations of Navistar
  Financial Securities             -  will not own the dealer accounts from which the dealer
  Corporation, Navistar            notes arise
  Financial Corporation, or
  any other person or              THE CERTIFICATES
  entity.                          -  will represent indebtedness secured by the assets of the trust
  This prospectus may be
  used to offer and sell any       -  will be paid only from the assets of the trust
  series of certificates
  only if accompanied by the       -  will represent the right to payments in the amounts and
  prospectus supplement for        at the times described in the prospectus supplement for that
  that series.                        series
                                   -  offered by this prospectus will be rated investment grade by at least one nationally recognized rating agency
                                   -  may benefit from one or more forms of credit enhancement
                                   -  may be issued as part of a designated series which may
                                   include one or more classes

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
WHERE TO FIND INFORMATION IN THIS
  PROSPECTUS AND THE PROSPECTUS
  SUPPLEMENT.........................        1
SUMMARY..............................        2
  Securities Offered.................        2
  Issuer.............................        2
  Seller.............................        2
  Servicer...........................        2
  Trustee............................        2
  The Trust..........................        2
  Dealer Notes.......................        2
  Servicing the Dealer Notes.........        3
  Offered Certificates...............        3
  Registration of the Offered
     Certificates....................        3
  Issuance of New Series.............        3
  Interest...........................        4
  Principal..........................        4
  Allocations to
     Certificateholders..............        4
  Revolving Period...................        5
  Shared Seller Principal
     Collections.....................        5
  Investment Period..................        5
  Accumulation Period................        6
  Early Amortization Period..........        6
  Negative Carry Reserve Fund........        7
  Spread Account.....................        7
  Subordination of the Seller's
     Interest........................        8
  Liquidity Reserve Account..........        8
  Advances...........................        8
  Interest Rate Swap.................        8
  Tax Status.........................        9
  ERISA Considerations...............        9
  Rating of the Offered
     Certificates....................        9
RISK FACTORS.........................       10
THE SELLER AND THE TRUST.............       16
  Navistar Financial Securities
     Corporation.....................       16
  The Trust..........................       16
USE OF PROCEEDS......................       16
THE NAVISTAR FINANCIAL DEALER FLOOR
  PLAN FINANCING BUSINESS............       17
  Creation of Dealer Notes...........       17
  Credit Approval Process and Credit
     Guidelines......................       18
  Payment Terms......................       19
  Billing and Collection
     Procedures......................       20
  Dealer Monitoring; Write-Offs......       21

                                       PAGE
                                       ----
RELATIONSHIP WITH INTERNATIONAL TRUCK
  AND ENGINE.........................       22
  Interest Deposit Agreements and
     Interest Deposit Accounts.......       22
  Master Intercompany Agreement......       23
  No Guarantee by International Truck
     and Engine......................       23
  Special Price Allowances at
     Retail..........................       23
  Floor Plan Financing Assistance....       24
  Open Account.......................       25
DESCRIPTION OF THE OFFERED
  CERTIFICATES.......................       26
  General............................       26
  Interest...........................       26
  Principal..........................       27
  Book-Entry Registration............       28
  Definitive Certificates............       30
  The Seller's Certificates..........       31
  New Issuances......................       32
  Transfer of Dealer Notes to the
     Trust...........................       33
  Eligible Dealer Notes..............       33
  Certain Representations and
     Warranties; Ineligible Dealer
     Notes; Purchase of
     Certificateholders' Interest....       35
  Due Periods; Distribution
     Periods.........................       37
  Advances...........................       37
  The Servicer.......................       38
  Trust Accounts; Other Accounts for
     the Offered Series..............       40
  Excess Funding Account.............       42
  Negative Carry Reserve Fund........       42
  Interest Rate Swap.................       42
  Allocation of Collections..........       43
  Certificateholder Charge-Offs......       49
  Distributions to Offered
     Certificateholders and the Swap
     Counterparty....................       49
  Investment Events..................       50
  Early Amortization Events..........       50
  Termination; Fully Funded Date.....       51
  Reports to Offered
     Certificateholders..............       52
  Evidence as to Compliance..........       53
  Indemnification of Trust and
     Trustee; Limitation on Liability
     of Certain Persons..............       54
  The Trustee........................       54

                                       PAGE
                                       ----
  Amendments.........................       55
  List of Certificateholders.........       55
  Seller Authorized to File Reports
     Pursuant to Securities Exchange
     Act.............................       55
  Certain Limitations on Rights of
     Certificateholders..............       55
  Governing Law......................       55
DESCRIPTION OF THE PURCHASE
  AGREEMENT..........................       56
  Daily Sales of Dealer Notes........       56
  Representations and Warranties.....       56
  Repurchase Obligations.............       57
  Certain Covenants..................       57
  Termination........................       57
MATERIAL FEDERAL INCOME TAX
  MATTERS............................       57
  General............................       57
  Characterization of the Offered
     Certificates as Indebtedness....       58
Stated Interest on Offered
  Certificates.......................       58
  Original Issue Discount............       58
  Treatment of Market Discount and
     Acquisition Premium.............       59
  Disposition of Investor
     Certificates....................       60

                                       PAGE
                                       ----
  Information Reporting and Backup
     Withholding.....................       60
  Tax Consequences to Foreign
     Holders.........................       60
  Tax Characterization of the
     Trust...........................       61
STATE TAX MATTERS....................       63
  General............................       63
  Illinois and New York..............       63
CERTAIN MATTERS RELATING TO
  BANKRUPTCY.........................       64
CERTAIN MATTERS RELATING TO THE
  DEALER NOTES.......................       65
ERISA CONSIDERATIONS.................       65
PLAN OF DISTRIBUTION.................       66
LEGAL MATTERS........................       67
GLOSSARY.............................       68
ANNEX I..............................       78
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES...........       78
  Initial Settlement.................       78
  Secondary Market Trading...........       78
  Certain U.S. Federal Income Tax
     Documentation Requirements......       79

                  WHERE TO FIND INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide varying levels of detail:

     (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     (2) the prospectus supplement for a series of certificates, which will provide financial and other information regarding the pool of receivables held by the trust and will specify the terms of a particular series of certificates, including:

        -  which classes of the series are being offered;

        - the timing of interest and principal payments for each class of the series;

        - the priority of interest and principal payments for each class of the series;

        - information about credit enhancement for each class of the series, if any;

        -  the ratings for each class of the series; and

        -  the method for selling each class of the series.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THAT SERIES, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the prospectus supplement for your series of certificates. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     We are not offering the certificates in any state where the offer is not permitted.

     You can find definitions of terms frequently used in this prospectus and references to pages where terms are defined under the caption "Glossary" which appears at the end of this prospectus.

     We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

                                    SUMMARY

     This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the certificates. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of a series of certificates, carefully read this entire prospectus and the prospectus supplement for that series.

SECURITIES OFFERED

     Dealer Note Asset Backed Certificates

ISSUER

     Navistar Financial Dealer Note Trust

SELLER

     Navistar Financial Securities Corporation, a wholly owned special purpose financing subsidiary of Navistar Financial Corporation

SERVICER

     Navistar Financial Corporation, a wholly owned subsidiary of International Truck and Engine Corporation (f/k/a Navistar International Transportation Corp.)

TRUSTEE

     The Bank of New York

THE TRUST

     The trust was formed pursuant to a pooling and servicing agreement. The primary assets of the trust consist of a pool of receivables arising under revolving floor plan financing agreements between Navistar Financial and retail truck, bus and trailer dealers. We call these receivables dealer notes. The seller transfers the dealer notes to the trust and grants the trust a security interest in the dealer notes and the other property of the trust.

     The assets of the trust also include:

     - the interest of the seller in any insurance proceeds from the vehicles underlying the receivables;

     - any interest rate swap, interest rate cap, or other interest rate hedge that the trust may enter into or obtain for the benefit of any series; and

     - amounts on deposit in specified trust accounts maintained for the trust or for a series or a class of certificates.
     On each business day, except in certain limited circumstances, Navistar Financial sells dealer notes to the seller and the seller transfers the dealer notes to the trust based on criteria provided in the pooling and servicing agreement. Accordingly, the aggregate amount of dealer notes in the trust will fluctuate from day to day as new dealer notes are generated and as existing dealer notes are paid, charged off as uncollectible or otherwise adjusted or removed from the trust.

DEALER NOTES

     The dealer notes are wholesale notes issued by truck, bus and trailer dealers to finance new and used trucks, buses and trailers manufactured by or for International Truck and Engine and other manufacturers. A dealer note is created when a dealer purchases a new truck or purchases or accepts a used truck or trailer. Navistar Financial purchases dealer notes on a daily basis from International Truck and Engine and from dealers. Currently, the dealer notes bear interest at a floating rate equal to the prime rate plus a margin. See generally, "The Navistar Financial Dealer Floor Plan Financing Business."

     The seller transfers to the trust only those dealer notes that meet predetermined eligibility criteria. The seller may later be required to repurchase any dealer notes that did not meet the eligibility criteria when they were transferred. In this case, Navistar Financial will be required to purchase those ineligible dealer notes from the seller. If a material amount of dealer notes did not meet the eligibility criteria when they were transferred to the trust, the seller may be required to repurchase the interests of the certificateholders. See "Description of the Offered Certificates -- Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

SERVICING THE DEALER NOTES

     The servicer services and administers the dealer notes on behalf of the trust. The servicer collects payments due under the dealer notes in accordance with its customary and usual servicing procedures. The servicer receives a servicing fee with respect to each outstanding series. The servicing fee is determined at the time of issuance of each series and is specified in the prospectus supplement.

OFFERED CERTIFICATES

     The trust will originally issue the offered certificates in minimum denominations of $1,000 and in integral multiples of $1,000. We refer to all allocations to the offered certificateholders as the "Offered
Certificateholders' Interest."

     The offered certificates will represent an undivided beneficial interest in that portion of the trust's assets which are allocated to the Offered Certificateholders' Interest. The offered certificates will represent the right to receive monthly payments of interest at the offered certificate rate and the payment of principal on the expected final payment date up to the invested amount.

     The trust will pay interest and principal to certificateholders only from the following sources:

     - principal collections and finance charge collections on the dealer notes;

     -  income from the investment of trust funds;

     -  any net payments from interest rate swaps; and

     - any other amounts described in this prospectus or a prospectus supplement.

     Any other amounts received by the trust will be allocated to the seller or to other outstanding series.

     The principal amount of the seller's interest in the trust property will fluctuate under the following conditions:

     - as the outstanding principal amount of any variable funding certificate issued by the trust changes;

     - as the aggregate principal amount of the dealer notes in the trust changes; and

     -  as the trust issues new series and pays off outstanding series.

     The offered certificates represent beneficial interests in the trust only and do not represent interests in or obligations of Navistar Financial or the seller. The offered certificates and the dealer notes are not insured or guaranteed by Navistar Financial, the seller, any affiliate of Navistar Financial or the seller, or by any governmental agency.

REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates will initially be represented by one or more certificates registered in the name of Cede, as the nominee of DTC. A person acquiring an interest in the offered certificates generally will not be entitled to receive a definitive certificate representing that person's interest. See "Description of the Offered Certificates -- Definitive Certificates."

ISSUANCE OF NEW SERIES

     The seller may cause the trustee to issue one or more new series of certificates. The seller will do so by issuing a supplement that will specify the principal terms of the new series. Any new series may have the benefit of various types of credit enhancement.

     The seller may offer any series to the public in transactions registered under the Securities Act or to other investors in transactions exempt from registration under the Securities Act. The trustee and the servicer do not expect to file periodic reports with the Securities Exchange Commission or otherwise publicize the issuance of a series exempt from registration under the Securities Act. See "Risk Factors -- Issuance of additional series could adversely impact the trust" for a discussion of the impact that the issuance of a new series may have on the offered series.

     To issue a new series, the seller must deliver to the trustee a supplement specifying the principal terms of the new series, an opinion of counsel regarding tax matters, and assurance that the new series will not cause a rating agency to lower its rating on any outstanding series. See "Description of the Offered Certificates -- New Issuances."

INTEREST

     Monthly interest on the certificates will accrue at the offered certificate rate on the invested amount. Monthly interest will accrue from the most recent distribution date on which interest has been paid (or, with respect to the initial distribution date, from the closing date) to but excluding the current distribution date.

     The trust will pay monthly interest on the twenty-fifth day of each month, or the next business day if the twenty-fifth day is not a business day. Monthly interest for any distribution date due but not paid on that distribution date will be due on the next distribution date.

     The trust will pay monthly interest and any net swap payments from finance charge collections, investment income, any net swap receipts and other amounts. Under certain circumstances, the trust will pay monthly interest and any net swap payments from amounts in the spread account, the negative carry reserve fund, the liquidity reserve account and available seller's finance charge collections. However, the trust will pay these amounts only to the extent described in this prospectus and the prospectus supplement.

PRINCIPAL

     The trust expects to make the final payment of principal on the offered certificates on the expected payment date. However, the final principal payment may be made earlier if an early amortization event occurs or an early distribution election is made in connection with an investment event. See "Investment Period" below. The final principal payment may also occur later under those circumstances described in this prospectus.

     Unless an early amortization event occurs or an early distribution election is made in connection with an investment event, we expect that principal will be paid in one lump sum on the expected payment date. If an early amortization event occurs, an early amortization period will begin. In this case, unless otherwise provided in the prospectus supplement, principal will be paid to the offered certificateholders on each following distribution date. These principal payments will begin in the first distribution period following the due period in which the early amortization period begins.

     The trust makes principal payments from those principal collections on the dealer notes which are allocated to the offered series as described in this prospectus. See "Risk Factors -- A bankruptcy of Navistar Financial or the seller may delay or reduce payments on the certificates."

ALLOCATIONS TO CERTIFICATEHOLDERS

     The trust allocates finance charge collections, principal collections and dealer note losses to each outstanding series based upon that series' interest in the trust relative to each other series. The amounts allocated to each series are then allocated among the certificateholders of each outstanding series.

     In addition, a portion of the seller's interest is subordinated to the interests of the certificateholders. We describe the extent of this subordination below in "-- Subordination of the Seller's Interest."

     Some amounts may be allocated to the certificateholders but may not be needed to pay servicing fees, monthly interest, principal or other payments to certificateholders. These amounts may be reallocated to other series to the extent that those other series experience shortfalls in payments due to them. Otherwise, these amounts will be allocated to the seller.

     During the revolving period, principal collections will generally be allocated to the seller to purchase more dealer notes. During the revolving period, principal collections may also be available to cover shortfalls for any other series that is in an amortization, early amortization or accumulation period. Otherwise, principal collections generally will be allocated to any variable funding certificate issued by the trust. In some circumstances, principal collections allocable to the seller may instead be held in the excess funding account so that the seller maintains its interest in the trust at the required minimum level. The trust will invest any amounts on deposit in the excess funding account in eligible investments.

     During an accumulation period, investment period or early amortization period, principal collections allocable to the offered certificateholders' interest will be combined with principal collections allocable to other series. The trust will either hold these funds in the series principal account and pay them to certificateholders, or hold these funds until the final expected payment date. During an accumulation period, the trust may deposit funds into the series principal account up to a monthly predetermined maximum, after which excess funds will be paid to the seller. See "Description of the Offered Certificates -- Principal."

REVOLVING PERIOD

     The revolving period begins on the closing date and ends when an accumulation period, investment period, or early amortization period begins. During the revolving period, principal collections are effectively reinvested in the trust. This reinvestment enables investor certificateholders to invest in the trust for a period that is expected to exceed substantially the average maturity of the dealer notes. See "Description of the Offered
Certificates -- Investment Events; Early Amortization Events" for a discussion of certain events that might lead to the termination of the revolving period before the beginning of the accumulation period.

SHARED SELLER PRINCIPAL COLLECTIONS

     During the revolving period and the accumulation period, shared seller principal collections will be allocated among any other series that provide for shared seller principal collections to cover principal shortfalls. Next, shared seller principal collections will be allocated to the excess funding account, if necessary, or paid to the seller. Shared seller principal collections will not be paid during any investment period or early amortization period.

INVESTMENT PERIOD

     The prospectus supplement for the offered series will specify whether the terms of an offered series will include investment events and investment periods. Unless an early amortization period commences, if an investment event occurs, the offered certificates will have an investment period which will begin on the investment period commencement date and, except as described below, will continue until the earlier of:

     (1)  the beginning of an early amortization period; and

     (2) payment of the invested amount in full on the expected payment date. During the investment period, the trustee will deposit offered series principal collections and other amounts allocable to the offered certificateholders' interest into the series principal account on each distribution date or business day, respectively. The trust will use funds in the series principal account to pay principal to the offered certificateholders on the expected payment date or any early distribution date. During an investment period, the trust will invest funds held in the series principal account in eligible investments to avoid accelerating the repayment of the invested amount. The amount to be deposited in the series principal account on any distribution date during the investment period will not be limited to any controlled deposit amount.

     On the fully funded date, the offered certificateholders will no longer have any interest in the dealer notes. Also, all of the representations and covenants of the seller and the servicer relating to the dealer notes, as well as certain other provisions of the pooling and servicing agreement and all remedies for breaches of that agreement, will no longer accrue to the benefit of the offered certificateholders. The fully funded date is the first distribution date falling in an investment period on which:

     (1) the amount on deposit in the series principal account equals the invested amount; and

     (2) the cumulative amount on deposit in the negative carry reserve fund (excluding any investment earnings) equals the negative carry reserve fund required amount (without giving effect to clause (b) in the definition thereof).

     On and after the fully funded date, the offered certificateholders will instead have an interest in the funds on deposit in the series principal account, the distribution account and the negative carry reserve fund, investment income on all of those funds, the interest rate swap and net swap receipts. In addition, upon the occurrence of the fully funded date, no finance charge collections, principal collections or dealer note losses will be allocated to the offered series. If the final distribution has been made for other series or the fully funded date has occurred for each other series, the trustee will convey and transfer all right, title and interest in and to the dealer notes to the seller. See "Description of the Offered Certificates -- Termination; Fully Funded Date."

     During an investment period, the amount of funds available to pay monthly interest and net swap payments may (before application of the negative carry reserve fund) be less than funds available during the revolving period. This is because funds on deposit in the series principal account are expected to earn interest at a lower rate than the rate payable on the dealer notes. The negative carry reserve fund is designed to remedy this situation by providing an additional source of funds for the payment of monthly interest and net swap payments.

     A prospectus supplement may provide for early distributions of principal to certain offered certificateholders on the early distribution date. In this case, the terms "early distribution," "early distribution amount" and "early distribution date" will be defined in the prospectus supplement. If the prospectus supplement does not provide for early distributions, these terms will not be operative.

ACCUMULATION PERIOD

     The offered certificates will have an accumulation period unless an investment period or an early amortization period begins or unless otherwise specified in the prospectus supplement. An accumulation period allows for the accumulation of principal in the series principal account in anticipation of a lump sum payment on the expected payment date. The accumulation period will begin on the accumulation period commencement date and continue until the earliest of

     (1)  the beginning of an investment period;

     (2)  the beginning of an early amortization period; and

     (3)  payment of the invested amount in full.

     During the accumulation period, offered series principal collections and specified other amounts allocable to the offered certificateholders' interest will be deposited on each business day in the series principal account. The trustee will use funds in the series principal account to pay principal to the offered certificateholders when due. The cumulative amount to be deposited in the series principal account for any due period during the accumulation period will be limited to the controlled deposit amount.

     On or prior to the distribution date which is ten months prior to the expected payment date, the servicer will determine:

     - the accumulation period length, which is the number of due periods in the accumulation period; and

     - the accumulation period commencement date, which is the day on which the accumulation period begins and which will be the first day of a due period.

     However, if any other outstanding series shall have entered into an investment period or an early amortization period prior to the accumulation period commencement date, then the accumulation period will begin on the specified accumulation period commencement date. The specified accumulation period commencement date shall be stated in the prospectus supplement.

     In addition, if the accumulation period length and the accumulation period commencement date have been determined but the accumulation period has not begun, and any other series enters into an investment period or an early amortization period, the accumulation period commencement date will be the date that the other series has entered into its investment period or early amortization period.

     Other series issued by the trust may have either an accumulation period or an amortization period. These other accumulation periods or amortization periods may have different lengths and begin on different dates. Thus, some series may be in their revolving periods, while others are in periods during which aggregate principal collections are distributed to, or reserved for, those series having an accumulation period or amortization period.

EARLY AMORTIZATION PERIOD

     During an early amortization period, certificateholders will receive an accelerated repayment of principal, but only to the extent of offered series principal collections. The prospectus supplement for an offered series will specify early amortization events, which are events that trigger an early amortization period.

     In the event of an early amortization period, the revolving period, the investment period or the accumulation period, as applicable, will terminate. The offered series principal collections and specified other amounts allocable to the offered certificateholders' interest will no longer be paid to the seller, to the holders of any other outstanding series or to the holders of any retained interest in the excess funding account. Instead, these funds will be distributed to the offered certificateholders, unless otherwise specified in the prospectus supplement. These monthly distributions will begin on the distribution date following the due period in which an early amortization period begins.

     During an early amortization period, distributions of principal on the offered certificates will not be subject to the controlled deposit amount. During an early amortization period, any amounts in the series principal account and in the excess funding account that are allocable to the offered series will be paid to the offered certificateholders up to the invested amount. An investment period will not begin during an early amortization period.

NEGATIVE CARRY RESERVE FUND

     The prospectus supplement will specify whether the terms of the offered series will include a negative carry reserve fund. The negative carry reserve fund provides an additional source of funds to make monthly interest payments and net swap payments during an investment period, early amortization period or accumulation period. In limited instances the trustee may use the negative carry reserve fund to fund the liquidity reserve account and to make principal payments with respect to the offered certificates.

     The trustee may withdraw funds from the negative carry reserve fund to pay monthly interest and any net swap payments if the sources of funds from the trust are insufficient to make these payments. The trustee will make payments pro rata to the certificateholders and the swap counterparty based on the amount of the shortfalls. The trustee will first apply any funds from the spread account and, during an early amortization period or investment period, the liquidity reserve account.

     The negative carry reserve fund will be funded only after the occurrence of an investment event or an early amortization event or during the accumulation period. The negative carry reserve fund will be funded from available seller's finance charge collections and available seller's principal collections. Deposits into the negative carry reserve fund will be limited to the negative carry reserve fund deposit amount.

SPREAD ACCOUNT

     The trustee will establish and maintain a spread account, which is intended to provide an additional source of funds for the payment of monthly interest, net swap payments, the offered series servicing fee and certain other deficiencies and losses on the dealer notes. In limited instances the spread account will also be used to fund the liquidity reserve account and to make principal payments with respect to the offered certificates.

     The spread account will be funded initially in an amount up to the projected spread with funds otherwise allocable to the seller. On each transfer date, the servicer will calculate the projected obligations of the trust (monthly interest, new swap payments and offered series servicing fee) and the projected income of the trust for the next distribution period. If the trust's projected obligations exceed the trust's projected income, the amount in the spread account will increase.

     If the trustee is unable to pay the trust's obligations from collections on the dealer notes, net swap receipts and certain other amounts, the trustee shall withdraw funds from the spread account to pay the trust's obligations. The trustee shall make these payments in the order of priority described in this prospectus and in the prospectus supplement.

     The amount required to be maintained in the spread account may be reduced upon satisfaction of the rating agency condition. The spread account is not required to be funded after the fully funded date. Funds on deposit in the spread account will not be available to make payments to certificateholders after the fully funded date. See "Description of the Offered
Certificates -- Allocation of Collections -- Limited Subordination of Seller's Interest; Spread Account; Liquidity Reserve Account."

SUBORDINATION OF THE SELLER'S INTEREST

     Until the fully funded date, the seller's right to receive payments in respect of the seller's interest in the trust will be subordinated to the interests of the offered certificateholders. This subordination is limited to the available subordinated amount during the revolving period. During an accumulation period, investment period or early amortization period, the amount of subordination will be the available subordinated amount plus the negative carry subordinated amount.

     If available certificateholder interest collections and any net swap receipts are insufficient to cover any offered series servicing fee, accrued monthly interest, any net swap payment, and the offered series dealer note losses, a limited portion of the seller's interest in the trust will be available to make up the deficiency. If this portion is not sufficient, specified amounts in the spread account and, in some circumstances, the liquidity reserve account and the negative carry reserve fund, will also be available to cover the deficiency. See "Description of the Offered Certificates -- Allocation of Collections -- Limited Subordination of Seller's Interest; Spread Account; Liquidity Reserve Account."

     The available subordinated amount for the first due period will equal the product of the invested amount and the subordinated percentage. The subordinated percentage will be stated in the prospectus supplement. The available subordinated amount for each subsequent transfer date will be reduced by amounts previously drawn from the seller's interest in the trust and, subject to certain limitations, by reductions in the invested amount.

     Reductions in the available subordinated amount will be reinstated to the extent available certificateholder interest collections, net swap receipts and excess interest collections are paid to the seller or, during any investment period or early amortization period, deposited in the liquidity reserve account. The available subordinated amount will never exceed an amount equal to the subordinated percentage multiplied by the invested amount.

LIQUIDITY RESERVE ACCOUNT

     The liquidity reserve account will only be established if an investment period or an early amortization period occurs. The purpose of the liquidity reserve account is to cash-collateralize the available subordinated amount during an investment period or an early amortization period. In addition, in specified circumstances, the liquidity reserve account provides an additional source of funds to make principal payments with respect to the offered certificates.

     If an investment period or an early amortization period begins, funds in the spread account will be deposited in the liquidity reserve account. During an investment period or an early amortization period, available seller's finance charge collections and available seller's principal collections will be deposited in the liquidity reserve account until the amount on deposit is equal to the available subordinated amount.

ADVANCES

     For any due period, the servicer will make an advance to the trust's collections account to cover all dealer finance charges for that due period which have not been paid by the transfer date. The servicer will not advance funds for the amount of dealer finance charges that the servicer determines will be uncollectible. The servicer will be reimbursed for all or a portion of an advance when the unpaid dealer finance charges relating to the advance are either paid or determined to be uncollectible.

INTEREST RATE SWAP

     In connection with the issuance of any series of offered certificates, the trust may enter into one or more interest rate swap agreements with a swap counterparty. The terms of an interest rate swap will be more fully described in the prospectus supplement. If the trust does enter into an interest rate swap, all terms and provisions described in this prospectus relating to the interest rate swap, including the defined terms "swap counterparty," "swap fixed rate," "swap floating rate," "swap receipt," "swap payment," "net swap receipt" and "net swap payment," will apply and will be operative.

     If the trustee does not enter into an interest rate swap, the above terms and provisions, as well as paragraphs (x) and (y) under "Description of the Offered Certificates -- Allocation of Collections -- Available Certificateholder Interest Collections," will not be operative, unless otherwise specified in the prospectus supplement. The trust will likely not enter into an interest rate swap if the offered certificate rate is a floating rate. We call the floating rate payable by the trust in respect of an interest rate swap or an offered series that bears interest at a floating rate the "applicable floating rate."

     Each interest rate swap will require the swap counterparty to pay to the trust interest at the swap fixed rate. The trust will be obligated to pay to the swap counterparty interest at the swap floating rate. Interest is payable on or before each distribution date. Interest is calculated based on the invested amount as of the preceding distribution date, after giving effect to all distributions on that distribution date.

     We refer to the payment to the trust by the swap counterparty as the "swap receipt" and the payment by the trust to the swap counterparty as the "swap payment." The amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay such that only the net amount will be due from either the trust or the swap counterparty. The net amount owed by the trust is the "net swap payment" and the net amount owed by the swap counterparty is the "net swap receipt."

     Net swap receipts will be allocated and distributed in the same manner as series allocable finance charge collections, except as otherwise described in this prospectus. Net swap payments will be paid, to the extent described in this prospectus, out of:

     -  offered series finance charge collections,

     -  investment income,

     - excess interest collections from other series allocable to the offered series,

     -  withdrawals from the spread account,

     -  withdrawals from the negative carry reserve fund,

     -  withdrawals from the liquidity reserve account, and

     -  available seller's finance charge collections.

     Net swap payments and monthly interest will be paid with equal priority, as described under "Description of the Offered Certificates -- Allocations of Collections."

TAX STATUS

     The seller has received an opinion of tax counsel that under existing law the offered certificates will be treated as indebtedness for federal income tax purposes. Tax counsel has also opined that similar treatment would apply for Illinois income tax purposes and New York income and corporate franchise tax purposes. Each offered certificateholder, by the acceptance of an offered certificate, will agree to treat the offered certificates as indebtedness for United States federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Matters" and "State Tax Matters."

ERISA CONSIDERATIONS

     If the assets of the trust are deemed to be "plan assets" of offered certificateholders, a plan's ownership of the offered certificates might give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Unless certain conditions are satisfied, we cannot assure that the assets of the trust will not be deemed to be "plan assets."

     Regardless of whether or not the assets of the trust are deemed to be "plan assets," however, prior to purchasing offered certificates on behalf of a plan, the plan fiduciary should determine whether an investment in the offered certificates is permitted under the documents and instruments governing the plan. The plan fiduciary should also consult with counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of offered certificates. See "ERISA Considerations."

RATING OF THE OFFERED CERTIFICATES

     We will not issue the offered certificates unless they are rated in the highest rating category by at least one nationally recognized statistical rating organization.

                                  RISK FACTORS

LIMITED ABILITY TO RESELL
CERTIFICATES                 The underwriters for a series of certificates may
                             assist in the resale of those certificates, but they are not required to do so. A trading market for the certificates may not develop. If a trading market does develop, it might not be sufficiently liquid to allow you to resell any of your certificates.

A BANKRUPTCY OF NAVISTAR
FINANCIAL OR THE SELLER MAY
DELAY
OR REDUCE PAYMENTS ON THE
CERTIFICATES                 Navistar Financial will sell dealer notes to the
                             seller, and the seller will transfer the dealer notes to the trust. Navistar Financial and the seller have taken steps, such as the creation of the seller as a special purpose entity, to ensure that the transactions described in this prospectus are respected, and to reduce the likelihood that the seller would voluntarily file for bankruptcy.
                             However, if Navistar Financial or the seller were to become a debtor in bankruptcy, a court could conclude that the dealer notes transferred to the trust are not owned by the trust, but rather are part of the estate of the debtor in bankruptcy. The court may conclude that the transfer of the dealer notes from the party in bankruptcy was not really a sale, but rather a secured financing. The court may also conclude that the party in bankruptcy and the owner of the dealer notes should be treated as a single entity rather than separate entities. If either of these were to occur, you could experience delays or reductions in payments on your certificates as a result of:

                             - the "automatic stay" provisions of the U.S. Bankruptcy Code, which prevent creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in specified circumstances;

                             -  any tax or government liens on Navistar
                                Financial's or the seller's property that arose prior to the transfer of dealer notes to the trust having a right to be paid from collections on the dealer notes before those collections are used to make payments on your certificates; and

                             - the fact that the trust or the trustee may not have a perfected security interest in the financed vehicles or cash collections on the dealer notes held by Navistar Financial at the time a bankruptcy proceeding begins.

                             If Navistar Financial or the seller were to become a debtor in bankruptcy, the seller may be able to recover payments made by it to the trust to repurchase dealer notes prior to the date of the bankruptcy petition. This could result in delays or reductions in payments on your certificates.

                             In addition, if Navistar Financial, International Truck and Engine, any of their affiliates, or any of the manufacturers of the underlying vehicles filed for bankruptcy, the dealers might respond by delaying or withholding payments on the dealer notes, even without legal or contractual justification. This could result in delays or reductions in payments on your certificates.

FAILURE OF NAVISTAR
FINANCIAL OR
THE SELLER TO FULFILL ITS
REPURCHASE
OBLIGATIONS MAY ADVERSELY
AFFECT
THE TRUST                    Navistar Financial, the seller and their respective
                             affiliates generally are not obligated to make payments to you on your certificates and do not insure or guarantee the payment of the dealer notes or your certificates. However, Navistar Financial will make representations and warranties to the seller regarding the characteristics of the dealer notes.
                             The seller will assign these representations and warranties to the trust, and the seller will make its own representations and warranties to the trust in connection with the transfer of the dealer notes to the trust. If Navistar Financial or the seller breaches its representations and warranties, and the breach materially and adversely affects a dealer note or the interests of the certificateholders in that dealer note, the seller will be obligated to repurchase that dealer note from the trust. Navistar Financial would be required to purchase that dealer note from the seller. If Navistar Financial fails to repurchase that dealer note from the seller, the seller may not have adequate funds to repurchase the affected dealer note from the trust and you may experience delays or reductions in payments on your certificates. See "Description of the Offered
                             Certificates -- Certain Representations and
                             Warranties; Ineligible Dealer Notes; and Purchase of Certificateholders' Interest."

                             The trustee has not, and we do not anticipate that the trustee will, make any examination of the dealer notes or the records relating to the dealer notes for the purpose of establishing compliance with eligibility requirements, representations and warranties or any other purpose.

THE TRUST ASSETS ARE
LIMITED TO
THE DEALER NOTES AND
LIMITED
AMOUNTS OF CREDIT
ENHANCEMENT                  The certificates represent obligations of the trust
                             only. The sole source of payments on the certificates are the assets of the trust. The trust will not have any significant assets or sources of funds other than the dealer notes, its limited rights in accounts, and other rights or credit enhancements as specified in the prospectus supplement. The certificates are not obligations of and are not insured or guaranteed by Navistar
                             Financial, the seller or any other entity or person
                             (including any affiliate of Navistar Financial, International Truck and Engine, or the seller). See
                             "Description of the Offered
                             Certificates -- Allocation of Collections."

                             You must rely primarily on payments on the trust's dealer notes, funds in the specified accounts and any other credit enhancements for repayment of your certificates. In addition, you may have to look to the proceeds from the repossession and sale of the collateral that secures defaulted dealer notes and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience delays or reductions in payments on your certificates.

CHANGES IN THE RELATIONSHIP
BETWEEN LIBOR AND THE PRIME
RATE MAY ADVERSELY AFFECT
THE
TRUST The interest rate on dealer notes is presently based on the prime rate, while the interest rate payable on the certificates will be based on the one-month LIBOR. The prime rate, which is an "administered rate," tends to lag behind one-month LIBOR, which is a "market rate." Therefore, the spread between the prime rate and LIBOR could narrow or disappear during periods of rising interest rates.

                             During the past ten years, the prime rate has exceeded one-month LIBOR at all times. However, we cannot assure that the prime rate will continue to exceed LIBOR in the future. In addition, the approximate five week lag between the date on which the interest rate on dealer notes is established by Navistar Financial and the date on which the interest rate on the certificates are fixed could create a distortion during periods of rapidly rising or volatile interest rates. This could occur even though the underlying prime rate-LIBOR relationship remained constant during that period. See "Description of the Offered Certificates -- Due Periods; Distribution Periods."

                             If the positive spread between the dealer note interest rate and the interest rate payable on the certificates declines or disappears in the future, an investment event or early amortization event could occur. If all sources of credit enhancement were exhausted, you could experience delays or reductions in payments on your certificates.

A DEFAULT BY THE SWAP
COUNTERPARTY MAY ADVERSELY
AFFECT
THE TRUST                    A payment default by a swap counterparty will cause
                             an early amortization period to begin and may terminate the interest rate swap. Any amounts on deposit in the negative carry reserve fund will be available to make interest payments on the offered certificates during an early amortization period.
                             Nonetheless, the termination of the interest rate swap could reduce the amount of interest paid on your certificates. See "Description of the Offered
                             Certificates -- Interest Rate Swap" and "-- Early
                             Amortization Events."

THE TRUST DEPENDS ON
NAVISTAR
FINANCIAL AND INTERNATIONAL
TRUCK AND ENGINE TO
GENERATE
NEW DEALER NOTES             The trust completely depends on Navistar Financial
                             as its exclusive source for new dealer notes.
                             Navistar Financial depends on the ability of International Truck and Engine to sell
                             International vehicles to dealers in exchange for new dealer notes.

                             We cannot assure that International Truck and Engine will continue to sell International vehicles at the same rate as in prior years. Decreased sales could result from the possibility of declining sales in the trucking industry generally, strikes, fires or other unforeseeable events. A significant decline in International Truck and Engine's sales of International vehicles may cause delays or reductions in payments on your certificates.

                             International Truck and Engine currently purchases all new International vehicles that Navistar Financial has repossessed from terminated dealers. International Truck and Engine pays cash for these vehicles equal to the balance due on the underlying dealer notes. If International Truck and Engine were to stop purchasing these repossessed vehicles, the amount of dealer notes written off as uncollectible could increase. An increase in the amount of dealer notes written off could result in losses on your certificates if all sources of credit enhancement for your certificates were exhausted. International Truck and Engine currently plans to continue these purchases.

                             International Truck and Engine provides a substantial amount of floor plan and other financial assistance to dealers through a number of formal and informal programs. See "The Navistar Financial Dealer Floor Plan Financing Business" and "Relationship with International Truck and Engine." This financial assistance often accounts for more than half of all outstanding interest obligations on the dealer notes. International Truck and Engine deposits the amount of this assistance in the interest deposit account at approximately the same time that it gives a dealer financial assistance. However, sales of International vehicles could decrease if International Truck and Engine were to discontinue providing financial assistance to dealers. A reduction in sales of International vehicles could cause delays or reductions in payment on your certificates.

                             Navistar Financial currently services the dealer notes. If Navistar Financial were to stop acting as servicer, you could experience delays in payments on your certificates. Navistar Financial plans to continue servicing the dealer notes.

THE FAILURE OF DEALERS TO
MAKE
PAYMENTS ON THE DEALER
NOTES
COULD DELAY OR REDUCE
PAYMENTS
ON THE CERTIFICATES          The trust's ability to make payments on the
                             certificates generally depends on collections from dealers on the dealer notes. The prospectus supplement will describe past patterns of dealer payments on similar dealer notes.

                             The timing of the sale of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of Navistar Financial, the seller and the trust. Navistar Financial does not guarantee that dealers will pay on the dealer notes at the same rate as in the past or in any particular pattern. If the dealers' ability to pay on the dealer notes declines for whatever reason, you might experience delays or reductions in payments on your certificates.

DEALER NOTES MAY BE
UNSECURED
DUE TO SALES OUT OF TRUST    Dealers give Navistar Financial a security interest
                             in the vehicles they purchase to secure their obligations under the dealer notes. When the financed vehicle is sold, Navistar Financial's security interest in the vehicle generally will terminate. If the dealer who sold the vehicle fails to pay Navistar Financial the amount owed on the dealer notes, the dealer notes will become unsecured because the buyer generally takes the vehicle free of the security interest. If the financed vehicle is sold "out of trust," that is, sold without the dealer applying the proceeds of the sale to repay the dealer notes, the trust will not be able to foreclose on the financed vehicle.
                             This may result in delays or reductions in payments on your certificates.

FAILURE OF NAVISTAR
FINANCIAL TO
GENERATE SUFFICIENT NEW
DEALER
NOTES MAY RESULT IN THE
TRUST
HOLDING ASSETS WITH A LOWER
YIELD The trust depends upon Navistar Financial to generate new dealer notes to replace the dealer notes that are repaid. In the event that Navistar Financial is unable to generate sufficient new dealer notes, or is unable to transfer the dealer notes it generates because of restrictions in its financing arrangements or otherwise, the trust will be required to hold cash or investment securities rather than dealer notes. The yield on cash or investment securities may be lower than the yield on dealer notes. Because the trust's assets are the sole source of payments on the certificates, this could result in delays or reductions in payments on your certificates. Navistar Financial does not guarantee that it will continue to generate dealer notes at historical rates. The following events could negatively impact Navistar Financial's ability to generate new dealer notes:

                             - A decline in the manufacture and sale of trucks and trailers due to an economic downturn, a labor disruption, competitive pressure, or other factors

                             -  A change in vehicle distribution practices

                             -  A change in dealer inventory management
                                practices

                             - A change in the interest rates charged by Navistar Financial to dealers

                             - A change in the amounts of the credit lines or other terms offered by Navistar Financial to dealers

                             -  Defaults on accounts by dealers

                             -  Termination of dealer franchises

                             - Dealers becoming insolvent or filing for bankruptcy

                             -  Seasonal fluctuations in the sale of vehicles

DEALER CONCENTRATION MAY
RESULT
IN LARGER LOSSES FROM A
SINGLE
DEALER DEFAULT               As of October 31, 1999, Navistar Financial provided
                             wholesale financing to 332 of International Truck and Engine's domestic dealers. Of these dealers, 100 are expected to account for approximately 75% of the dealer notes. As a result of this level of dealer concentration, the financial failure of any single dealer could adversely affect the offered certificateholders. In order to reduce the potential impact of the financial failure of any single large dealer on the trust, each dealer is subject to a concentration limit. The concentration limit prohibits the trust from holding dealer notes from a single dealer in excess of the greater of the following:

                             (1)  $4,000,000; or

                             (2) 2.0% of the sum of the aggregate principal balance of dealer notes and the aggregate principal amount of funds on deposit in the excess funding account in the trust.

THE ISSUANCE OF ADDITIONAL
SERIES
COULD ADVERSELY IMPACT THE
TRUST We expect the trust to issue additional series in the future. We will deliver a supplement in connection with the issuance of other series which will describe the principal terms of the series. The principal terms may include:

                             - methods for determining applicable allocation percentages and allocating collections;

                             - provisions creating different or additional security or other credit enhancement;

                             - provisions creating different classes of certificates, including subordinated classes of certificates; and

                             - any other amendment or supplement to the pooling and servicing agreement which is applicable only to that series.

                             A new supplement will not change the terms of your certificates or the terms of the pooling and servicing agreement as applied to your certificates. See "Description of the Offered Certificates -- New Issuances." As long as any offered certificates are outstanding, the applicable rating agencies must confirm that they will not lower or withdraw the rating on any offered series before we can execute a supplement and issue the new series. We call this requirement the rating agency condition.

                             The rating agency condition is intended to protect against an adverse effect on the offered certificates. However, the terms of any other series might have an impact on the timing or amount of payments on certificates. The issuance of additional series could reduce excess interest collections which would otherwise be available to your series. For example, the additional series might have a higher interest rate or swap floating rate than your series of certificates.

                             An additional series could also create a longer accumulation period or early amortization period for your series. For example, an additional series could have an expected payment date that would require it to be in an accumulation period at the same time as your series, or an additional series could enter an early amortization period at the same time as your series. Further, the issuance of an additional series will reduce the seller's interest in the trust. A lower seller's interest could increase the possibility that a shortfall in the amount of available dealer notes in the trust would require funds to be retained in the trust and invested in short-term eligible investments in order to maintain the required minimum seller's interest in the trust. Increased holdings of eligible investments in the trust will reduce the overall portfolio yield of the trust, which could cause delays or reductions in payments on your certificates.

                             Upon written request, the seller will provide to you the prospectus or other document describing or summarizing the salient terms of any subsequently issued series. This document will describe the events which could result in the commencement of an early amortization event or investment period with respect to that series.

INTERNATIONAL TRUCK AND
ENGINE'S
ABILITY TO CHANGE TERMS OF
DEALER
NOTES COULD ADVERSELY
IMPACT THE
TRUST International Truck and Engine may change the terms governing new dealer notes at any time so long as any change is made on a non-discriminatory basis. The trust is obligated to acquire only eligible dealer notes, which include those dealer notes with an interest rate:

                             - based on the prime rate or another benchmark floating interest rate; and

                             -  subject to adjustment at least monthly.

                             We cannot assure that the interest rate on dealer notes will always exceed the applicable floating rate. Failing to maintain an appropriate spread between the interest rate on dealer notes and the applicable floating rate may cause delays or reductions in payments on your certificates. See "Risk Factors -- Changes in the relationship between LIBOR and the prime rate may adversely affect the trust."

                            THE SELLER AND THE TRUST

NAVISTAR FINANCIAL SECURITIES CORPORATION

     Navistar Financial Securities Corporation (the "seller") was incorporated in the State of Delaware on September 13, 1990. The seller was organized for the limited purpose of purchasing dealer notes from Navistar Financial Corporation ("Navistar Financial") and transferring those dealer notes to third parties. The seller's executive offices are located at Navistar Financial Securities Corporation, 2850 W. Golf Road, Rolling Meadows, IL, telephone (847) 734-4000.

THE TRUST

     The trust was formed in accordance with the laws of the State of Illinois pursuant to the pooling and servicing agreement. The assets of the trust include:

     - all dealer notes transferred to the trust by the 1990 Trust and all dealer notes thereafter transferred to the trust by the seller, all monies due or to become due and all proceeds of the dealer notes;

     - the interest of the seller in the security interests in the financed vehicles related to the dealer notes and all proceeds of those security interests;

     - the interest of the seller in any amounts recovered by the servicer from any casualty insurance policies covering any dealer with respect to financed vehicles (the "Insurance Proceeds");

     - any interest rate swap, interest rate cap or other interest rate hedge entered into or obtained by the trustee for the benefit of any series; and

     - all funds on deposit in specified accounts of the trust, including funds on deposit in the Series Principal Account, the Distribution Account, the Spread Account, the Excess Funding Account, the Interest Deposit Account, the Negative Carry Reserve Fund and any other Series Account created under a supplement to the pooling and servicing agreement associated with the offered series.

     On each business day (except in certain limited circumstances) during the term of the trust, Navistar Financial sells dealer notes to the seller and the seller transfers those dealer notes to the trust based on criteria provided in the pooling and servicing agreement. Accordingly, the aggregate amount of dealer notes in the trust fluctuates from day to day as new dealer notes are generated and as existing dealer notes are collected, charged off as uncollectible or otherwise adjusted or removed from the trust.

     The trust was formed pursuant to the pooling and servicing agreement for these and similar transactions. Prior to formation, the trust had no assets or obligations. The trust has not engaged and will not engage in any business activity other than:

     - acquiring and holding the dealer notes and the other assets of the trust described in this prospectus and proceeds from those assets,

     -  issuing certificates of any series or class, and

     -  issuing the Seller's Certificate.

                                USE OF PROCEEDS

     Except as provided in the prospectus supplement, the net proceeds from the sale of the offered certificates will be paid to the seller. The seller will use those proceeds (net of any amounts retained in the Excess Funding Account to maintain the Seller's Interest at least equal to the Minimum Seller's Interest) to repay indebtedness to Navistar Financial incurred by the seller in connection with the seller's purchase of dealer notes from Navistar Financial prior to the associated closing date. The seller incurs this indebtedness under a Master Revolving Credit Agreement between Navistar Financial and the seller (the

"Master Revolving Credit Agreement"). Interest accrues on the outstanding principal amount of the note representing this indebtedness (the "Master Revolving Note") at a rate per annum equal to the prime rate of interest announced from time to time by Morgan Guaranty Trust Company of New York. The principal amount of the Master Revolving Note is due and payable on the date on which the Purchase Agreement terminates in accordance with its terms. Navistar Financial will use the proceeds received from the seller to repay outstanding short term indebtedness.

          THE NAVISTAR FINANCIAL DEALER FLOOR PLAN FINANCING BUSINESS

     Wholesale promissory notes issued by dealers to International Truck and Engine Corporation ("International Truck and Engine") or Navistar Financial are conveyed to the trust by the seller under the pooling and servicing agreement. When used in this prospectus, unless the context otherwise requires, "dealer notes" refers to those dealer notes which are held by the trust. The dealer notes are issued by dealers to purchase new vehicles manufactured or distributed by International Truck and Engine (we call these "International vehicles") or other manufacturers (we call these "OEM vehicles") or to finance new trailers, used vehicles and used trailers accepted in trade by dealers or purchased by them (we call these "financed vehicles"). The trust will include dealer notes financing OEM vehicles for a dealer only if Navistar Financial also provides financing for International vehicles for that dealer.

     As of October 31, 1999, Navistar Financial was the principal source of "wholesale" or "floor plan" financing for approximately 332 dealers in the United States. The percentage of new International trucks sold directly to dealers in the United States for which Navistar Financial provided financing was approximately 96%, 95%, 94%, 94% and 93% for fiscal years 1999, 1998, 1997, 1996 and 1995, respectively. Dealers financed by Navistar Financial include medium duty truck dealers, medium and heavy duty truck dealers and a small number of allied equipment manufacturers (such as school bus distributors and manufacturers and distributors of cement mixers) who purchase chassis or other truck components from International Truck and Engine. Navistar Financial services the dealers through its home office located in Rolling Meadows, Illinois and through six district finance offices located throughout the United States.

CREATION OF DEALER NOTES

     Navistar Financial finances 100% of the wholesale invoice price of new financed vehicles, including destination charges. In the case of International vehicles, International Truck and Engine creates a wholesale note upon shipment of each new truck to a dealer and executes that wholesale note under the signature authority of the dealer granted to International Truck and Engine. Navistar Financial purchases all wholesale notes relating to new International vehicles from dealers financed by Navistar Financial on a daily basis from International Truck and Engine, as described in "Relationship With International Truck and Engine."

     Navistar Financial creates wholesale notes with respect to OEM vehicles upon Navistar Financial's receipt of an invoice from the vehicle manufacturer and executes those wholesale note under the signature authority of the dealer granted to Navistar Financial. Navistar Financial finances 75% of the as-is appraised retail value of used vehicles taken in trade by a dealer or purchased by a dealer from outside sources, and 100% of the purchase price for used vehicles purchased by a dealer from an International Truck and Engine Used Truck Center and at 100% of the Navistar Financial appraised value for repossessed vehicles purchased from Navistar Financial. Used vehicles represented approximately 6%, 7%, 8%, 8% and 7% of the aggregate amount of wholesale notes serviced by Navistar Financial as of October 31, 1999, 1998, 1997, 1996 and 1995, respectively. Navistar Financial will continue to purchase from International Truck and Engine wholesale notes issued by a dealer for new International vehicles and to provide floor plan financing to a dealer for used vehicles so long as that dealer's dealer agreement is in effect and that dealer satisfies Navistar Financial's credit guidelines. See "-- Credit Approval Process and Credit Guidelines" and "-- Dealer Monitoring; Write-Offs."

CREDIT APPROVAL PROCESS AND CREDIT GUIDELINES

     Navistar Financial provides floor plan financing to dealers based upon pre-established credit guidelines ("Credit Guidelines"). Navistar Financial must approve each prospective dealer before that dealer receives an International Truck and Engine Dealer Sales/Maintenance Agreement (a "dealer agreement").

     Navistar Financial bases its approval upon a credit evaluation of the principal owners of a prospective dealer and that dealer's capital structure. In conducting a credit evaluation, representatives of Navistar Financial's district finance office will conduct interviews with prospective dealer principal(s), obtain credit applications and personal financial statements, review "letters of intent" provided by management of the prospective dealership and review existing business plans and proposed funding sources for the purchase and/or financing of the prospective dealership (which proposals generally include pro forma financials for the following three to five years). In addition, Navistar Financial will obtain both personal and business credit references and will evaluate any available credit bureau reports.

     If a prospective dealer is approved by Navistar Financial, the dealer and International Truck and Engine enter into a dealer agreement and International Truck and Engine offers the dealer wholesale floor plan terms approved by Navistar Financial. The principal owner of the dealer is generally required by Navistar Financial to guarantee the dealer's obligations to International Truck and Engine and Navistar Financial. Pursuant to the dealer agreement, in order to secure all indebtedness of the dealer to Navistar Financial or International Truck and Engine, the dealer grants to Navistar Financial and International Truck and Engine a first priority security interest in its inventory of new and used vehicles. Generally, the dealer also grants Navistar Financial a security interest in its service parts inventory. Navistar Financial maintains a master physical damage insurance policy providing coverage for each financed vehicle with Harco National Insurance Company ("Harco"), a wholly owned subsidiary of Navistar Financial. The policy provides coverage to Navistar Financial and the related dealer on all financed vehicles for the actual cash value of each financed vehicle up to an aggregate amount of $17 million per contiguous dealer location for each loss occurrence. Harco maintains reinsurance with financially strong, non-affiliated reinsurers for any loss in excess of $250,000 per occurrence. The policy has been endorsed to provide that the seller and the trustee are loss payees as their interests may appear.

     Navistar Financial establishes a base inventory guideline to provide floor plan financing adequate for a dealer's normal vehicle sales. The inventory guidelines are based upon the dealer's financial strength, its current credit and collection history and the dealer's historical or projected sales volume. Navistar Financial reviews a dealer's guideline at least annually.

     Each month, the Navistar Financial corporate office staff and the appropriate district finance office compare each dealer's prescribed inventory guideline with the aggregate principal amount of wholesale notes actually issued by that dealer and outstanding. If the amount of notes outstanding exceeds the dealer's guideline by a certain percentage (the percentage is based upon the dealer's financial strength rating), the Navistar Financial district credit manager may place the dealer on inventory control. In addition, a dealer may also be placed on inventory control if

     -  the dealer fails to remit proceeds as agreed,

     -  if the dealer's new or used vehicle inventory is over-aged,

     -  if the dealer's open account is past due, or

     -  if a dealer's check is returned unpaid.

     Once any dealer is placed on inventory control, the district finance office will report monthly to Navistar Financial's home office management any progress made to resolve the deficiency. Upon its review, Navistar Financial's corporate office management will take appropriate actions with respect to that dealer. For example, International Truck and Engine may be requested to sell and transfer specified truck inventory to another dealer. In extreme cases, Navistar Financial may foreclose on all outstanding wholesale notes, place the dealer on cash-on-delivery terms or terminate the dealer.

     Dealers that are placed on inventory control will not receive Navistar Financial financing for shipments unless specifically approved by Navistar Financial. Accordingly, if International Truck and Engine generates a wholesale note to finance the purchase of an International vehicle by a dealer on inventory control without the prior approval of Navistar Financial, Navistar Financial will charge International Truck and Engine for the amount of that wholesale note. Navistar Financial may approve shipments to a dealer on inventory control to fill orders for trucks that have already been sold to a retail purchaser or to permit the dealer to stock a particular model vehicle. A dealer will remain on inventory control until the circumstances that caused it to be placed on inventory control are remedied to the satisfaction of the district finance office credit manager. Navistar Financial will not purchase the invoice or set up a floor plan note for OEM vehicles if a dealer is in default or shipment is otherwise not approved by Navistar Financial.

     The following table shows the percentage of dealers on inventory control and the percentage of the total wholesale note balances of those dealers as of the end of the fiscal quarters specified:

                                                                                    PERCENTAGE OF NOTES
FISCAL QUARTER                                             PERCENTAGE OF DEALERS      FROM DEALERS ON
ENDING LAST DAY OF                                         ON INVENTORY CONTROL      INVENTORY CONTROL
------------------                                         ---------------------    -------------------
Fiscal Year 1999
  January..............................................             0.6%                    0.1%
  April................................................             0.9                     0.9
  July.................................................             1.2                     0.3
  October..............................................             2.1                     0.5

Fiscal Year 1998
  January..............................................             0.9                     1.2
  April................................................             0.6                     1.7
  July.................................................             0.6                     0.2
  October..............................................             0.6                     0.2

Fiscal Year 1997
  January..............................................             0.8                     1.6
  April................................................             0.8                     1.6
  July.................................................             0.9                     1.3
  October..............................................             0.9                     1.5

Fiscal Year 1996
  January..............................................             2.1                     1.1
  April................................................             1.6                     2.0
  July.................................................             1.9                     2.6
  October..............................................             1.6                     2.1

Fiscal Year 1995
  January..............................................             2.9                     4.9
  April................................................             2.2                     0.9
  July.................................................             2.6                     1.6
  October..............................................             2.3                     1.4

     A key component in Navistar Financial's credit approval system is the dealer's equity position. In the event that a dealer is put on inventory control due to low equity, then its removal from inventory control is dependent upon increasing its sales and profits over the period of time necessary to rebuild its equity.

PAYMENT TERMS

     A wholesale note issued by a dealer for a new financed vehicle is due on the earlier of the sale of the truck or a specified date generally within 12 months from the first day of the calendar month following the date of shipment of the truck to the dealer. If the note is not paid at the end of the 12-month period, the dealer may extend the term of the note for 90 days in exchange for a quarterly curtailment payment equal to 10% of the original balance of the note. These curtailment payments and 90-day extensions are permitted until the balance of the note is paid in full or until the unit is sold, as long as the dealer maintains its floor plan financing arrangements with Navistar Financial and the underlying financed vehicle has not been sold and delivered to the customer. Navistar Financial may, in its discretion, waive any curtailment payment.

     A wholesale note secured by a used vehicle is due on the earlier of the sale of the financed vehicle or a specified date generally no later than 180 days from the date of financing. A dealer is allowed to extend quarterly the term of a used vehicle wholesale note for 90-day periods upon payment of a curtailment amount equal to 10% of the original principal balance of the wholesale note, as long as the vehicle is in dealer inventory. These extensions may continue until the note is paid in full. Navistar Financial may in its discretion waive any curtailment payment.

     Currently, Navistar Financial charges interest on wholesale notes outstanding during any month at a rate equal to the prime rate plus a designated spread. The prime rate is currently reset monthly by Navistar Financial based upon the reference banks' prime rate as of the third Monday of the preceding month and is applied to all balances outstanding during the applicable period. Wholesale notes secured by new vehicles generally bear interest at a spread equal to 1% over the prime rate, while used vehicle wholesale notes generally bear interest at a spread equal to 1 1/2% over the prime rate.

     The competitive rate environment is changing the pricing of dealer floor plan financing. Upon giving notice to the dealers, International Truck and Engine or Navistar Financial may change the reference rate mechanism in any manner -- for example, by changing the reference banks, the intervals between which the reference rate is reset or the reference rate itself -- or the applicable spread(s).

     In addition, Navistar Financial may offer special pricing programs to dealers who enroll in those programs. Navistar Financial is currently offering the Advantage program which allows an enrolled dealer to obtain discounts based on the volume and finance market share of retail finance and lease business generated by that dealer. A dealer can earn rebates that effectively reduce its base floor plan financing charges by up to 100 basis points. Additional pricing actions may be taken by Navistar Financial to meet competition in their market area.

     Navistar Financial also currently charges each dealer a monthly charge, called the flat charge, equal to 0.065% of the dealer's aggregate outstanding wholesale note balance as of the end of each month, subject to specified monthly minimum charges. Under some rebate programs a dealer may reduce its flat charges by up to 50%. Upon giving notice to the dealers, International Truck and Engine/Navistar Financial may change the flat charge percentage.

BILLING AND COLLECTION PROCEDURES

     An open account statement, which describes interest and flat charges and other billing and account information, is prepared by Navistar Financial and distributed on a monthly basis to each dealer. Each dealer's open account statement is generated on approximately the second business day of the month, and payments are due on the fifteenth day of the month in which they are billed. Interest and Flat Charges are billed in arrears. Dealers remit interest payments by check or electronic funds transfer to a lockbox owned by Navistar Financial. See "Relationship with International Truck and Engine -- Open Account."

     Each dealer's monthly open account statement also contains a "Wholesale Note and Inventory Statement" prepared by Navistar Financial, listing each outstanding note issued by the dealer and detailing all credits and debits applied to each wholesale note during the period. Dealers are required to remit principal payments on wholesale notes when due by check or electronic funds transfer to Navistar Financial's lockbox.

DEALER MONITORING; WRITE-OFFS

     Navistar Financial finance sales representatives or agents of Navistar Financial conduct physical inventories of each dealer's inventory on a regular basis to verify that the dealer is paying its wholesale notes upon receiving payment for the related financed vehicles from retail customers. Navistar Financial performs these inventories monthly for most dealers, although some dealers with satisfactory financial strength and good payment histories or with small dealerships in remote areas are inventoried only every sixty to ninety days. The timing of each visit is varied and no advance notice is given to the dealer. Representatives conduct a physical inventory by comparing the serial numbers of the vehicles on the dealers' premises to a current listing of vehicles being financed by Navistar Financial. Representatives also confirm with outside sources such as body shops that they hold units of a dealer's inventory. Navistar Financial district finance offices perform approximately five test checks per month to ensure that each finance sales representative's inventory procedures are proper. Test check procedures are more stringent than inventories and involve a review of a dealer's remittance habits and financial records and an evaluation of that dealer's financial strength.

     When Navistar Financial discovers that a dealer is suffering financial difficulties, Navistar Financial's district finance office closely monitors the dealer while working with the dealer to improve its financial condition. In these circumstances, Navistar Financial field management personnel may perform a more detailed audit to verify a dealer's inventory, cash and sales records. These detailed audits also take place when

     -  the routine inventory reveals a shortage in a dealer's inventory,

     - when Navistar Financial receives from a dealer a check for which the dealer does not have sufficient funds, or

     -  when Navistar Financial deems itself insecure.

     The dealer is required to make a payment in certified funds of all amounts owing to Navistar Financial before the Navistar Financial representative leaves the dealer's premises. If the dealer cannot pay the amount owing to Navistar Financial, Navistar Financial may place the dealer on cash-on-delivery status for parts orders, and prohibit future shipment of vehicle orders to the dealer unless those orders are "sold orders" and specific arrangements are made to assure prompt receipt of the proceeds by Navistar Financial.

     If Navistar Financial's review reveals that a dealer has used proceeds from vehicle sales due to Navistar Financial for other purposes, the Navistar Financial district finance office may place the dealer on cash-on-delivery terms. Navistar Financial causes International Truck and Engine to hold all shipments to the dealer and sends letters to the dealer's guarantors and bank advising them of Navistar Financial's interest in the dealer's funds. In addition, Navistar Financial's district finance office management takes certain actions at the dealership, including obtaining the manufacturer's statement of origin or the certificate of title for each vehicle in the dealer's inventory.

     If a dealer is unable to pay amounts owing to Navistar Financial, International Truck and Engine may terminate that dealer's dealer agreement in accordance with the terms of the dealer agreement and applicable state law. Generally, in these circumstances the dealer will return all new trucks and parts inventory to International Truck and Engine in accordance with the terms of the dealer agreement and will receive credit against the dealer's outstanding wholesale notes. If the dealer resists termination, however, Navistar Financial will declare the dealer in default of its obligations, accelerate its wholesale notes and foreclose on its collateral by taking possession of the dealer's vehicle and parts inventory. If necessary, Navistar Financial will obtain a court order requiring foreclosure. The dealer's new vehicle inventory purchased from International Truck and Engine is returned to International Truck and Engine in exchange for International Truck and Engine's cash payment in full of the dealer's wholesale notes and the fulfillment of any other obligations owing to Navistar Financial subject to the terms of the dealer agreement and applicable state law. Similar arrangements are in effect with other OEM suppliers with respect to OEM notes. Used vehicles are sold to the highest bidder; the proceeds are paid to Navistar

Financial to satisfy amounts owing to it. Navistar Financial will seek to collect any remaining amounts it is owed from any other collateral that it may hold and from the dealer's guarantors.

     Once Navistar Financial has commenced liquidating a dealer's inventory, it writes off any amounts that it identifies as uncollectible. During the course of a liquidation, Navistar Financial may recognize additional losses or recoveries. Collections under a parts security agreement, a guarantee or other security arrangement are generally allocated to the following items in the following order:

     (1) open account balances, new wholesale note balances, parts note balances, deficiency balances on used floor plan notes;

     (2) dealer retail note deficiencies, retail note recourse obligations, and finally;

     (3)  obligations owed to International Truck and Engine by the dealer.

     Dealer notes secured by new OEM vehicles also are generally foreclosed by return of these vehicles to the manufacturer in the event of dealer termination.

                RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE

     International Truck and Engine manufactures and markets medium and heavy duty trucks, including school buses, mid-range diesel engines and replacement parts primarily for sale in the United States and Canada, as well as selected export markets. International Truck and Engine has been manufacturing trucks for approximately 90 years. It is now the industry market share leader in the North American combined medium and heavy duty truck market, offering a full line of diesel-powered products in the common carrier, private carrier, government/service, leasing, construction, energy/petroleum and student transportation markets. International Truck and Engine also produces mid-range diesel engines for use in its medium duty trucks, school buses and selected heavy duty truck models and for sale to original equipment manufacturers. As Navistar Financial is a wholly owned finance subsidiary of International Truck and Engine, the level of Navistar Financial's floor plan financing activity is substantially dependent on the level of sales of International Truck and Engine and its dealers so that any continuing material change in International Truck and Engine and its dealers may have a corresponding effect on Navistar Financial's floor plan financing business.

     International Truck and Engine provides floor plan assistance to dealers through several formal and informal programs, which are specifically discussed in "Special Price Allowances at Retail" and "Floor Plan Financing Assistance." Much of this assistance is provided at the option of International Truck and Engine, which may terminate any of these optional programs in whole or in part at any time.

INTEREST DEPOSIT AGREEMENTS AND INTEREST DEPOSIT ACCOUNTS

     In order to promote the sale of International vehicles, International Truck and Engine periodically grants interest credits to dealers and implements programs pursuant to which International Truck and Engine undertakes to pay, on behalf of the dealers, interest owing on some of the dealer notes. We refer to these dealer notes as non-interest bearing dealer notes. In order to insure that the amount of the interest owed to the trust will be available, International Truck and Engine, the servicer and the trust have entered into an Interest Deposit Agreement. Pursuant to the Interest Deposit agreement, International Truck and Engine makes weekly deposits into the Interest Deposit Account in an amount equal to the amount of interest International Truck and Engine has undertaken during that week to pay on behalf of the dealers. Pursuant to the terms of the Interest Deposit Agreement, International Truck and Engine and the servicer will calculate the ITEC Interest Amount as of the close of business on Friday (or the immediately preceding business day if that Friday is not a business day) of each week and as of the close of business on the last business day of each due period (each, a "Calculation Day").

     If on any Calculation Day the amount on deposit in the Interest Deposit Account which the trustee has established and maintains for the benefit of the certificateholders (the "Interest Deposit Account"), including any interest earned on that account (collectively, the "Deposit Amount"), is less than the ITEC

Interest Amount, International Truck and Engine will deposit the amount of the deficiency in the Interest Deposit Account. However, if on any Calculation Day the Deposit Amount exceeds the ITEC Interest Amount, the servicer will direct the trustee to withdraw the excess from the Interest Deposit Account on the business day following that Calculation Day (the "ITEC Payment Date") and refund that amount to International Truck and Engine.

MASTER INTERCOMPANY AGREEMENT

     The operating relationship between Navistar Financial and International Truck and Engine is governed by a Master Intercompany Agreement dated as of April 26, 1993 and amended from time to time (the "Master Intercompany Agreement").

     Purchase of Notes and Accounts Receivable. The Master Intercompany Agreement requires that International Truck and Engine, with limited exceptions, offer Navistar Financial all wholesale and retail notes and installment sales contracts which International Truck and Engine acquires in the regular course of its business from sales of trucks and related equipment to dealers and customers. These offers must be on terms which will (together with charges made to others for financing services) afford reasonable compensation for the financing services rendered by Navistar Financial to International Truck and Engine and the dealers with respect to the sale of International Truck and Engine products and used goods. Navistar Financial in turn has agreed, to the extent that it is able to finance these purchases, that it will purchase all of these receivables without recourse except those, if any, as to which the risk of loss is unacceptable to Navistar Financial.

     Pursuant to the Master Intercompany Agreement, Navistar Financial also purchases International Truck and Engine wholesale accounts receivable from the dealers arising out of International Truck and Engine's sales of goods (primarily parts) and services to those dealers. Navistar Financial receives compensation from International Truck and Engine in the form of a floating rate service charge for financing these accounts.

     Payments to International Truck and Engine for Administrative and Other Services. The Master Intercompany Agreement provides for payment by Navistar Financial to International Truck and Engine of service fees for data processing and other administrative services provided by International Truck and Engine to Navistar Financial. The amounts of these service fees are agreed upon periodically, taking into consideration the nature and costs of those services. Navistar Financial paid International Truck and Engine service fees of $2.6 million, $2.6 million, $2.1 million, $2.4 million and $2.4 million, for fiscal years 1999, 1998, 1997, 1996, and 1995, respectively.

NO GUARANTEE BY INTERNATIONAL TRUCK AND ENGINE

     None of the operating agreements are guarantees by International Truck and Engine of the interest on or principal of the notes, the account balances or any other obligation of the obligors under the agreements.

SPECIAL PRICE ALLOWANCES AT RETAIL

     International Truck and Engine may agree with a dealer to pay a portion of the principal amount of a wholesale note issued by the dealer when the dealer sells the vehicle financed by that note to a retail customer. These retail special price allowances (in addition to wholesale special price allowances) are intended to respond to competitive pressures by allowing a dealer to offer a lower price to a potential customer.

     Generally, International Truck and Engine will approve a retail special price allowance for a vehicle held in inventory only when the dealer has identified a potential buyer. A representative of the dealer applies for the retail special price allowance over the telephone, at which time a representative of International Truck and Engine asks for certain pertinent information. International Truck and Engine will quote the dealer the retail special price allowance on the telephone and later confirm it on a computer printout sent to the dealer. Once approved, a retail special price allowance is only effective for a 60-day period. If the dealer does not sell the vehicle to the identified customer during that time, the dealer must reapply for, or seek an extension of, the retail special price allowance.

     International Truck and Engine is required to remit the amount of a retail special price allowance to Navistar Financial upon the sale by the dealer of the vehicle financed by the wholesale note. However, Navistar Financial does not reduce the principal balance of the wholesale note until it actually receives payment of the retail special price allowance from International Truck and Engine. Although International Truck and Engine has never failed to make such a payment, it is the policy of Navistar Financial and International Truck and Engine that the dealer is obligated to the holder of the wholesale note for the entire principal amount of the wholesale note until Navistar Financial receives payment from International Truck and Engine. If International Truck and Engine becomes financially unable to continue providing this assistance or otherwise refuses to follow through with its payment obligations, delays in the payment of dealer notes could occur as a result of dealer disputes with Navistar Financial. In a dispute, a dealer could assert that the outstanding balance of the disputed dealer note should be reduced by the amount of any credit or deduction previously approved by International Truck and Engine with respect to that dealer note.

     The amount of retail special price allowances paid by International Truck and Engine in each month during the period October, 1996 through October, 1999, ranged between a low of approximately 0.27% and a high of approximately 2.72% of the outstanding dealer notes during that month.

     The amount of retail special price allowances paid by International Truck and Engine during each of the consecutive 12-month periods ending on the last day of each month from October, 1996 through October, 1999 as a percentage of sales during that period ranged between a low of approximately 2.31% and a high of approximately 6.55%.

     In addition to providing retail special price allowances, International Truck and Engine may also provide wholesale special price allowances to dealers ordering trucks for inventory. Unlike a retail special price allowance, a wholesale special price allowance will reduce the invoice price of the truck and the original principal amount of the wholesale note. Therefore, in contrast to a retail special price allowance, International Truck and Engine has no subsequent principal payment obligation for that wholesale note.

FLOOR PLAN FINANCING ASSISTANCE

     General. International Truck and Engine currently has a number of formal and informal floor plan assistance programs for dealers. International Truck and Engine implements these programs in two ways:

     (1) by issuing dealers interest credits to be applied to their monthly statements, or

     (2) by paying wholesale note interest to Navistar Financial on the dealers' behalf for a specified period of time. In each case, these programs are agreements between International Truck and Engine and the dealers and do not affect the dealers' obligations on the wholesale notes until Navistar Financial receives payment of amounts owing to it on the wholesale notes. International Truck and Engine may choose to discontinue or alter these programs in the future.

     Interest Credits. International Truck and Engine's floor plan assistance terms currently provide that, upon issuance of a wholesale note by a dealer, International Truck and Engine will issue a credit -- an Interest Credit -- to a dealer's floor plan statement and then transfer the Interest Credit to the dealer's open account balance in order to provide the dealer with a specified free interest period for the underlying financed vehicle. International Truck and Engine presently provides a free interest period of 15 days for financed vehicles that the dealer has sold to retail customers, 45 days for financed vehicles that the dealer intends to hold as inventory and 105 days for school bus chassis. The Interest Credit is issued when International Truck and Engine issues an invoice for the financed vehicle and is computed at the interest rate in effect as of that date, taking into account the principal amount of the wholesale note and the number of days covered by the Interest Credit.

     The aggregate amount of Interest Credits is transferred from the dealer's floor plan statement to its open account balance on a monthly basis. If the aggregate amount of these credits exceeds the interest charges for the month, the dealer is entitled to apply the excess to any of its outstanding obligations to Navistar Financial and International Truck and Engine that appear on its open account statement. The dealer remains obligated to pay interest on the wholesale note to which the Interest Credit relates.

     Pursuant to the Interest Deposit Agreement, International Truck and Engine deposits in the Interest Deposit Account on a weekly basis an amount equal to all Interest Credits granted by it to dealers during that week. See "Interest Deposit Agreements and Interest Deposit Accounts."

     Payment of Interest by International Truck and Engine. International Truck and Engine's current floor plan assistance terms also include an agreement by International Truck and Engine to pay interest on behalf of the dealers for the period during which the financed vehicles are in transit to the dealers. In addition, International Truck and Engine periodically implements special sales programs in which it agrees to pay interest on behalf of the dealers for extended periods. Pursuant to the Master Intercompany Agreement, International Truck and Engine pays the amount of interest owing on the wholesale notes directly to Navistar Financial. The dealers are not billed for interest owing on the wholesale notes for the specified period. International Truck and Engine will continue to pay interest on a wholesale note on behalf of a dealer until the first to occur of the end of the specified time period or the sale of the underlying financed vehicle.

     The Interest Deposit Agreement requires International Truck and Engine to deposit in the Interest Deposit Account on a weekly basis an amount equal to the aggregate amount of interest that International Truck and Engine has agreed during that week to pay on behalf of the dealers, regardless of whether that interest has been earned on the wholesale notes or if that interest is to be earned in the future.

     The following table describes the average monthly amount of Interest Credits and International Truck and Engine interest payments (in millions of dollars) for the periods ended on the date specified:

                                                                 YEAR ENDED OCTOBER 31
                                                          ------------------------------------
                                                          1999    1998    1997    1996    1995
                                                          ----    ----    ----    ----    ----
Average monthly amount of Interest Credits............    $1.5    $1.7    $1.4    $1.6    $1.7
Average monthly amount of International Truck and
  Engine interest payments............................     2.9     2.6     1.6     1.4     1.5

OPEN ACCOUNT

     International Truck and Engine sells parts, accessories and other miscellaneous items, and charges for services provided, to dealers through their open accounts. Dealers are billed monthly on their open account balances. International Truck and Engine also issues credits to the open account, which include Interest Credits, warranty work reimbursements, other sales and interest adjustments and miscellaneous credits. A dealer's monthly open account statement includes Navistar Financial's charge to the dealer for accrued wholesale note interest. This charge appears as a net item (which is calculated in the Wholesale Note and Inventory Statement that accompanies the open account statement), and includes the application of any Interest Credits issued to the dealer by International Truck and Engine. The open account statement also contains the flat charge billed to the dealer.

     The open account billing period is for a calendar month, from the first day of the month through the last day of the month (we call the calendar month a "due period"). Navistar Financial issues open account statements on approximately the second business day following the end of the due period. If a dealer fails to pay its open account balance by the fifteenth day of the month following the end of the due period, interest on the balance of the account is charged retroactively from the beginning of that month until the balance is paid. The dealer's open account statement is accompanied by Navistar Financial's Wholesale Note and Inventory Statement, which lists each truck in the dealer's inventory being financed during the month. The Wholesale Note and Inventory Statement shows by unit, the amount of interest charged by Navistar Financial during that month and the amount of interest credits or other adjustments issued by International Truck and Engine. The net interest owed by the dealer after application of interest credits is shown at the bottom of the Wholesale Note and Inventory Statement and is also reflected on the dealer's open account statement.

     Navistar Financial purchases the aggregate open account balances of all dealers from International Truck and Engine on a non-recourse basis. Navistar Financial's purchase of open account items occurs during the month as part of the daily, weekly, or monthly settlements between International Truck and Engine and Navistar Financial pursuant to the Master Intercompany Agreement. Credits due the dealer for warranty work, floor plan interest reimbursement and other items are netted against the price paid by Navistar Financial for the aggregate dealer open account balance.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The offered certificates will be issued pursuant to the pooling and servicing agreement dated as of June 8, 1995, among Navistar Financial Securities Corporation, Navistar Financial, the 1990 Trustee and the trustee, which has been filed as an exhibit to the registration statement of which this prospectus is a part. The trustee will make available for inspection a copy of the pooling and servicing agreement (without exhibits or schedules) and any supplement to offered certificateholders without charge upon written request. The following summary describes certain terms of the pooling and servicing agreement, but does not purport to be complete.

     The offered certificates will evidence undivided beneficial interests in the assets of the trust allocated to the Offered Certificateholders' Interest. The offered certificates represent the right to receive from those assets funds up to -- but not in excess of -- the amounts required to make payments of interest on and principal of the offered certificates pursuant to the pooling and servicing agreement.

     The offered certificates will be available for purchase in minimum denominations and integral multiples of $1,000. The seller will keep or cause to be kept by a transfer agent (initially the trustee) a register for the offered certificates, the certificate register. Unless otherwise designated by the seller in writing to the trustee, the certificate register will be maintained at the corporate trust office of the trustee. The trustee, the paying agent, the transfer agent, and any agent of any of them may treat the person in whose name any offered certificate is registered as the owner of that offered certificate for all purposes, including receiving distributions. None of the trustee, the paying agent, the transfer agent, or any agent of any of them will be affected by any notice to the contrary.

INTEREST

     The rate per annum at which monthly interest for the offered certificates, the Offered Certificate Rate, will accrue will be set forth in the prospectus supplement. During each distribution period, monthly interest on the Invested Amount will accrue at the Offered Certificate Rate for that distribution period and will be payable to the offered certificateholders on each distribution date. Monthly interest will accrue from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date). Monthly interest will accrue to but excluding the current distribution date. If monthly interest is calculated at a fixed rate, it will be calculated on a basis of a 360-day year of twelve 30-day months. If monthly interest is calculated at a floating rate, it will be calculated on a basis of actual days elapsed and a 360-day year. Monthly interest due for any distribution date but not paid on that distribution date will be due on the next distribution date, together with interest on that amount at the Offered Certificate Rate for the distribution period related to that distribution date.

     Offered Series Finance Charge Collections, Investment Income, any net swap receipts and specified other amounts, to the extent described in this prospectus, will be used to make payments of monthly interest to the offered certificateholders and net swap payments to a swap counterparty. Under certain circumstances, monthly interest and any net swap payments will be funded from withdrawals from the Spread Account, withdrawals from the Negative Carry Reserve Fund, withdrawals from the Liquidity

Reserve Account and Available Seller's Finance Charge Collections to the extent described in this prospectus.

PRINCIPAL

     The date on which the final payment of principal with respect to the offered certificates is expected to be made -- the expected payment date -- will be set forth in the prospectus supplement. In general, no principal payments will be made to the offered certificateholders until the expected payment date or until the first distribution date related to the due period in which an early amortization period begins. Although we expect that the final payment of the Invested Amount will be made on the expected payment date, the Invested Amount may be paid earlier or, depending on the actual payment rate on the dealer notes, later. See "Risk Factors -- A bankruptcy of Navistar Financial or the seller may delay or reduce payments on the certificates."

     Distributions on the offered certificates will be made on each distribution date to the holders of offered certificates in whose names the offered certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding that distribution date (each, a "Record Date"). However, the final distribution on the offered certificates will be made only upon presentation and surrender of the offered certificates. Distributions to DTC will be made in immediately available funds.

     On each business day during the revolving period, offered series principal collections, subject to specified limitations, will either be:

     (1) allocated to one or more series which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any series; or

     (2) if no series is then amortizing or accumulating principal in series principal accounts,

        (a) allocated to any variable funding certificate at the seller's option,

        (b) allocated to and deposited in the Excess Funding Account to the extent necessary to maintain the Minimum Seller's Interest, or

        (c)  paid to the seller.

     Unless and until an Early Amortization Event shall have occurred and until the Invested Amount is paid in full, on each transfer date related to a due period occurring during the Accumulation Period or any Investment Period, Offered Series Principal Collections will no longer be paid for the benefit of another series or to the seller as described above. Instead a portion of Offered Series Principal Collections up to the Controlled Deposit Amount for each due period, in the case of the Accumulation Period, or the Invested Amount, in the case of an Investment Period, will be deposited in the Series Principal Account and will be used to pay the Invested Amount on the expected payment date or any Early Distribution Date. As described in "-- Allocations of
Collections -- Principal Collections," Shared Principal Collections and Shared Seller Principal Collections may also be available for deposit into the Series Principal Account in respect of the Invested Amount. If on the expected payment date the amount on deposit in the Series Principal Account is less than the Invested Amount, the Early Amortization Period will begin and on each subsequent distribution date the offered certificateholders will receive distributions of Offered Series Principal Collections until the Invested Amount has been paid in full or the Series Termination Date has occurred. If the expected payment date occurs after the Fully Funded Date, the offered certificateholders will only be entitled to receive the amounts on deposit in the Series Principal Account. See "Description of Offered Certificates -Termination; Fully Funded Date." Even if the amount on deposit in the Series Principal Account on the expected payment date is insufficient to pay the Invested Amount in full, that amount will be distributed to the offered certificateholders at that time.

BOOK-ENTRY REGISTRATION

     Offered certificateholders may hold their offered certificates through DTC (in the United States) or Clearstream Banking or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

     Cede, as nominee for DTC, will be the registered holder of the global offered certificates. Except as described in this prospectus, no offered certificateholder will be entitled to receive a certificate representing that person's interest in the offered certificates. Unless and until definitive certificates are issued under the limited circumstances described below, all references in this prospectus to actions by offered certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references in this prospectus to distributions, notices, reports and statements to offered certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the offered certificates, for distribution to the offered certificateholders in accordance with DTC procedures.

     Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Banking and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in these capacities, the "Foreign Agency Depositaries").

     Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in the ordinary way in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Foreign Agency Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Foreign Agency Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Foreign Agency Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during processing will be reported to the relevant Euroclear or Clearstream Banking Participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates, see Annex I to this prospectus. For information with respect to tax documentation procedures relating to the offered certificates, see Annex I to this prospectus and "Material Federal Income Tax
Matters -- Foreign Holders."

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including underwriters involved in the distribution of the offered certificates). DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Offered certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, offered certificateholders will receive all distributions of principal of and interest on the offered certificates from the trustee through DTC and its Participants. Under a book-entry format, offered certificateholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each date, DTC will forward these payments to its Participants which will then be required to forward them to Indirect Participants or offered certificateholders. We anticipate that the only "Investor Certificateholder" (as this term is used in the pooling and servicing agreement) will be Cede, as nominee of DTC, and that offered certificateholders will not be recognized by the trustee as investor certificateholders under the pooling and servicing agreement. Offered certificateholders will only be permitted to exercise the rights of Investor Certificateholders under the pooling and servicing agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of and interest on the offered certificates. Participants and Indirect Participants with which offered certificateholders have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective offered certificateholders. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an offered certificateholder to pledge offered certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the offered certificates, may be limited due to the lack of a physical certificate for the offered certificates.

     DTC has advised the seller that it will take any action permitted to be taken by an offered certificateholder under the pooling and servicing agreement only at the direction of one or more Participants to whose account with DTC the offered certificates are credited. DTC may take conflicting actions with respect to an undivided interest held by a Participant to the extent that it is directed to do so by such Participant based on such Participant's instructions from various beneficial owners.

     Clearstream Banking, societe anonyme ("Clearstream Banking"), (formerly known as "Cedel International"), 67 Bd Grande-Duchesse Charlotte, L-1331, Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream Banking is owned by a parent corporation, Clearstream Banking International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Clearstream Banking International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream Banking's stock. Clearstream Banking is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeous, the Luxembourg Monetary Authority, which supervises Luxembourg banks. Clearstream Banking provides clearance and settlement services for its customers and currently accepts over 70,000 securities issues for clearance, settlement, and custody. Clearstream Banking's customers consist of broker-dealers, financial institutions, and other securities professionals involved in the movement and/or custody of securities. Clearstream Banking's U.S. customers are limited to brokers, dealers, and banks. Currently, Clearstream Banking has approximately 3000 customers located in over 60 countries, including all major European countries, Canada and the United States.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need or physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear Clearance System cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the offered certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to offered certificates held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Foreign Agency Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Matters." Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Investor Certificateholder under the pooling and servicing agreement or the supplement related to the offered certificates on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream Banking and Euroclear have agreed to the above procedures in order to facilitate transfers of offered certificates among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The offered certificates will be issued in fully registered, certificated form to offered certificateholders or their nominees ("Definitive
Certificates"), rather than to DTC or its nominee only if:

     (1) the seller advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities under the depository agreement with respect to the offered certificates, and the trustee or the seller is unable to locate a qualified successor;

     (2) the seller, at its option, elects to terminate the book-entry system through DTC; or

     (3) after the occurrence of a Servicer Termination Event, offered certificateholders representing beneficial interests aggregating not less a majority of the Invested Amount advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor of DTC) is no longer in the best interests of the offered certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the offered certificates. Upon surrender by DTC of the certificate or certificates representing the offered certificates, accompanied by instructions for re-registration, the trustee will issue the offered certificates in the form of definitive certificates, and thereafter the trustee will recognize each holder of a definitive certificate as an Investor Certificateholder under the pooling and servicing agreement. In the event that definitive certificates are issued or DTC ceases to be the clearing agency for the offered certificates, the pooling and servicing agreement provides that the offered certificateholders will be notified of this event.

     Upon the issuance of definitive certificates, distributions of principal and monthly interest will be made by the trustee directly to the holders of definitive certificates in accordance with the procedures described in this prospectus and in the pooling and servicing agreement. Payments of principal, if any, and monthly interest on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the trustee. The final payment on any offered certificate (whether definitive certificates or book-entry certificates), however, will be made only upon presentation and surrender of the offered certificate at the office or agency specified in the notice of final distribution to offered certificateholders. The trustee will provide this notice to registered offered certificateholders not later than the determination date of the month of the final payment.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, or at any other office as the seller shall designate (initially the corporate trust office). No service charge will be imposed for any registration of transfer or exchange, but the transfer agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration.

THE SELLER'S CERTIFICATES

     The pooling and servicing agreement provides that the seller may exchange one or more portions of the certificate evidencing the Seller's Interest (the "Navistar Financial Securities Corporation Certificate") for one or more certificates (each, a "Supplemental Certificate" and together with the Navistar Financial Securities Corporation Certificate the "Seller's Certificates") for transfer or assignment upon the execution and delivery of a supplement to the pooling and servicing agreement (which supplement shall be subject to the amendment section of the pooling and servicing agreement to the extent that it amends any of the terms of the pooling and servicing agreement) so long as:

     (1) the seller shall have delivered to the trustee and any Enhancement Provider a Tax Opinion with respect to that exchange; and

     (2)  the Rating Agency Condition shall have been satisfied.

     Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in the preceding sentence. Upon satisfaction of the above conditions, the seller may exchange the Navistar Financial Securities Corporation Certificate for one or more Supplemental Certificates in order to transfer a portion of the Seller's Interest, to facilitate the issuance of a new series, or for any other reason. If any Supplemental Certificates are issued, allocations to the Seller's Interest as described in this prospectus will include amounts later allocated between the holder of the Navistar Financial Securities Corporation Certificate and the holders of any Supplemental Certificates.

NEW ISSUANCES

     The pooling and servicing agreement provides that the trustee will issue two types of certificates:

     (1) one or more series of investor certificates (including the offered certificates) which are transferable and have the characteristics described below; and

     (2)  the Seller's Certificates.

     The pooling and servicing agreement also provides that, pursuant to one or more supplements, the seller may cause the trustee to issue one or more new series. Under the pooling and servicing agreement, the seller may specify, among other things, the principal terms with respect to any series. The seller may offer any series to the public under a disclosure document in transactions either registered or exempt from registration under the Securities Act, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the pooling and servicing agreement.

     The pooling and servicing agreement provides that the seller may specify principal terms of a new series such that each series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other series. Further, one or more series may be in their early amortization periods or accumulation periods while other series are not. Thus, one or more series may be amortizing or accumulating principal, while other series are not. Moreover, different series may have the benefits of letters of credit, surety bonds, cash collateral accounts, collateral invested amounts, spread accounts, guaranteed rate agreements, liquidity facilities, tax protection agreements, interest rate swap agreements or other similar arrangements (each, an "Enhancement") which may be issued by different entities. Under the pooling and servicing agreement, the trustee will hold each form of Enhancement only on behalf of the series (or a particular class within a series) with respect to which it relates. The pooling and servicing agreement also provides that the seller may specify different series certificate rates and monthly servicing fees with respect to each series (or a particular class within a series). In addition, the seller has the option under the pooling and servicing agreement to vary among series (or classes within a series) the terms upon which a series (or classes within a series) may be repurchased by the seller.

     Under the pooling and servicing agreement and pursuant to a supplement, a new series may be issued only upon the satisfaction of specified conditions. The seller may cause the issuance of a new series by notifying the trustee at least five business days in advance of the date on which the series will be issued (with respect to any series, the "Series Issuance Date"). The notice shall state the designation of the series (and classes within a series, if any). The pooling and servicing agreement provides that the trustee will issue any series only upon delivery to it of the following:

     - a supplement in form satisfactory to the trustee signed by the seller and the servicer and specifying the Principal Terms of that series;

     -  the form of any Enhancement and any related agreement;

     - an opinion of counsel to the effect that, for federal income tax purposes;

       (1) the issuance will not adversely affect the characterization of the certificates of any outstanding series (including the offered certificates) (or class within a series) either as debt or as a partnership interest,

       (2) the issuance will not cause a taxable event to any certificateholder (including the offered certificateholders) or cause the trust to be treated as an association (or publicly traded partnership) taxable as a corporation (an opinion of counsel to the effect referred to in clauses (1) and (2) with respect to any action is referred to in this prospectus as a "Tax Opinion"), and

       (3) the new series will be characterized as debt or as a partnership interest (other than an interest in a publicly traded partnership) in the hands of any person other than the seller, any affiliate of the seller or any trust in which the seller or any affiliate of the seller holds an interest,

     -  evidence of satisfaction of the Rating Agency Condition; and

     - evidence that the amount of the Seller's Interest as of that date (after giving effect to that issuance and the deposit, if any, of proceeds from that issuance in the Excess Funding Account) will not be less than the Minimum Seller's Interest.

     The proceeds will be deposited in the Excess Funding Account if the principal balance of dealer notes at the time of the new issuance is less than the sum of the Trust Invested Amount and the Minimum Seller's Interest and would constitute, in effect, a "pre-funding" pending an increase in the available amount of dealer notes. The issuance is also subject to the condition that the seller shall have represented and warranted that the issuance shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Investment Event to occur. Upon satisfaction of all these conditions, the trustee will issue the series.

TRANSFER OF DEALER NOTES TO THE TRUST

     The servicer assigns eligible dealer notes ("Assignments") on each business day to the seller on behalf of the trust and is obligated to continue to do so except upon the occurrence of specified bankruptcy events involving the seller, Navistar Financial, International Truck and Engine or Navistar International Corporation. Additionally, the servicer delivers to the trustee on each business day a computer file, hard copy or microfiche list which shall contain a true and complete list of all dealer notes acquired on that business day. This delivery shall be deemed to be an amendment as of that business day to the computer file, hard copy or microfiche list delivered to the trustee containing a true and complete list of outstanding dealer notes conveyed to the trust on or about the date of the pooling and servicing agreement.

ELIGIBLE DEALER NOTES

     The seller obtains from Navistar Financial only those dealer notes that are identified by the servicer as eligible dealer notes. The seller in turn conveys the eligible dealer notes to the trust. See "Description of Offered
Certificates -- Transfer of Dealer Notes to the Trust." In specified circumstances, the seller may be required to repurchase:

     (1) those dealer notes previously transferred to the trust which are ineligible dealer notes from the trust; and

     (2) in the event that a material amount of dealer notes are ineligible dealer notes, the interests in the trust of the certificateholders of all outstanding series (the "Certificateholders' Interest"), from the holders of those series. See "Description of Offered
          Certificates -- Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

     An "eligible dealer note" is any dealer note which meets the following criteria:

     -  it is payable in United States dollars;

     - it was created in compliance with all requirements of law the failure with which to comply would have a material adverse effect on certificateholders;

     - all consents or authorizations of, or registrations with, any governmental authority required to be obtained have been duly obtained, and are in full force and effect as of the date of creation which relate to either;

       (1)  the creation of the dealer note or the related dealer agreement, or

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

       (2) the execution, delivery and performance by any person who sells OEM vehicles to a dealer and who has entered into an agreement for the benefit of Navistar Financial to repurchase new vehicle inventory from Navistar Financial upon Navistar Financial's foreclosure upon that inventory owned by that dealer (subject to those customary conditions and limitations as are acceptable to Navistar Financial) (an "OEM Supplier") or by International Truck and Engine of the dealer agreement pursuant to which dealer note was created,

     - at all times following the transfer of the dealer note to the trust, the trust will have good and marketable title to the dealer note, free and clear of all liens arising prior to the transfer or arising at any time under or through any member of Navistar International Corporation, International Truck and Engine, Navistar Financial, Navistar Financial Securities Corp. and any other direct or indirect subsidiaries of Navistar International Corporation (the "Navistar Group");

     - it will at all times be the legal, valid and binding payment obligation of the dealer, enforceable against that dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws, and except as enforceability may be limited by general principles of equity;

     - it constitutes either an "account," "chattel paper" or a "general intangible" under and as defined in Article 9 of the Uniform Commercial Code;

     - it is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the dealer, other than defenses arising out of applicable bankruptcy or other similar laws, and except as enforceability may be limited by general principles of equity;

     - at the time of transfer of the dealer note to the trust, the servicer has satisfied its obligations with respect to that dealer note;

     - at the time of transfer of the dealer note to the trust, the servicer has not taken nor failed to take any action which would impair the rights of the trust or the holders of interests in the trust;

     - at the time of transfer of the dealer note to the trust, the dealer note has not been issued by a dealer that is insolvent;

     - at the time of transfer by the seller of the dealer note to the trust, the dealer note has not been issued by a dealer that has been placed on cash-on-delivery terms by the servicer;

     - at the time of transfer by the seller of the dealer note to the trust, the dealer note is not past due over thirty days;

     - it has not been issued by a dealer in connection with the dealer's purchase of parts from International Truck and Engine or an OEM Supplier;

     - when the principal amount of the dealer note is added to the principal amount of the other outstanding dealer notes issued by the same dealer previously or concurrently transferred to the trust, the dealer note shall not cause the sum of the principal amounts of all dealer notes to exceed the applicable Concentration Limit as of the close of business on the business day preceding the date on which the dealer note is to be transferred;

     - in the case of a dealer note financing an OEM vehicle, when the principal amount of that OEM Note is added to the principal amount of the other outstanding OEM Notes previously transferred to the trust, it shall not cause the sum of these principal amounts to exceed 10% (or any larger percentage as to which the Rating Agency Condition has been satisfied) of the sum of the aggregate principal balance of dealer notes and the aggregate principal amount of funds on deposit in the Excess Funding Account in the trust;

     - a valid first priority security interest in the financed vehicle has been transferred to the trust;

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

     - the Navistar Group has assigned to the trust designation as loss payee on the insurance policies insuring the financed vehicle against casualty and theft losses;

     - the principal amount of the dealer note is due upon the sale of the underlying financed vehicle;

     - the interest rate of the dealer note is based on the prime rate or another benchmark floating interest rate and is subject to adjustment at least monthly;

     -  the principal amount of the dealer note:

       (1) in the case of a financed vehicle which is a new vehicle, is equal to not more than 100% of the invoice price of the financed vehicle,

       (2) in the case of a financed vehicle which is a used vehicle purchased by a dealer from an International Truck and Engine Used Truck Center or a repossessed vehicle purchased from Navistar Financial, is equal to not more than 100% of the agreed upon purchase price, and

       (3) in the case of a financed vehicle which is a used vehicle taken in trade by a dealer or purchased by a dealer from outside sources, is equal to not more than 75% of the "as is" value of the financed vehicle as determined by Navistar Financial's appraisal;

     - it was created in accordance with the standard practice of the Navistar Group; and

     - it finances a new medium or heavy-duty truck, bus or trailer produced by or for a member of the Navistar Group or an OEM Supplier or a used medium or heavy-duty truck, bus or trailer.

CERTAIN REPRESENTATIONS AND WARRANTIES; INELIGIBLE DEALER NOTES; PURCHASE OF CERTIFICATEHOLDERS' INTEREST

     The seller has made and will make certain representations and warranties to the trust (as of the date of the pooling and servicing agreement, as of the closing date, and as of the date of any assignment of a dealer note) relating to the pooling and servicing agreement and the dealer notes to the effect, among other things, that

     (1) each dealer note existing on the date of any Acquisition or Assignment was or will have been conveyed to the trust free and clear of any lien (excluding permitted liens);

     (2) all appropriate consents and governmental authorizations required to be obtained by the seller in connection with the transfer of the dealer notes to the trust have been obtained;

     (3) the pooling and servicing agreement or the Acquisition or Assignment, as the case may be, constitutes either a valid transfer and assignment of the seller's right, title, and interest in the dealer notes and the proceeds of the dealer note, or a grant of a first priority perfected "security interest" (as that term is defined in the Uniform Commercial
          Code) in the property to the trust; and

     (4) as of the date of any Acquisition or Assignment, the seller is not insolvent.

     These representations and warranties survive the transfer of the dealer notes to the trust. In the event of a breach with respect to a dealer note of any representations and warranties set forth in clause (1) above or in the event that any dealer note is not an eligible dealer note as a result of the failure to satisfy the eligibility requirements (as specified in the pooling and servicing agreement), each ineligible dealer note will be automatically removed from the trust on the terms and conditions described in the following paragraph. In the event of a breach of any representations and warranties described in clauses (2), (3) or (4) in the preceding paragraph or in the event that any dealer note is not an eligible dealer note as a result of the failure to satisfy certain other eligibility requirements (as specified in the pooling and servicing agreement), and as a result of that breach or event the trust's rights to the ineligible dealer notes are impaired, then in the event that breach or event is not cured within a specified period, each ineligible dealer note will be removed from the trust on the terms and conditions described in the following paragraph.

     When removal of a dealer note is required pursuant to the terms described in the preceding paragraph (any of these dealer notes being an "ineligible dealer note"), the ineligible dealer note will be automatically removed from the trust and the principal balance of the ineligible dealer note will be deducted from the prior principal balance of dealer notes in the trust. The seller will deposit in the Collections Account within two business days of its removal an amount equal to the principal amount of that ineligible dealer note plus accrued but unpaid finance charges on the dealer note. This deposit will be considered a payment in full of the ineligible dealer note and will be applied as principal collections. Upon each removal of an ineligible dealer note from the trust, the trustee will be deemed to transfer to the seller, without recourse, representation or warranty (except for the warranty that since the date of transfer by the seller under the pooling and servicing agreement the trustee has not sold, transferred, or encumbered that ineligible dealer note), all right, title, and interest of the trust in and to the ineligible dealer note and all proceeds on the dealer note. The provisions described in this paragraph and the immediately preceding paragraph will constitute the sole remedy for any breach of the representations and warranties described above.

     The seller also has made and will make representations and warranties to the trust to the effect, among other things, that as of the date of the pooling and servicing agreement and any supplement (including the date of the supplement for the offered series), and the date of any Acquisition or Assignment:

     - the pooling and servicing agreement and any supplement (including the Offered Series Supplement) constitutes a legal, valid and binding obligation of the seller;

     - each Acquisition or Assignment constitutes a legal, valid and binding obligation of the seller; and

     - Schedule 1 or any update to Schedule 1, as the case may be, is and will be an accurate and complete listing in all material respects of all dealer notes as of the closing date, each Series Issuance Date, and the date of Acquisition or Assignment, as the case may be.

Each representation and warranty survives the transfer of the dealer notes to the trust.

     In the event of any breach of any of the representations and warranties described in the immediately preceding paragraph or if a material amount of dealer notes are ineligible dealer notes, and this event has a material adverse effect on the certificateholders, either the trustee or certificateholders evidencing not less than a majority of the series invested amount for all outstanding series, by written notice to the seller (and to the trustee and the servicer if given by the certificateholders), may direct the seller to purchase the Certificateholders' Interest within 60 days of that notice, or within a longer period as may be specified in the notice in each case. The seller will be obligated to make the purchase on a distribution date occurring within that period on the terms and conditions described below.

     In the event of any breach, an Investment Event or Early Amortization Event will occur and, upon receipt of the notice described above, the seller will deposit in the Collections Account on a transfer date occurring within that period the purchase price for each outstanding series of certificates, which, with respect to the offered series, will equal the Invested Amount plus all accrued interest on the Invested Amount. The purchase price payable with respect to the offered certificates will be allocated to the offered series and deposited in and held in the Series Principal Account until the expected payment date in the case of an Investment Event or distributed to the offered certificateholders on the following distribution date in the case of an Early Amortization Event. See "Description of the Offered Certificates -- Investment Events" and "-- Early Amortization Events."

     Notwithstanding the foregoing, no purchase pursuant to the provisions described above will be required, and no Investment Event or Early Amortization Event will occur under the trust, if during that period the representations and warranties described above shall be satisfied in all material respects or there shall no longer be a material amount of ineligible dealer notes, as the case may be, and any material adverse effect on the certificateholders caused by the breach shall have been cured.

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

     If an insolvency event occurs with respect to the seller, International Truck and Engine, Navistar International Corporation or Navistar Financial, on the day of the insolvency event, the seller will (subject to the actions of the certificateholders) immediately cease to transfer dealer notes to the trust and promptly give notice to the trustee of the insolvency event. Under the terms of the pooling and servicing agreement, if an insolvency event occurs with respect to the seller prior to the date on which the Series 1995-1 investor certificates issued by the trust have been paid in full, then within 15 days the trustee will publish a notice of the insolvency event stating that the trustee intends to sell, liquidate or otherwise dispose of the dealer notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time certificateholders representing more than 50% of the aggregate series invested amount of the certificates of each series and each person holding a Supplemental Certificate, instruct the trustee not to sell, dispose of or otherwise liquidate the dealer notes and to continue transferring dealer notes as before that insolvency event. If the portion of those proceeds allocated to the Offered Certificateholders' Interest and the proceeds of any collections on the dealer notes in the Collection Account allocable to the Offered Certificateholders' Interest are not sufficient to pay the unpaid Invested Amount in full plus accrued and unpaid interest on the Invested Amount, offered certificateholders will incur a loss.

     The trustee has not made, nor is it required or anticipated that the trustee will make, any initial or periodic general examination of the dealer notes or any records relating to the dealer notes for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the seller or for any other purpose. In addition, the trustee has not made, nor is it anticipated or required that the trustee will make, any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the pooling and servicing agreement, or for any other purpose.

DUE PERIODS; DISTRIBUTION PERIODS

     The pooling and servicing agreement uses the related concepts of "due periods" and "distribution periods" as units of time. Each "due period" is a calendar month, beginning on the first day of that month and ending on the last day of that month. Each due period has a related distribution date and distribution period. The "distribution date" related to a due period is the twenty-fifth day of the calendar month (or, if that day is not a business day, the next business day) next following the end of that due period. The "distribution period" related to a due period is generally the approximate one-month period which begins on the preceding distribution date and ends on and includes the day immediately preceding the distribution date for that due period. Thus, for example, the due period running from July 1, 2000 through July 31, 2000 will have a related distribution date of August 25, 2000 and a related distribution period running from July 25, 2000 through but excluding August 25, 2000. The length of the initial distribution period may be longer or shorter than a normal distribution period and will be set forth in the prospectus supplement.

     Finance charges accrue and are collected with respect to due periods. Monthly interest, by contrast, accrues and is paid with respect to the related distribution period. Navistar Financial establishes the interest rate on dealer notes for a due period on the third Monday of the preceding month. The Applicable Floating Rate payable by the trust to the swap counterparty or the offered certificateholders is established as of the day which is two London business days prior to the start of the distribution period related to such that period. As the distribution period does not begin until the twenty-fifth day of the related due period, the result is that the interest rate for dealer notes is established more than five weeks prior to the determination of the Applicable Floating Rate.

ADVANCES

     For any due period, the servicer will make an advance (an "Advance") to the Collections Account of an amount equal to all Dealer Finance Charges for that due period which have not been paid by the transfer date (other than Uncollectible Finance Charges) ("Unpaid Dealer Finance Charges"). Once any previously Unpaid Dealer Finance Charges are paid on the dealer notes to which any portion of an
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

Advance relates, or when the servicer determines that it will be unable to recover that Unpaid Dealer Finance Charges on the dealer notes to which the portion of the Advance relates, the servicer will be reimbursed in an amount equal to that portion of the Advance.

     The reimbursement by the trust to the servicer of an Advance is referred to in this prospectus as an "Advance Reimbursement." Advance Reimbursements are funded on each transfer date from Dealer Finance Charge Collections and ITEC Finance Charges before Finance Charge Collections have been allocated among the outstanding series.

THE SERVICER

     Pursuant to the terms of the pooling and servicing agreement, the servicer is authorized to service and administer the dealer notes and collect payments due under the dealer notes in accordance with its customary and usual servicing procedures. See "The Navistar Financial Dealer Floor Plan Financing Business" for a description of Navistar Financial's customary and usual servicing procedures. In addition, under the pooling and servicing agreement, the servicer is also authorized to make withdrawals and payments from the various trust accounts under the trust. Servicing activities performed by the servicer include collecting and recording payments, communicating with dealers, monitoring dealer inventory, investigating payment delinquencies and maintaining internal records with respect to each dealer note. Managerial and custodial services performed by the servicer include providing assistance in any inspections of the documents and records relating to the dealer notes, maintaining the agreements, documents, and files relating to the dealer notes as custodian for the trust, and providing related data processing and reporting services for the offered certificateholders and on behalf of the trustee.

     Servicing Compensation and Payment of Expenses. As compensation for its servicing activities and reimbursement for its expenses under the pooling and servicing agreement, the servicer will be entitled to receive a servicing fee for each day prior to the termination of the trust, payable in arrears, on the related distribution date. The "Servicing Fee" shall be the aggregate of the fees allocable to all outstanding series (including the offered series). The portion of the servicing fee allocable to the offered series will be set forth in the prospectus supplement (the "Series Allocable Servicing Fee"). Unless otherwise specified in the prospectus supplement, the Series Allocable Servicing Fee will be allocated to the offered certificateholders based on the Floating Allocation Percentage. We call this portion the "Offered Series Servicing Fee"). The remainder of the Series Allocable Servicing Fee will be allocated to the holders of the Seller's Certificates. See "Description of Offered
Certificates -- Allocation of Collections."

     The servicer is obligated to pay specified expenses incurred in connection with servicing the dealer notes, including expenses related to the payment of fees and disbursements of the trustee, the Special Servicer Agent and independent accountants and all other fees and expenses of the trust not expressly stated in the pooling and servicing agreement to be for the account of the holders of certificates issued by the trust. The servicer will not pay federal, state, or local income or franchise taxes, if any, of the trust, the trustee, or the certificateholders. The servicer will be required to pay these expenses for its own account and will not be entitled to any payment for these expenses other than the servicing fee.

     Servicer Covenants. Under the terms of the pooling and servicing agreement, the servicer covenants, among other things, that:

     - it will not change the credit guidelines, nor will it change its current practices with respect to the recognition of estimated or actual loss on dealer notes (subject in each case to specified materiality standards);

     - so long as any series is outstanding, it will maintain casualty loss insurance on the financed vehicles substantially similar to that maintained by the servicer on the closing date for the offered series; and

     - if required to select any dealer notes from the dealer notes issued by a particular dealer in order to satisfy the Concentration Limit, it will select those dealer notes in a manner that will not be adverse to the rights of the holders of certificates issued by the trust.
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

     Certain Matters Regarding the Servicer. Navistar Financial may not resign from its obligations and duties as servicer under the pooling and servicing agreement, except upon a determination that its duties are no longer permissible under applicable law. Any resignation will become effective only after the trustee or a successor servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

     Any person into which, in accordance with the pooling and servicing agreement, Navistar Financial may be merged or consolidated or any person resulting from any merger or consolidation to which Navistar Financial is a party, or any person succeeding to the business of Navistar Financial, upon execution of a supplement to the pooling and servicing agreement (pursuant to which that person will assume the rights and obligations of the servicer under the pooling and servicing agreement) will be the successor to Navistar Financial as the servicer under the pooling and servicing agreement.

     In the event of any Servicer Termination Event and for so long as the Servicer Termination Event shall not have been remedied, the trustee, by written notice to the servicer, may terminate all of the rights and obligations of Navistar Financial as servicer under the pooling and servicing agreement.

     Upon the occurrence of any Servicer Termination Event, the trustee will as promptly as possible appoint a successor servicer, to whom all authority and power of the servicer under each of the pooling and servicing agreement will pass and be vested in. If no successor servicer has been appointed by the trustee and accepted its appointment by the time Navistar Financial ceases to act as servicer, all authority, power, and obligations of Navistar Financial as servicer under the pooling and servicing agreement will pass to and be vested in the trustee with respect to the trust.

     A Servicer Termination Event refers to any of the following events:

     (1) failure by Navistar Financial as servicer to make any payment, transfer or deposit, or failure to give instructions to the trustee regarding the same, on the date it is required to do so under the pooling and servicing agreement (or within five business days later);

     (2) failure on the part of Navistar Financial as servicer duly to observe or perform in any material respect any other covenants or material agreements of the servicer set forth in the pooling and servicing agreement which continues unremedied for a period of 60 days after written notice is received by the servicer from the trustee;

     (3) any representation, warranty or certification made by Navistar Financial as servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the holders of investor certificates, and which representation, warranty or certification, or the circumstances or condition which caused that representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice is received by the servicer from the trustee; or

     (4) the occurrence of specified events of bankruptcy, insolvency or receivership of Navistar Financial while acting as servicer under the pooling and servicing agreement.

     Upon the occurrence of a Servicer Termination Event, the servicer will give prompt written notice of the event to the trustee, and the trustee will give notice to the certificateholders and to any Enhancement Provider. Upon any termination or appointment of a successor servicer under the trust, the trustee will give prompt written notice to the rating agencies, the certificateholders, and any Enhancement Provider. In addition, under the pooling and servicing agreement, delays in performance for 10 business days with respect to clause (1) above or 60 business days with respect to clauses (2) and (3) above will not constitute a Servicer Termination Event with respect to the trust if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. Under the pooling and servicing agreement, the holders of Investor Certificates evidencing fractional undivided interests in the trust aggregating not less than 51% of the Trust Invested Amount may, on behalf of all holders of Investor Certificates, waive the effect of any Servicer Termination Event occurring during that period, except for the failure to make any required deposits or payments in accordance with the pooling and servicing agreement.

     Special Servicer Agent. During any Investment Period, funds on deposit in the Series Principal Account, the Distribution Account, the Liquidity Reserve Account, the Negative Carry Reserve Fund and the Spread Account will be invested at the direction of an agent selected by the servicer, which initially will be the trustee (the "Special Servicer Agent"), in Eligible Investments selected by the Special Servicer Agent. The Special Servicer Agent will be compensated by the servicer.

     The Special Servicer Agent may be removed at any time by the servicer; provided that no removal of the Special Servicer Agent shall be effective until a successor person meeting the criteria and approved as described above shall have been appointed as the Special Servicer Agent and shall have accepted its appointment as such and the Rating Agency Condition for the offered series shall have been satisfied.

TRUST ACCOUNTS; OTHER ACCOUNTS FOR THE OFFERED SERIES

     The trustee will establish and will maintain two Eligible Deposit Accounts in the name of the trustee for the benefit of the certificateholders, including the offered certificateholders. One of these accounts will be the "Collections Account" and the other will be the "Excess Funding Account"). The trustee will also establish and maintain in the name of the trustee for the benefit of the offered certificateholders the Series Principal Account, the Spread Account and an Eligible Deposit Account known as the "Distribution Account" from which distributions to the offered certificateholders will be made.

     Funds in the Collections Account, the Excess Funding Account, the Distribution Account, the Series Principal Account, the Liquidity Reserve Account and the Spread Account generally will be invested in Eligible Investments. The Distribution Account, the Series Principal Account, the Spread Account, the Negative Carry Reserve Fund and the Liquidity Reserve Account are referred to in this prospectus as the "Series Accounts."

     The following investments are "Eligible Investments" (except that Eligible Investments shall not include investments in securities, instruments or obligations of the seller, International Truck and Engine or the servicer or any of their affiliates, except as permitted by the rating agencies):

     (1) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clause (d) below) remaining maturities occurring not later than the distribution date immediately following the trustee's acquisition of the investment, except as otherwise described in this prospectus, which evidence:

        (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

        (b) demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than obligations the rating of which is based on the credit of a person or entity other than depository institution or trust company) thereof shall have a credit rating from each of the rating agencies in the highest investment category granted thereby;

        (c) commercial paper having, at the time of the trust's investment or contractual commitment to invest therein, a rating from each of the rating agencies in the highest investment category granted thereby;

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

        (d) except during an Investment Period, investments in money market funds having a rating from each of the rating agencies in the highest investment category granted thereby or otherwise approved in writing thereby;

        (e) repurchase obligations (A) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC or (B) the counterparty for which has a rating from each of the rating agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the trust, is marked to market daily and is maintained in an amount that exceeds the amounts of that repurchase obligation, and which requires liquidation of the collateral immediately upon the amount of that collateral being less than the amount of that repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of the shortfall); or

        (f) commercial paper master notes where the issuer has, at the time of the trust's investment or contractual commitment to invest therein, a rating from each of the rating agencies in the highest investment category for short-term unsecured debt obligations; and

     (2) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that the Rating Agency Condition is satisfied.

     Except as otherwise permitted by the rating agencies or as set forth in the applicable prospectus supplement, Eligible Investments of funds in the Series Principal Account, the Excess Funding Account, the Negative Carry Reserve Fund and the Liquidity Reserve Account will be subject to the following additional restrictions:

     (x) no more than the greater of (A) $1,000,000 and (B) 20% of the aggregate Eligible Investments in all of such accounts collectively shall be obligations of or investments in any single issuer (except that this 20% limitation shall not apply to Eligible Investments of the type specified in clause (1)(a) or, with respect to the Excess Funding Account, Eligible Investments of the type specified in clause
          (1)(d)) and

     (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, London interbank offered rate or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates.

     Any earnings (net of losses and investment expenses) on funds in the Collections Account or the Excess Funding Account will be credited to the Collections Account or the Excess Funding Account, respectively.

     The servicer will have the power to designate specific investments as well as the revocable power to instruct the trustee to:

     (1) make withdrawals and payments from the Collections Account and the Excess Funding Account,

     (2) make withdrawals from the Series Principal Account and the Spread Account (and, in accordance with instructions from the servicer, make deposits of funds so withdrawn into the distribution account or otherwise apply those funds in accordance with those instructions), and

     (3) make withdrawals and distributions from the distribution account, in each case for the purpose of carrying out its duties under the pooling and servicing agreement. The servicer may select an appropriate agent as representative of the servicer for the purpose of designating those

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

        investments. The servicer is not required to reimburse the trust for any losses occurring on Eligible Investments.

EXCESS FUNDING ACCOUNT

     On each business day prior to the Fully Funded Date, principal collections not used for other purposes will be retained in the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the discretion of the seller, greater than) the Minimum Seller's Interest. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments. Upon the maturity of Eligible Investments, the proceeds of the Eligible Investments in the Excess Funding Account shall be treated as principal collections.

NEGATIVE CARRY RESERVE FUND

     If and to the extent specified in the prospectus supplement, the trustee will establish and maintain in the name of the trustee an Eligible Deposit Account for the benefit of the offered certificateholders and the swap counterparty (the "Negative Carry Reserve Fund"). Funds in the Negative Carry Reserve Fund will be invested in Eligible Investments. During the Accumulation Period, any Investment Period or any Early Amortization Period, Available Seller's Finance Charge Collections and Available Seller's Principal Collections will be deposited in the Negative Carry Reserve Fund to the extent of the Negative Carry Reserve Fund Deposit Amount as provided under "-- Allocation of Collections."

     The prospectus supplement for the offered series will specify whether the terms of the offered series will include a Negative Carry Reserve Fund, Negative Carry Reserve Fund Deposit Amount, Negative Carry Reserve Fund Required Amount or Negative Carry Subordinated Amount.

     Offered certificateholders will not have any rights to amounts on deposit in the Negative Carry Reserve Fund or interest income from that fund, except as described in this prospectus. Upon the payment in full of the Invested Amount, any funds remaining on deposit in the Negative Carry Reserve Fund will be paid to the seller.

INTEREST RATE SWAP

     In connection with the issuance of the offered certificates, the trust may enter into an interest rate swap with the swap counterparty. The "Swap Counterparty" and other terms relating to the interest rate swap will be more fully described in the Prospectus Supplement. If the trust does enter into an interest rate swap, all terms and provisions described in this prospectus relating to the interest rate swap, including the defined terms "Swap Counterparty," "Swap Fixed Rate," "Swap Floating Rate," "Swap Receipt," "Swap Payment," "Net Swap Receipt" and "Net Swap Payment," will apply and be operative. If the trust does not enter into an interest rate swap, these terms and provisions, as well as paragraphs (x) and (y) under "-- Allocation of Collections -- Available Certificateholder Interest Collections," will not be operative (unless otherwise specified in the prospectus supplement for the offered series).

     In accordance with the terms of the interest rate swap, the swap counterparty will be obligated to pay to the trust, not later than each distribution date, interest at a fixed rate per annum (the "Swap Fixed Rate") on the Invested Amount as of the preceding distribution date (after giving effect to all distributions on that date). In exchange for these payments, the trust will be obligated to pay to the swap counterparty, on each distribution date, interest at a floating rate per annum based on LIBOR (the "Swap Floating Rate") on the Invested Amount as of the preceding distribution date (after giving effect to all distributions on that date). Under the interest rate swap, the amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay such that only the Net Swap Payment will be due from the trust or the Net Swap Receipt will be due from the swap counterparty, as the case may be. Net Swap Receipts (money owed by the swap counterparty) will be paid to the Collections Account not later than each distribution date and distributed in the same manner as Offered Series Finance Charge Collections, except as otherwise described in this prospectus. Net Swap Payments (money owed to the swap counterparty) will be paid not later than each distribution date out of Available

Certificateholder Interest Collections, excess interest collections from other series allocable to the offered series, Available Draw Funds and withdrawals from the Negative Carry Reserve Fund to the extent described in this prospectus. Net Swap Payments and monthly interest on the offered certificates will be paid on an equal priority basis as described under "-- Distributions to Offered Certificateholders and the Swap Counterparty." The notional principal amount of the Interest Rate Swap will be equal to the Invested Amount.

ALLOCATION OF COLLECTIONS

     Collections. The servicer deposits all principal collections into the Collections Account within two business days of receipt of collections. For each due period, on a business day no earlier than the second business day following the end of that due period but no later than the fifth business day following the end of that due period (each an "ITEC Interest Transfer Date"), the servicer directs the trustee to withdraw from the Interest Deposit Account and deposit in the Collections Account an amount equal to the ITEC Finance Charges for the immediately preceding due period. See "Relationship with International Truck and Engine -- Interest Deposit Agreements and Interest Deposit Accounts." In addition, the servicer deposits all Dealer Finance Charge Collections in the Collections Account within two business days of receipt thereof, net of any Dealer Finance Charge Collections that represent Advance Reimbursements. Finally, the servicer deposits any Advance for the due period in the Collections Account on or before the transfer date. See "-- Advances."

     Notwithstanding the foregoing, if Navistar Financial achieves and maintains an acceptable short term rating from the rating agencies then rating each outstanding series or if the Rating Agency Condition with respect to each outstanding series has been satisfied, the servicer may make a single deposit in the Collections Account in same-day or next-day funds not later than 12:00 noon, New York City time, on the transfer date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding due period in the Collections Account. In addition, the servicer will only be required to deposit collections into the Collections Account up to the aggregate amount of collections required to be deposited into each Series Account or, without duplication, distributed on the related distribution date to certificateholders or to any swap counterparty or any person providing any other Enhancement (other than the certificateholders or the holders of any Seller's Certificates) (an "Enhancement Provider") pursuant to the terms of any supplement or Enhancement Agreement. If at any time prior to that distribution date the amount of collections deposited in the Collections Account exceeds the amount required to be deposited the servicer will be permitted to withdraw the excess from the Collections Account.

     Allocations Among Series -- Principal Collections. On each business day prior to the Fully Funded Date, the servicer will allocate to each outstanding series, including the offered series, its share of principal collections. Allocations to the offered series will be made in amounts equal to the product of the Series Allocation Percentage for the due period in which that business day occurs and the amount of principal collections for that business day ("Series Allocable Principal Collections").

     Allocations Among Series -- Finance Charge Collections and Dealer Note Losses. Pursuant to the pooling and servicing agreement, on each transfer date occurring prior to the Fully Funded Date, the servicer will allocate to each outstanding series, including the offered series, its share of Finance Charge Collections and Dealer Note Losses for the related due period. Allocations to the offered series will be made in amounts equal to the product of the Series Allocation Percentage and the amount of Finance Charge Collections and Dealer Note Losses for that due period (the "Series Allocable Finance Charge Collections" and "Series Allocable Dealer Note Losses," respectively).

     Allocation Between the Offered Certificateholders and the
Seller -- Principal Collections. After allocating amounts among the series, on each business day the servicer will allocate to the offered certificateholders the Floating Allocation Percentage of Series Allocable Principal Collections for that business day during the revolving period or the Principal Allocation Percentage of Series Allocable Principal Collections for that business day during the Accumulation Period, any Early Amortization Period

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

or any Investment Period (these amounts on each business day, together with any Available Certificateholder Interest Collections and Net Swap Receipts treated as Offered Series Principal Collections on that business day as described in paragraph (d) of "-- Available Certificateholder Interest Collections" below, being "Offered Series Principal Collections").

     Amounts allocated to the offered series but not allocated to the offered certificateholders as described above will be allocated to the seller, as the holder of the Seller's Certificates. As described below, a portion of the amount allocated to the seller is subordinated to the Offered Certificateholders' Interest and is generally drawn from Available Seller's Principal Collections.

     Allocation Between the Offered Certificateholders and the Seller -- Finance Charge Collections and Dealer Note Losses. On each transfer date related to a due period, the servicer will allocate to the offered certificateholders, from the amount allocated to the offered series for that transfer date, the following amounts:

     - the Floating Allocation Percentage of Series Allocable Finance Charge Collections for that due period (the "Offered Series Finance Charge Collections"); and

     - the Floating Allocation Percentage of Series Allocable Dealer Note Losses for that due period ("Offered Series Dealer Note Losses").

     Amounts allocated to the offered series but not allocated to the offered certificateholders as described above will be allocated to the seller, as the holder of the Seller's Certificates. As described below, a portion of the amount allocated to the seller is subordinated to the Offered Certificateholders' Interest and is generally drawn from Available Seller's Finance Charge Collections.

     Available Certificateholder Interest Collections. On each transfer date related to a due period ending prior to the Fully Funded Date, Offered Series Finance Charge Collections for that due period together with other amounts comprising Investment Income for the related distribution period (collectively, "Available Certificateholder Interest Collections"), and any Net Swap Receipts for the related distribution period will be applied in the following amounts and in the following order of priority:

     (1) An amount equal to the Offered Series Servicing Fee for that due period (unless that amount has been netted against deposits to the Collections Account or waived) will be retained (or deposited) in the Collections Account and allocated to the servicer.

     (2) On a pro rata basis between clauses (i) and (ii), (i) an amount equal to (A) monthly interest for that distribution period, plus (B) monthly interest for any prior distribution period to the extent that the amount has not previously been distributed to the offered certificateholders on a prior distribution date, plus (C) to the extent permitted by law, additional interest at the Offered Certificate Rate for that distribution period that has accrued on the aggregate of any monthly interest previously due but not distributed and (ii) an amount equal to the Net Swap Payment, if any, for that distribution period (plus any Net Swap Payments for any prior distribution period, and interest thereon, to the extent that the amount has not been previously distributed to the swap counterparty on a prior distribution date), will be deposited into the distribution account.

     (3) An amount equal to any Offered Series Dealer Note Losses for that due period will be reimbursed by being treated as Offered Series Principal Collections for that transfer date.

     (4) An amount equal to the aggregate amount of any unreimbursed Certificateholder Charge-Offs for that due period will be reimbursed by being treated as Offered Series Principal Collections for that transfer date and will reimburse those Certificateholder Charge-Offs.

     (5) An amount equal to any Spread Account Deposit Amount for that due period will be deposited into the Spread Account.

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

     (6) An amount equal to the aggregate outstanding amounts of the Offered Series Servicing Fee which have been previously waived (unless that amount has been waived again) shall be allocated and paid to the servicer.

     (7) An amount equal to the excess, if any, of the Maximum Subordinated Amount as of the end of the preceding transfer date over the Available Subordinated Amount as of the end of the preceding transfer date shall be (i) during the revolving period or the Accumulation Period, allocated and paid to the seller or (ii) during an Investment Period or an Early Amortization Period, deposited in the Liquidity Reserve Account, and in either case (i) or (ii) the Available Subordinated Amount shall be reinstated by the amount of that payment or deposit.

     Any Available Certificateholder Interest Collections and Net Swap Receipts not used as described above (or to pay amounts owing to a present or former swap counterparty in connection with certain swap termination events) will constitute "Excess Interest Collections" and will be available for allocation to other series to the extent of shortfalls and otherwise will be allocated to the seller. By contrast, if Available Certificateholder Interest Collections and Net Swap Receipts are not sufficient to satisfy each of the applications described above on any transfer date, then excess interest collections from other series allocable to the offered series will be applied as Available Certificateholder Interest Collections in the priority and the manner described in clauses (1) through (7) above. If Excess Interest Collections for all series are less than the shortfalls for all series that provide for allocations of excess interest collections from other series, such excess interest collections from other series will be allocable to shortfalls for the offered series and any other series that so provides pro rata based on the relative amounts of each series' shortfall.

     If Available Certificateholder Interest Collections, Net Swap Receipts and excess interest collections from other series allocated to the offered series are insufficient to make all of the applications described in clauses (1), (2),
(3) and (4) above, there will be a "Deficiency Amount," which will equal the aggregate amount of the insufficiency. Funds from, but only to the extent of, the following sources and in the following order of priority will be applied, in the same fashion as Available Certificateholder Interest Collections and pursuant to the clauses and in the priorities described above, to reduce a Deficiency Amount:

     (x) under the circumstances specified in clause (2) of the definition of Early Amortization Event, the amount of Available Seller's Finance Charge Collections or other funds which the seller elects to use thereunder;

     (y) on any transfer date during an Early Amortization Period caused by a payment default by the swap counterparty, Available Seller's Finance Charge Collections in an amount equal to the least of (i) the Deficiency Amount, (ii) the portion of the Net Swap Receipt that was not received for the related distribution period and (iii) the Negative Carry Subordinated Amount; and

     (z)  Available Draw Funds, in an amount not to exceed the Draw Amount.

     The Negative Carry Subordinated Amount will be reduced by the product of
(i) the amount of any application of Available Seller's Finance Charge Collections pursuant to clause (y) above and (ii) 1.00 plus the Subordinated Percentage. The Available Subordinated Amount will be reduced by the amount of any Available Draw Funds applied pursuant to clause (z) above.

     "Available Draw Funds" for any transfer date means funds which shall be drawn from the following sources in the following order of priority:

     (1) Available Seller's Finance Charge Collections remaining after the applications specified in clauses (x) and (y) above;

     (2)  the Spread Account; and

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

     (3) for any transfer date occurring during any Investment Period or Early Amortization Period, the Liquidity Reserve Account.

     If all of the amounts applied above are insufficient to make the entire application described in clause (3) above, the Available Subordinated Amount shall be reduced (but not below zero) by the amount of the insufficiency and the Offered Series Dealer Note Losses will be deemed reimbursed by the amount of the reduction.

     If during the Accumulation Period, any Investment Period or any Early Amortization Period, Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from other series and Available Draw Funds applied above are insufficient to make all the applications described in clause
(3) above, the trustee shall withdraw funds from the Negative Carry Reserve Fund and apply those funds in the same manner as Available Certificateholder Interest Collections pursuant to clause (2) above. The Deficiency Amount will be reduced by the amount so applied and the Negative Carry Subordinated Amount will be reduced by the product of (x) the amount so applied and (y) 1.00 plus the Subordinated Percentage.

     On each transfer date related to a due period occurring during an Investment Period or during the Accumulation Period, any remaining Available Seller's Finance Charge Collections not used as Available Draw Funds will be deposited in the Negative Carry Reserve Fund to the extent of the Negative Carry Reserve Fund Deposit Amount. On each transfer date related to a due period occurring during an Investment Period or an Early Amortization Period, any remaining Available Seller's Finance Charge Collections not used as Available Draw Funds or deposited in the Negative Carry Reserve Fund (to the extent required as described in the preceding sentence) will be deposited in the Liquidity Reserve Account to the extent that the Available Subordinated Amount as of the end of the preceding transfer date exceeds the aggregate amount of funds on deposit in the Liquidity Reserve Account and the Spread Account, and then, to the extent of any remaining Negative Carry Reserve Fund Deposit Amount, shall be deposited in the Negative Carry Reserve Fund. Available Seller's Finance Charge Collections remaining after the applications described in the preceding sentence shall, to the extent of any remaining shortfall in the application described in clause (5) above (or, if less, the amount of remaining Available Seller's Finance Charge Collections), be applied in accordance with clause (5) above.

     On each transfer date related to a due period beginning after the due period related to the Fully Funded Date, Available Certificateholder Interest Collections for that due period and Net Swap Receipts for the related distribution period, if any, will be applied on an equal priority basis in an amount equal to (A) monthly interest for the distribution period (including any previously due but unpaid monthly interest, and interest thereon) and (B) the Net Swap Payment, if any, for the related distribution period (including any previously due but unpaid Net Swap Payments, and interest thereon). If these amounts are insufficient to pay monthly interest and Net Swap Payments, then funds up to the insufficiency will be withdrawn from the Negative Carry Reserve Fund and applied for these purposes. The Negative Carry Subordinated Amount shall be reduced by the product of (x) the amount so applied and (y) 1.00 plus the Subordinated Percentage.

     Principal Collections. On each business day, Offered Series Principal Collections will be applied in the following priority:

     (1) Offered Series Principal Collections will first be deposited in the Series Principal Account to the extent required to make principal distributions to the offered certificateholders. No amount is required to be set aside for this purpose during the revolving period. On each business day during any Investment Period or any Early Amortization Period, Offered Series Principal Collections will be allocated to the offered certificateholders and deposited in the Series Principal Account to the extent the Invested Amount as of the preceding distribution date exceeds the amount of funds on deposit in the Series Principal Account on that business day. On each business day during the Accumulation Period (but not during any Early Amortization Period or Investment Period), Offered Series Principal Collections will be allocated to the offered certificateholders and deposited in the Series Principal Account in an amount which, when added to the amount of Offered Series Principal Collections previously deposited in the Series Principal Account during the due period in which that business day occurs, shall not exceed the Controlled Deposit Amount for that due period.

     (2) Shared Principal Collections, if any, will be determined and allocated to other series that so provide to the extent of any principal shortfalls with respect thereto and otherwise will be deposited in the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the discretion of the seller, greater than) the Minimum Seller's Interest or allocated to the seller. Shared principal collections for all other Series will be determined on each business day and allocated to the offered series to the extent of any Principal Shortfall. If shared principal collections for all series are less than the principal shortfalls for all series that provide for allocations of shared principal collections from other series, such those principal collections from other series will be allocable to shortfalls for the offered series and any other series that so provides pro rata based on the relative amounts of each series' principal shortfall.

     The portion of Offered Series Principal Collections in excess of the amount required to be allocated to the Series Principal Account to be available for required principal distributions on the offered certificates as described in this prospectus is referred to as "Shared Principal Collections." Thus, Shared Principal Collections for any business day during the revolving period will equal Offered Series Principal Collections (because no amounts are then required to be set aside for distributions of principal on the offered certificates). Shared Principal Collections for any due period during the Accumulation Period, any Early Amortization Period or any Investment Period, will equal the excess, if any, of Offered Series Principal Collections over the amount deposited in the Series Principal Account pursuant to paragraph (1) above.

     The extent to which Offered Series Principal Collections for a business day are insufficient to make the required allocations to the Series Principal Account is referred to as the "Principal Shortfall." Thus, the Principal Shortfall for any business day during the Accumulation Period (an "Accumulation Period Principal Shortfall") will equal the excess, if any, of the Controlled Deposit Amount over the amount of Offered Series Principal Collections deposited in the Series Principal Account on that business day when added to the amount of Offered Series Principal Collections previously deposited in the Series Principal Account during that due period. During any Early Amortization Period or Investment Period Principal Shortfall will equal the excess, if any, of the Invested Amount (reduced by amounts on deposit in the Series Principal Account and the aggregate amount of Series Principal Account Losses for the distribution period in which that business day occurs) over Offered Series Principal Collections.

     On each business day (1) during the Accumulation Period, Available Seller's Principal Collections will be deposited in the Negative Carry Reserve Fund in an amount equal to the Negative Carry Reserve Fund Deposit Amount, and (2) during an Early Amortization Period or Investment Period (prior to the Fully Funded
Date), Available Seller's Principal Collections will be, on a pro rata basis between clauses (a) and (b) based on the respective amounts owed, (a) deposited in the Liquidity Reserve Account to the extent the Available Subordinated Amount as of the end of the immediately preceding transfer date exceeds the amount of funds on deposit in the Liquidity Reserve Account and (b) deposited in the Negative Carry Reserve Fund in an amount equal to the Negative Carry Reserve Fund Deposit Amount. The amounts required to be deposited pursuant to the preceding sentence shall be reduced by the amount of Available Seller's Finance Charge Collections deposited in the Negative Carry Reserve Fund or the Liquidity Reserve Account, as applicable, on that business day. Any remaining Available Seller's Principal Collections shall be deemed "Remaining Available Seller's Principal Collections" and included in Shared Seller Principal Collections as provided below.

     On each business day during the revolving period or the Accumulation Period, Shared Seller Principal Collections, if any, and shared seller principal collections for any other series that provides for shared seller principal collections shall be determined on each business day and allocated to the following priority:

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

     (1) to the offered series to the extent of any Accumulation Period Principal Shortfall and to any other series to the extent that series provides for the use of shared seller principal collections for principal shortfalls;

     (2) to the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the discretion of the seller, greater than) the Minimum Seller's Interest; and

     (3)  to the seller.

     If shared seller principal collections for all Series, including Shared Seller Principal Collections, are less than the shortfalls for which shared seller principal collections may be used, including any Accumulation Period Principal Shortfall, then those shared seller principal collections will be allocated to all shortfalls, including any Accumulation Period Principal Shortfall, pro rata based on the relative amounts of each shortfall.

     On each business day during any Investment Period or any Early Amortization Period, all Excess Seller's Principal Collections, all Remaining Available Seller's Principal Collections and all shared principal collections not allocated to principal shortfalls shall be allocated and paid to the seller or deposited in the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the seller's discretion, greater than) the Minimum Seller's Interest. There shall be no Shared Seller Principal Collections during any Investment Period or Early Amortization Period.

     If on any distribution date during an Investment Period after the application of all funds to be allocated or distributed on that date the excess, if any, of (1) the Invested Amount over (2) the amount in the Series Principal Account (the "Investment Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Liquidity Reserve Account, then funds shall be withdrawn from the Liquidity Reserve Account in an amount equal to the Investment Period Shortfall Amount and shall be deposited in the Series Principal Account. If on any distribution date during an Early Amortization Period after the application of all funds to be allocated or distributed on that date the excess, if any, of (x) the Invested Amount over (y) the amount in the Series Principal Account (the "Early Amortization Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Negative Carry Reserve Fund and the Liquidity Reserve Account, then funds shall be withdrawn first from the Negative Carry Reserve Fund and then from the Liquidity Reserve Account in an amount equal to the Early Amortization Period Shortfall Amount and shall be deposited in the Series Principal Account.

     Limited Subordination of Seller's Interest; Spread Account; Liquidity Reserve Account. A portion of the Seller's Interest will be subordinated to the Offered Certificateholders' Interest to the extent of the Available Subordinated Amount and, under certain circumstances, the Negative Carry Subordinated Amount.

     If the Available Subordinated Amount falls below the Required Subordinated Amount for any transfer date, an Investment Event or Early Amortization Event will occur. The "Required Subordinated Amount" will be set forth in the prospectus supplement.

     The Spread Account will be an Eligible Deposit Account established and maintained in the name of the trustee for the benefit of the offered certificateholders. As described above, the Spread Account is available to supplement Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from other series allocable to the offered series and Available Seller's Finance Charge Collections. Monies in the Spread Account will be invested in Eligible Investments. After the earliest of (1) the payment in full of the Invested Amount, (2) the Fully Funded Date and (3) the Series Termination Date, any funds remaining on deposit in the Spread Account will be distributed to the seller. On any transfer date prior to the Fully Funded Date, if the amount in the Spread Account is less than the Projected Spread, the trustee will deposit the amount of that deficiency (the "Spread Account Deposit Amount"), to the extent available from Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from offered series and Available Seller's Finance Charge Collections,
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

in the Spread Account as described above in "Available Certificateholder Interest Collections." See "The Seller and the Trust -- The Trust." The "Projected Spread" will be set forth in the prospectus supplement. During an Investment Period or an Early Amortization Period, the trustee will deposit all Spread Account funds in the Liquidity Reserve Account.

     The Liquidity Reserve Account will be an Eligible Deposit Account established and maintained on or prior to the beginning of an Early Amortization Period or an Investment Period in the name of the trust for the benefit of the seller. After the commencement of an Investment Period or an Early Amortization Period, Available Seller's Principal Collections that would otherwise be paid to the seller will be deposited in the Liquidity Reserve Account, to the extent described in this prospectus, until the amount on deposit is equal to the Available Subordinated Amount, in order to assure a source of funds for payment of the Available Subordinated Amount. The seller will possess all right, title and interest in all funds on deposit in the Liquidity Reserve Account, except that no funds in that account will be paid to the seller during an Investment Period or Early Amortization Period if the payment would reduce the funds in the Liquidity Reserve Account below an amount equal to the Available Subordinated Amount.

CERTIFICATEHOLDER CHARGE-OFFS

     If, for any transfer date, the Available Subordinated Amount equals or is reduced to zero (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that transfer date) and the Deficiency Amount is greater than zero (as reduced by all the allocations, distributions, withdrawals and deposits to be made on that transfer date), the Invested Amount will be reduced by the Deficiency Amount, but not by more than the offered series dealer note Losses for the related due period remaining unreimbursed after all applications of funds or reductions of the Available Subordinated Amount described in this prospectus (a "Certificateholder Charge-Off"). As of any transfer date, Certificateholder Charge-Offs for all prior transfer dates will be considered unreimbursed unless those amounts are reimbursed (and to the extent not reimbursed). Unreimbursed Certificateholder Charge-Offs will be reimbursed on any subsequent transfer date out of Available Certificateholder Interest Collections, Net Swap Receipts, excess interest collections from other series allocable to the offered series and, to the extent available therefor, Available Draw Funds and, in certain circumstances, funds on deposit in the Negative Carry Reserve Fund. To the extent so reimbursed, Certificateholder Charge-offs will no longer be considered unreimbursed, and the Invested Amount will be reinstated to the extent any Certificateholder Charge-Offs are reimbursed. See "Description of Offered Certificates -- Allocation of Collections -- Available Certificateholder Interest Collections."

DISTRIBUTIONS TO OFFERED CERTIFICATEHOLDERS AND THE SWAP COUNTERPARTY

     On the business day immediately preceding each distribution date (the "transfer date"), the servicer will instruct the trustee to transfer to the Distribution Account the funds on deposit in the Series Principal Account and, to the extent provided in this prospectus, the Collections Account. The servicer will instruct the trustee to make, without duplication, the following distributions from the Distribution Account. All of these transfers and distributions will be made after allocations, if any, to the Series Principal Account for that distribution date have been made.

     (1) Interest Distributions and Net Swap Payments. On each distribution date (including the expected payment date), monthly interest will be distributed to the offered certificateholders as accrued interest on the offered certificates. To the extent any interest is due but not distributed on that distribution date, that amount will be distributed on the following distribution date, along with, to the extent permitted by law, interest at the Offered Certificate Rate on that amount. In addition, any Net Swap Payments (including any previously due but unpaid Net Swap Payments and interest on Net Swap Payments) will be made to the swap counterparty. If funds are inadequate to pay the aggregate amount of monthly interest and Net Swap Payments, those payments will be made to the extent of funds available pro rata based on the relative amounts due.

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

     (2) Expected Payment Date. On the expected payment date, in addition to the amount described in (1) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on that distribution date) on the offered certificates.

     (3) Early Amortization Period. Except as otherwise provided in the prospectus supplement, on each distribution date related to a due period occurring during an Early Amortization Period, in addition to the amount described in (1) above, amounts on deposit in the Series Principal Account will be distributed as principal (up to a maximum of the Invested Amount on that distribution date) on the offered certificates.

     (4) Early Distributions. On any Early Distribution Date, the amount on deposit in the Series Principal Account treated as Early Distribution Amounts will be distributed as principal on the offered certificates for which an Early Distribution election has been made.

INVESTMENT EVENTS

     Upon the occurrence of an Investment Event, beginning on the first business day following the Investment Period Commencement Date, Series Allocable Principal Collections will no longer be paid to the seller or allocated to any other series but instead will be deposited in the Series Principal Account on each business day (in an amount not to exceed, in the aggregate, the Invested Amount), except as described below. The Controlled Deposit Amount will no longer apply to allocations of principal to the offered certificates.

     An Investment Period will begin as of the close of business on the business day immediately preceding the day on which the Investment Event is deemed to have occurred (the "Investment Period Commencement Date"). Deposits of principal to the Series Principal Account on each business day will begin on the first business day following the Investment Period Commencement Date.

     In connection with the issuance of the offered certificates, the prospectus supplement may provide for Early Distributions of principal to certain offered certificateholders on the Early Distribution Date. In this case, the terms "Early Distribution," "Early Distribution Amount" and "Early Distribution Date" will be defined in the prospectus supplement. If the prospectus supplement does not provide for Early Distributions, these terms will not be operative.

EARLY AMORTIZATION EVENTS

     Upon the occurrence of an Early Amortization Event, beginning on the first business day following the Early Amortization Period Commencement Date, Offered Series Principal Collections will no longer be paid to the seller, allocated to any other series or retained in the Excess Funding Account for the benefit of the offered series. Instead, they will be deposited into the Series Principal Account (in an amount not to exceed, in the aggregate, the Invested Amount) to be distributed to offered certificateholders monthly on each distribution date. The Controlled Deposit Amount will not apply to allocations to the offered certificates. Unless the prospectus supplement for an offered series otherwise specifies, an "Early Amortization Event" refers to any of the following events:

     (1) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with that Act;

     (2) the failure of the swap counterparty to make any payment under the Interest Rate Swap within one day after the date the payment was due (after taking into account any applicable grace period under the Interest Rate Swap) unless (i) the seller causes Available Seller's Finance Charge Collections or other funds to be applied to make the payment and (ii) the servicer engages a replacement swap counterparty (which may be itself) prior to the next transfer date and the Rating Agency Condition is satisfied;

     (3) the Invested Amount is not reduced to zero by the expected payment date (other than after the Fully Funded Date);

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

     (4) the United States government or any government agency or instrumentality files a notice of a lien on the assets of Navistar Financial or the seller under Internal Revenue Code sec. 6323 or any similar statutory provision (including, but not limited to, sec. 302(f) or sec. 4068 of ERISA) which is or may in the future be prior to the lien of the trustee on the assets of the trust (including without limitation proceeds of the dealer notes); and

     (5) any other event specified in the prospectus supplement with respect to an offered series.

     Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of that event. The Early Amortization Period will begin as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred (the "Early Amortization Period Commencement Date"). Except as otherwise provided in the prospectus supplement, monthly distributions in respect of the Invested Amount will begin on the first distribution date following the due period in which an Early Amortization Period has commenced.

TERMINATION; FULLY FUNDED DATE

     Termination.  The trust will terminate on the first to occur of:

     (1) the day following the distribution date on which the aggregate series invested amounts for all series is zero and no series of variable funding certificates is outstanding or, if later, the date on which the final distribution has been made or provided for with respect to the offered certificates and each other series of certificates (it being understood that no distribution on any variable funding certificate shall be final while the variable funding certificate remains outstanding);

     (2) the date on which proceeds from the sale, disposal or other liquidation of the dealer notes are distributed to the certificateholders following an insolvency event of the seller, as provided in the pooling and servicing agreement; and

     (3) a day which is 21 years less one day after the death of the officers and the last survivor of all the lineal descendants of every officer of the trustee who are living on the date hereof except that if at any time any of the obligations and responsibilities of the seller, the servicer and the trustee under the pooling and servicing agreement shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of responsibilities and obligations for a period in gross, exceeding the period for which such responsibilities and obligations are hereinabove stated to extend and be valid), then such responsibilities and obligations shall not terminate but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until one day prior to such time as the same shall, under applicable law, cease to be valid.

     Upon termination of the trust, all right, title and interest in the dealer notes held by the trust, and other funds of the trust (other than amounts in the Collections Account, the Excess Funding Account, any Series Principal Account or distribution account for the final distribution of principal and interest to certificateholders, swap counterparties and other Enhancement Providers) will be conveyed and transferred to the seller.

     In any event, the last payment of principal and interest on the offered certificates will be due and payable no later than the "Series Termination Date" which will be set forth in the prospectus supplement. In the event that the Invested Amount is greater than zero on the Series Termination Date (after giving effect to deposits and distributions otherwise to be made on the Series Termination Date), the trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay the remaining amounts to all offered certificateholders) an interest in the dealer notes in an amount equal to 110% of the Invested Amount on the Series Termination Date after giving effect to those deposits and distributions except that in no event shall that amount exceed the Series Allocation Percentage for the due period in which the

Series Termination Date occurs of dealer notes and amounts on deposit in the Excess Funding Account held by the trust on the Series Termination Date. The net proceeds of that sale and any collections on the dealer notes will be paid pro rata to offered certificateholders on the Series Termination Date as the final payment on the offered certificates. Any excess will be distributed first, to pay any amounts owing by the trust to the swap counterparty pursuant to the Interest Rate Swap to such swap counterparty and second, to the seller.

     Fully Funded Date. Following the occurrence of the Fully Funded Date, offered certificateholders will no longer have any interest in the dealer notes, and all the representations and covenants of the seller and the servicer relating to the dealer notes as well as certain other provisions of the pooling and servicing agreement and all remedies for breach of those representations and covenants, will no longer accrue to the benefit of the offered certificateholders. In addition, upon the occurrence of the Fully Funded Date:

     - no finance charge collections, principal collections or Dealer Note Losses will be allocated to the offered series; and

     - if the final distribution has been made on each other series of investor certificates or the Fully Funded Date has occurred, all right, title and interest in the dealer notes (and related assets held by the trust) will be conveyed and transferred to the seller.

REPORTS TO OFFERED CERTIFICATEHOLDERS

     On each distribution date, the paying agent will forward to each offered certificateholder (which is expected to be Cede as nominee for DTC unless definitive certificates are issued) a statement prepared by the servicer and delivered to the trustee based on information provided by the servicer setting forth, among other things, the following information (which, in the case of (a), (b), (c), (h) and (i) below, will be stated on the basis of an original principal amount of $1,000 per offered certificate):

     (a) the aggregate amount of collections, including the aggregate amount of finance charge collections and the aggregate amount of principal collections for the related due period;

     (b) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage (if applicable) for the related due period;

     (c) the total amount, if any, to be distributed on the offered certificates on that distribution date;

     (d)  the amount, if any, of the distribution allocable to the Invested
          Amount;

     (e) the amount, if any, of the distribution allocable to interest on the offered certificates;

     (f)  Dealer Note Losses for the related due period;

     (g)  the Draw Amount as of the related transfer date, if any;

     (h) the amount of the Certificateholder Charge-Offs and the amount of reimbursements thereof as of the related transfer date;

     (i) the amount of the Offered Series Servicing Fee to be paid on that distribution date;

     (j) the Controlled Deposit Amount for the related due period (if applicable);

     (k) the Invested Amount (after giving effect to all distributions that will occur on that distribution date);

     (l) the aggregate amount of dealer notes and funds on deposit in the Excess Funding Account as of the end of the last day of the related due period (after giving effect to payments and adjustments made pursuant to the pooling and servicing agreement);

     (m) the Available Subordinated Amount and the Negative Carry Subordinated Amount (after giving effect to draws thereon on that distribution date);

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

     (n) with respect to Eligible Investments in the Series Principal Account, the Excess Funding Account, the Negative Carry Reserve Fund and the Liquidity Reserve Account, a listing of all of these investments as of the last day of the due period, including specified information with respect thereto; and

     (o) the amount of Remaining Available Seller's Principal Collections, the aggregate amount of Excess Seller's Principal Collections and Remaining Available Seller's Principal Collections treated as Shared Seller Principal Collections, the aggregate amount of shared seller principal collections from other series, and the amount of shared seller principal collections allocated to the offered certificates and to other series.

     In addition, on or about January 31 of each calendar year (beginning in 2001 with respect to the offered certificateholders), the trustee will furnish to the servicer and the paying agent a list of each person who at any time during the preceding calendar year was an offered certificateholder and received any payment on an offered certificate and the dates that person held an offered certificate, and the paying agent will furnish to each offered certificateholder a statement prepared by the paying agent containing the information required to be provided by an issuer of indebtedness under the Code for that preceding calendar year or the applicable portion thereof during which that person was an offered certificateholder, together with any other customary information as is necessary or desirable to enable the offered certificateholders to prepare their tax returns. As long as the holder of record of the offered certificates is Cede, as nominee of DTC, beneficial owners of offered certificates will receive tax and other information from Participants and Indirect Participants rather than from the trustee or the servicer.

EVIDENCE AS TO COMPLIANCE

     Pursuant to the pooling and servicing agreement, on or about April 15 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the seller) to furnish a report to the trustee to the effect that they have compared the mathematical calculations of each amount set forth in each of the monthly certificates forwarded by the servicer to the seller, the trustee and the paying agent (as required under the pooling and servicing agreement) during the preceding calendar year with the computer reports of the servicer and those accountants are of the opinion that those amounts are in agreement, except for those exceptions as shall be set forth in that report. In addition, a firm has furnished and will continue to furnish a report to the trustee and the servicer to the effect that the firm is of the opinion that the system of internal accounting controls in effect on the date of the statement relating to the servicing procedures performed by the servicer under the pooling and servicing agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the trust and that nothing has come to their attention that would cause them to believe that the servicing has not been conducted in compliance with the pooling and servicing agreement, except for those exceptions as shall be set forth in that report. The procedures to be followed by those accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

     The pooling and servicing agreement also requires the servicer to have delivered to the trustee, the seller and the rating agencies, on or about April 15 of each calendar year, and within ten business days of the servicer's discovery of a Servicer Termination Event, an officer's certificate stating that

     (1) in the course of that officer's duties as an officer of the servicer that officer would normally obtain knowledge of any Servicer Termination Event; and

     (2) whether that officer has obtained knowledge of any that Servicer Termination Event, and, if so, specifying each Servicer Termination Event of which the signing officer has knowledge and the nature of the Servicer Termination Event.

     The pooling and servicing agreement requires the seller to have delivered to the trustee, the servicer and the rating agencies, on or about April 15 of each calendar year, and within ten business days after the seller has knowledge of any event discussed below, an officer's certificate stating that

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

     (1) in the course of that officer's duties as an officer of the seller that officer would normally obtain knowledge of any Investment Event or an Early Amortization Event or any breach of the seller's covenants in the pooling and servicing agreement; and

     (2) whether that officer has obtained knowledge of any that Investment Event or Early Amortization Event or breach of covenant, and, if so, specifying that Investment Event or Early Amortization Event or breach of covenant of which the signing officer has knowledge and the nature of the event.

     The servicer will give the trustee copies of all statements, certificates and reports, and copies of these documents may be obtained by a request in writing to the trustee addressed to the corporate trust office.

INDEMNIFICATION OF TRUST AND TRUSTEE; LIMITATION ON LIABILITY OF CERTAIN PERSONS

     Pursuant to the terms of the pooling and servicing agreement, the seller and Navistar Financial will indemnify and hold harmless the trust and the trustee from and against any loss, liability, expense, damage or injury suffered arising out of the activities of the trust or the trustee, except that:

     (1) the seller and Navistar Financial will not indemnify the trust or the offered certificateholders for liabilities arising from actions taken by the trustee at the request of offered certificateholders;

     (2) the seller and Navistar Financial will not indemnify the trust or the trustee for any liability, costs, or expenses of the trust or the trustee resulting from the trustee's own negligent action, its own negligent failure to act, or its own misconduct; and

     (3) the seller and Navistar Financial will not indemnify the trust or the offered certificateholders with respect to any federal, state, or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the offered certificateholders.

     The pooling and servicing agreement provides that no recourse under any obligation or covenant of the pooling and servicing agreement, or for any claim based thereon, may be had against any incorporator, director, officer, or stockholder of the seller or the servicer. The servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the pooling and servicing agreement which in the servicer's reasonable opinion may involve it in any expense or liability.

THE TRUSTEE

     The prospectus supplement with respect to each offered series will specify the entity that will act as the trustee under the pooling and servicing agreement, including the location of its principal office for the conduct of its corporate trust business (the "corporate trust office") as of the date of this prospectus. Navistar Financial and its affiliates (other than the seller) may enter into normal banking and trustee relationships with the trustee. The trustee may not hold certificates issued under the trust in its own name (but may do so in a fiduciary capacity). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time upon written notice to the seller and the appointment of a successor trustee. In addition, the seller may remove the trustee if the trustee ceases to be eligible to continue as to be ineligible under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the seller will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

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

AMENDMENTS

     The pooling and servicing agreement or any supplement may be amended by the seller, the servicer and the trustee without the consent of the certificateholders of any series, provided the amendment will not, as evidenced by an officer's certificate of the servicer, have a material adverse effect on the interests of the certificateholders of that series.

     The pooling and servicing agreement or supplement may also be amended by the seller, the servicer and the trustee with the consent of the holders of certificates evidencing not less than 66 2/3% of the aggregate series invested amounts of the certificates of each adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of certificateholders. No amendment, however, may:

     (1) reduce in any manner the stated amount of, or delay the stated timing of, distributions required to be made on any certificate or the stated amount available under any Enhancement without the consent of the holder of certificate;

     (2) change the manner of calculating the Certificateholder's Interest of any series without the consent of all certificateholders of the adversely affected series;

     (3) adversely affect the rating of any series or class of any rating agency without the consent of two-thirds of the voting interests of that series or class; or

     (4) reduce the percentages of the voting interests in clause (3) required to consent to the amendment without the consent of each certificateholder. Promptly following the execution of an amendment described in this paragraph, the trustee will furnish written notice of the substance of the amendment to each certificateholder.

LIST OF CERTIFICATEHOLDERS

     In the event that definitive certificates are issued, upon written request of three or more certificateholders of record, and after having been adequately indemnified by those certificateholders for its costs and expenses, the trustee will afford those certificateholders access, during normal business hours, to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the pooling and servicing agreement.

SELLER AUTHORIZED TO FILE REPORTS PURSUANT TO SECURITIES EXCHANGE ACT

     The seller is authorized to file on behalf of the trust all reports required to be filed with the Commission or any exchange or association of securities dealers pursuant to the Exchange Act, or any rules or regulations thereunder. The seller does not intend to maintain registration of the offered certificates under the Exchange Act if it becomes unnecessary to do so.

CERTAIN LIMITATIONS ON RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise described in "Amendments," no certificateholder will have any right to vote or control in any manner the operation and management of the trust, or the obligations of the parties to the trust. The pooling and servicing agreement does not provide for any annual or other meeting of the certificateholders.

GOVERNING LAW

     The trust will be administered by the trustee in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions.

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

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The dealer notes are transferred to the trust by the seller and are acquired by the seller from Navistar Financial pursuant to the purchase agreement dated as of June 8, 1995 between Navistar Financial and the seller (the "purchase agreement"). The following summary describes specified terms of the purchase agreement, but this summary is not a complete description of the purchase agreement.

DAILY SALES OF DEALER NOTES

     The purchase agreement provides that on each business day during the term of the trust (except upon the occurrence of a bankruptcy event involving the seller, Navistar Financial , International Truck and Engine or Navistar International Corporation), Navistar Financial will sell to the seller (each such transaction, a "Daily Note Sale") all eligible dealer notes existing and owned by Navistar Financial as of that business day, all monies due or to become due with respect thereto and all proceeds (including Insurance Proceeds) thereon, and the interest of Navistar Financial in the security interests in the financed vehicles related to the dealer notes. The purchase agreement permits Navistar Financial to adjust the principal amount of dealer notes that are considered eligible dealer notes. See "Description of the Offered
Certificates -- Eligible Dealer Notes."

     The purchase price to be paid by the seller for those dealer notes will equal the principal amount of those dealer notes plus accrued finance charges on the dealer notes, and will be paid to Navistar Financial in the form of cash or a Master Loan under the Master Revolving Credit Agreement. However, if the amount specified above does not, in the opinion of the seller, approximate the fair market value of the dealer notes being purchased, then the Daily Note Sale shall be on terms between Navistar Financial and the seller that reasonably approximate the fair market value.

     In connection with each Daily Note Sale, Navistar Financial will update its computer files to indicate that the dealer notes have been sold or transferred to the seller pursuant to a Daily Note Sale. In addition, Navistar Financial will provide to the seller, a computer file, hard copy, or microfiche list containing a true and complete list of all dealer notes sold to the seller pursuant to that Daily Note Sale, identified by dealer note number. The records and agreements relating to the dealer notes have not been and will not be segregated by Navistar Financial from other documents and agreements relating to other wholesale notes and have not been and will not be stamped or marked to reflect the sale or transfer of the dealer notes to the seller, but the computer records of Navistar Financial are marked to evidence the sale or transfer. Navistar Financial has filed Uniform Commercial Code financing statements with respect to the dealer notes meeting the requirements of Illinois, New York and Delaware state law. See "Risk Factors -- A bankruptcy of Navistar Financial or the seller may delay or reduce payments on the certificates" and "Certain Matters Relating to the Dealer Notes."

REPRESENTATIONS AND WARRANTIES

     Navistar Financial has made representations and warranties to the seller to the effect that, among other things:

     (1) it is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement;

     (2) the purchase agreement is the valid, binding and enforceable obligation of Navistar Financial;

     (3) that all information furnished to the seller is accurate in all material respects; and

     (4) that there are no proceedings pending or threatened against Navistar Financial that would have a material adverse effect on the performance by Navistar Financial of its obligations under the purchase agreement.

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

REPURCHASE OBLIGATIONS

     Navistar Financial has agreed in the purchase agreement that if the seller is required to repurchase the Certificateholders' Interest pursuant to the pooling and servicing agreement, Navistar Financial will in turn repurchase the Certificateholders' Interest from the seller. The purchase price paid by Navistar Financial will be equal to the purchase price required to be paid by the seller pursuant to the pooling and servicing agreement, and shall be paid prior to or concurrently with any corresponding payments required to be made by the seller pursuant to the pooling and servicing agreement.

     Navistar Financial also has agreed in the purchase agreement to repurchase any dealer note from the seller if

     (1) that dealer note has not been sold to the seller free and clear of any encumbrances or is not in compliance with all legal requirements applicable to Navistar Financial;

     (2) Navistar Financial has not obtained all necessary governmental consents or approvals required to be obtained in connection with the sale of that dealer note to the seller; or

     (3) the seller has otherwise been required to repurchase the dealer note pursuant to the pooling and servicing agreement.

     The purchase price to be paid for the repurchased dealer note will equal the principal amount of the dealer note plus accrued finance charges on the dealer note. Navistar Financial must pay for the dealer note no later than the date upon which the seller is obligated to make a corresponding payment to the trust pursuant to the pooling and servicing agreement.

CERTAIN COVENANTS

     In the purchase agreement, Navistar Financial has covenanted that it will perform its obligations under the agreements relating to the dealer notes in conformity with the Credit Guidelines. Navistar Financial has further covenanted that, except for the sale and conveyances under the purchase agreement or the pooling and servicing agreement, Navistar Financial will not sell, pledge, assign or transfer any interest in the dealer notes to any other person. Navistar Financial has also covenanted that it will file all necessary documents covering the seller's right, title and interest in the dealer notes.

TERMINATION

     The purchase agreement will terminate immediately after the trust terminates.

                      MATERIAL FEDERAL INCOME TAX MATTERS

GENERAL

     We describe below the material U.S. federal income tax consequences of the purchase, ownership and disposition of offered certificates. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations under the Code, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to the offered certificates. As a result, we cannot assure that the IRS will not challenge the conclusions reached in this discussion. Also, we have not sought and will not seek a ruling from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions in this discussion as well as the tax consequences to offered certificateholders.

     This discussion does not deal with all aspects of federal income taxation that may be relevant to offered certificateholders in light of their personal investment circumstances, nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws. Examples include financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, nonresident alien individuals and foreign corporations. This information is directed to prospective purchasers of offered certificates who purchase offered certificates in the primary offering, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Code. WE SUGGEST THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AND TAX RETURN PREPARERS REGARDING THE PREPARATION OF ANY ITEM ON A TAX RETURN, EVEN WHEN THE ANTICIPATED TAX TREATMENT HAS BEEN DISCUSSED IN THIS PROSPECTUS. WE SUGGEST THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED CERTIFICATES.

CHARACTERIZATION OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

     The seller, Navistar Financial and the offered certificateholders express in the pooling and servicing agreement and in the offered certificates their intent that, for federal, state and local income and franchise tax purposes, the offered certificates will be indebtedness secured by the dealer notes. The seller and each offered certificateholder, by acquiring an interest in an offered certificate, will agree to treat the offered certificates as indebtedness for federal, state and local income and franchise tax purposes. With respect to the issuance of the offered certificates, Kirkland & Ellis, special tax counsel to the seller and Navistar Financial ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the offered certificates, based on the terms of the offered certificates and the transactions regarding the dealer notes set forth in this prospectus, the offered certificates will be characterized as indebtedness for federal income tax purposes. See "Tax Characterization of the Trust -- Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to offered certificateholders if the IRS were successful in challenging the characterization of the offered certificates for federal income tax purposes. The discussion of federal income tax consequences set forth below assumes that the offered certificates are treated as debt for federal income tax purposes.

STATED INTEREST ON OFFERED CERTIFICATES

     Based on the above opinion, and assuming the offered certificates are not issued with original issue discount ("OID"), the stated interest on offered certificates will be taxable to an offered certificateholder as ordinary income when received by offered certificateholders utilizing the cash method of accounting and when accrued by offered certificateholders utilizing the accrual method of accounting. As discussed below, the offered certificates will be subject to the rules applicable to bond premium and market discount. Interest received on the offered certificates may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

ORIGINAL ISSUE DISCOUNT

     In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless that excess falls within a statutorily defined de minimis exception. An offered certificate's "stated redemption price at maturity" is the aggregate of all payments required to be made under the offered certificate through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will generally be the first price at which a substantial amount of the offered certificates are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     Although we do not anticipate that any of the offered certificates will be issued at a greater than de minimis discount and therefore should not have OID, a class of offered certificates may nevertheless be deemed to be issued with OID. If an offered certificate were treated as being issued with OID, the offered certificateholder would generally be required to include OID in income as interest over the term of the offered certificate on a constant yield basis, resulting in the inclusion in income in advance of the receipt of cash attributable to that income. Thus, each cash payment would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment should not have a significant effect on offered certificateholders using the accrual method of accounting. However, certificateholders utilizing the cash method of accounting may be required to report income with respect to the offered certificates in advance of the receipt of cash representing that income. Even if an offered certificate has OID falling within the de minimis exception, an offered certificateholder must include such OID in income proportionately as principal payments are made on that offered certificate.

     A holder of an offered certificate which has a fixed maturity date not more than one year from the issue date of that offered certificate (a "Short-Term Certificate") will generally not be required to include OID on the offered certificate in income as it accrues, provided that the holder

     -  is not an accrual method taxpayer,

     -  is not a bank,

     - is not a broker or dealer that holds the offered certificate as inventory,

     -  is not a regulated investment company or common trust fund,

     - is not the beneficial owner of certain pass-through entities specified in the Code,

     -  does not hold the instrument as part of a hedging transaction, or

     -  does not hold the instrument as a stripped bond or stripped coupon.

     Instead, the holder of a Short-Term Certificate would include the OID accrued on the offered certificate in gross income upon a sale or exchange of the offered certificate or at maturity, or if that offered certificate is payable in installments, as principal is paid on the certificate. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Certificate to the extent it exceeds the sum of any interest income and OID accrued on that offered certificate. However, that holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Certificate on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the United States Treasury Department) with respect to that obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

TREATMENT OF MARKET DISCOUNT AND ACQUISITION PREMIUM

     A holder who purchases an offered certificate after the initial distribution of the certificate at a "market discount" that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. A holder who purchases an offered certificate at a premium will be subject to the bond premium amortization rules of the Code.

     In general, "market discount" is the excess of stated redemption price at maturity or its adjusted issue price if it was issued with OID over its purchase price. If an offered certificate were purchased after the initial distribution of the certificate at a "market discount," any gain on sale of that offered certificate attributable to the holder's unrecognized accrued market discount would generally be treated as ordinary income to the holder. In addition, a holder who acquires a debt instrument at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the debt instrument until the holder disposes of the debt instrument in a taxable transaction. Instead of recognizing any market discount upon a disposition of an offered certificate and being required to defer any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current income inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year in which the election applies, and may not be revoked without the consent of the IRS.

     In the event that an offered certificate is treated as purchased at a premium, that premium will be amortizable by an offered certificateholder as an offset to interest income (with a corresponding reduction in that offered certificateholder's tax basis) on a constant yield basis if that offered certificateholder elects to do so. This election will also apply to all other debt instruments held by the offered certificateholder during the year in which the election is made and to all debt instruments acquired after that year.

DISPOSITION OF INVESTOR CERTIFICATES

     If an offered certificateholder sells an offered certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the offered certificate. The adjusted tax basis of the offered certificate to a particular offered certificateholder will generally equal the holder's cost for the offered certificate, increased by any OID and market discount previously included by such offered certificateholder in income with respect to the offered certificate and decreased by any bond premium previously amortized and any principal payments previously received by that offered certificateholder with respect to that offered certificate. This gain or loss will be capital gain or loss if the offered certificate was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the offered certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The trustee will be required to report annually to the IRS, and to each related offered certificateholder of record, the amount of interest paid on the offered certificates and the amount of any interest withheld for federal income taxes for each calendar year, except as to exempt holders. Exempt holders are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each non-exempt holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt offered certificateholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, 31% of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Offered certificateholders should consult their tax advisors with respect to any effect of the new regulations.

     Because the seller will, for federal income tax purposes, treat all offered certificates as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Seller's Certificates, the seller will not comply with the tax reporting requirements that would apply under any alternative characterization of the offered certificates or the trust described below.

TAX CONSEQUENCES TO FOREIGN HOLDERS

     Based on the above opinion that the offered certificates will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID accrued to an offered certificateholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest and or OID (if any) generally will be considered "portfolio interest", and generally will not be subject to federal income tax and withholding tax, provided that the foreign person

     - is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding Seller's Certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code or a bank whose receipt of interest is described in
       Section 871(h)(3) of the Code, and

     - provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the offered certificate is a foreign person and providing that foreign person's name and address.

     If the information provided in this statement changes, the offered certificateholder must so inform the Trustee within 30 days of such change. If that interest was not portfolio interest, then it would be subject to federal income tax withholding at a rate of 30 percent, unless that tax was reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing withholding, backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Foreign persons should consult their tax advisors with respect to any effect of the new regulations.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered certificate by a foreign person will be exempt from federal income and withholding tax, provided that

     - the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

     - in the case of an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on an offered certificate held by the foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the income withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Under current Treasury regulations, backup withholding (imposed at a rate of 31%) will not apply to payments made in respect of an offered certificate held by a foreign person if the certifications described above are received, provided in each case that the trust or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. person. The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Offered certificateholders who are foreign persons should consult their tax advisors with respect to the any effect of the new regulations. Because the seller will, for federal income tax purposes, treat all offered certificates as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Seller's Certificates, the seller will not comply with the tax reporting requirements that would apply under any alternative characterization of the offered certificates or trust described below.

TAX CHARACTERIZATION OF THE TRUST

     Depending upon whether the equity of the trust is owned by one or more persons, the trust will be treated as a partnership or a division of seller for federal income tax purposes. Although, as described above, it is the opinion of Tax Counsel that the offered certificates will properly be characterized as indebtedness for federal income tax purposes, this opinion is not binding on the IRS or the courts and we cannot assure that this characterization will prevail. If the IRS were to contend successfully that any class of any offered series of the offered certificates is not debt for federal income tax purposes or if Seller's Certificates are sold or issued in any manner which results in there being more than one holder of Seller's Certificates, the arrangement among the seller, the servicer and the holders of that class of offered certificates or Seller's Certificates, as applicable, would be classified as a partnership for federal income tax purposes.

     If the IRS treats the offered certificates as indebtedness and if all of the Seller's Certificates are owned by the seller, the equity of the trust will be wholly-owned by the seller. In that case, under the "check-the-box" Treasury Regulations, the trust will be treated as a division of the seller, and hence a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the trust will not qualify as a trust for federal income tax purposes. Accordingly, if the IRS were to contend successfully that any class of any offered series of offered certificates is not debt for federal income tax purposes or if the Seller's Certificates are sold or issued in any manner which results in there being more than one holder of Seller's Certificates, the trust will be treated as a partnership.

     If the Seller's Certificates are issued to more than one person, the seller and the Servicer will agree, and the applicable holders of the Seller's Certificates will agree by their purchase or acquisition of those Seller's Certificates, to treat the trust as a partnership for purposes of all applicable income and franchise tax purposes. In this case, the partners of that partnership would be the holders of the Seller's Certificates (including the seller) and the offered certificates would be debt of that partnership. However, the proper characterization of the arrangement involving the Seller's Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those transactions contemplated in this prospectus.

     Risks of Alternative Characterization. If the trust were an association taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable offered certificates (and offered certificateholders could be liable for any that tax that is unpaid by the trust). However, upon the issuance of each series of offered certificates, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and under certain Code and Treasury Regulations (the "PTP Regulations") will not be classified as a publicly traded partnership ("PTP") taxable as a corporation.

     Under the PTP Regulations, a partnership may be classified as a PTP if equity interests in the partnership are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation in the manner described above. However, in cases in which Seller's Certificates are issued to more than one person, the trust will comply with certain safe harbors available under the PTP Regulations to avoid PTP characterization. In cases in which IRS successfully contended that any class of any offered series of the offered certificates is not debt for federal income tax purposes, the trust would in all likelihood be treated as a PTP. But even if the trust were classified as a PTP, it would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business." It is unclear, however, whether the trust's income would be so classified.

     If the trust were classified as a PTP but one not taxable as a corporation, the trust would not be subject to federal income tax, but each partner would be required to take into account such partner's allocable share of income, gains, losses, deductions and credits of the trust. The amount and timing of income reportable by any offered certificateholder as a partner in a partnership could differ materially from the income reportable by the offered certificateholder if the offered certificates are characterized as debt.

     Because the seller will treat all of the offered certificates as indebtedness issued by a trust characterized as a partnership or as a division of whichever entity owns all of the Seller's Certificates, the seller will not comply with any tax reporting requirements that would apply under any alternative characterization of the offered certificates or the trust.

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

                               STATE TAX MATTERS

GENERAL

     Offered certificateholders may also become liable for state income taxes in one or more taxing jurisdictions. State income tax consequences (including local income tax consequences) to each offered certificateholder depend upon the provisions of the state tax laws to which the Investor Certificateholder is subject. Because each state's income tax laws are different, it is impossible to predict the income tax consequences to the offered certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

ILLINOIS AND NEW YORK

     Most of the activities to be undertaken by the servicer and the trustee will take place in Illinois and New York. If the offered certificates are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, as to Illinois and New York state tax consequences, although the matter is not free from doubt, this treatment would also apply for purposes of the Illinois income tax, and the New York income and corporate franchise taxes. If the offered certificates are characterized as debt in Illinois and New York, the offered certificateholders not otherwise subject to taxation in those states will not, although the matter is not free from doubt, become subject to these taxes solely because of their ownership of offered certificates. Offered certificateholders already subject to taxation in those states, however, could be required to pay tax on or measured by interest income (including OID, if any) generated by, and on gain from the disposition of, the offered certificates.

     The above discussion of state tax consequences assumes the offered certificates will be characterized as debt for federal income tax purposes. However, if the arrangement created by the pooling and servicing agreement were treated as a partnership or as a publicly traded partnership taxable as a corporation, the state income tax consequences to the offered certificateholders could be materially different.

     If the arrangement created by the pooling and servicing agreement were treated as a partnership for Illinois and New York state tax purposes, it is possible that each state could view the partnership as doing business in its state and, unless offered certificateholders were treated as holding debt of such partnership, could treat each offered certificateholder as deriving income from activities in the state. As a result, the state might, under applicable income apportionment and sourcing rules, treat some part of the partnership's income as allocable to that state and then tax an offered certificateholder on its share of that income. Moreover, classification of the arrangement as a "partnership" might cause an offered certificateholder not otherwise subject to tax in these states to pay state tax on income beyond that derived from the offered certificates. In addition, that partnership could be subject to the Illinois personal property replacement tax, which tax would reduce the amounts available for distribution to offered certificateholders.

     If the offered certificateholders were treated as owning interests in a corporation for state tax purposes, then the hypothetical corporation could be subject to Illinois income and New York income and corporate franchise taxes. These taxes could result in reduced distributions to offered certificateholders. An offered certificateholder not otherwise subject to Illinois or New York state tax law should not become subject to these tax laws solely as a result of its ownership of offered certificates in the hypothetical corporation.

     We cannot assure that no other state will claim that activities with respect to the pooling and servicing agreement have taken place in that state and therefore subject offered certificateholders to taxation in that state. If any state taxing authority were to assert such a claim successfully, the treatment of the offered certificates for purposes of that state's income tax laws would be determined under those income tax laws, and we cannot assure that the offered certificates would be treated as indebtedness for purposes of taxation in that state.

     The above description of the potential state tax consequences is necessarily incomplete. We suggest you consult with your own tax advisor with respect to the applicability of state and local income and franchise taxes to your investment in the offered certificates.

                     CERTAIN MATTERS RELATING TO BANKRUPTCY

     The seller's certificate of incorporation includes a provision that, under certain circumstances, requires the seller to designate two directors who qualify under the certificate of incorporation as "independent directors." The seller's certificate of incorporation provides that the seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the pooling and servicing agreement, the servicer, the trustee and each Investor Certificateholder covenant that they will not institute against the seller or the trust any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy law until one year and one day after all certificateholders have been paid in full.

     The transfers of dealer notes from International Truck and Engine to Navistar Financial, from Navistar Financial to the seller and from the seller to the trust have been structured as sales and will be treated by the parties as sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit ruled that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that International Truck and Engine, Navistar Financial or the seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of that debtor or that debtor itself were to apply this analysis or otherwise take the position that the transfer of the dealer notes from that debtor to the seller or the trust, as the case may be, should be recharacterized as a pledge of the dealer notes to secure a borrowing by that debtor, then delays in receipt of collections on the dealer notes to the trust and payments on the offered certificates could result. Should the court rule in favor of any creditor, trustee in bankruptcy or debtor, reductions in the amount of those payments could also result.

     In addition, if Navistar Financial or the seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of that debtor or that debtor itself were to request a court to order that Navistar Financial should be substantively consolidated with the seller, delays in payments on the offered certificates could result. Should the bankruptcy court rule in favor of any that creditor, trustee in bankruptcy or debtor, reductions in the amount of those payments could result.

     If Navistar International Corporation, International Truck and Engine, Navistar Financial or the seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. In this event, all Series Allocable Principal Collections would be applied to principal payments on the offered certificates and dealer notes thereafter would no longer be sold to the seller and transferred to the trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a Servicer Termination Event. A trustee in bankruptcy of the servicer (including the servicer as debtor in possession) may have the power to prevent either the trustee or the holders of certificates issued by the trust from appointing a successor servicer.

     In addition, if the pooling and servicing agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to the agreement (including a debtor in possession) may have the power to assume (that is, reaffirm) or reject that agreement. A party deciding whether to assume or reject any agreement would be given a reasonable period of time to make a decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the securities.

     Transfers made in some isolated transactions contemplated by the pooling and servicing agreement (including payments made by Navistar Financial or the seller with respect to repurchases of dealer notes) may be recoverable by Navistar Financial or the seller, as debtor in possession, or by a trustee in bankruptcy of Navistar Financial or the seller, as a preferential transfer from Navistar Financial or the seller if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of Navistar Financial or the seller and specified other conditions are met.

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     In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the trust and the trustee in the dealer notes of that dealer if the enforcement of those laws result in any dealer notes conveyed to the trust being written off as uncollectible by the servicer. Whether or not any dealer notes are written off as uncollectible, delays in payments due on the dealer notes could result.

                  CERTAIN MATTERS RELATING TO THE DEALER NOTES

     The seller has warranted in the pooling and servicing agreement that the transfer of the dealer notes to the trust is either:

     (1)  a valid transfer and assignment of the dealer notes to the trust; or

     (2)  a grant to the trust of a security interest in the dealer notes.

     The seller has taken all required actions under Illinois, New York and Delaware state law to perfect the trust's interests in the trust assets. In addition, the seller has warranted that, if the transfer of dealer notes by the seller to the trust is a grant to the trust of a security interest in the dealer notes, the trust will at all times have a first priority perfected security or ownership interest in all dealer notes transferred to the trust and all proceeds thereof, except that if a transfer is deemed to create a security interest under the Uniform Commercial Code, certain prospective liens on the property of the seller may have priority over the trust's interests in the dealer notes. If the seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee or the seller as debtor in possession or a creditor of the seller were to take the position that the transfer of the dealer notes from the seller to the trust should be recharacterized as a pledge of the dealer notes, delays in distributions on the offered certificates could result. Should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in the distributions could result. There is a substantial possibility that the trust may not have a perfected security interest in any of the dealer notes created after the filing of a petition for relief under the Bankruptcy Code. Nevertheless, we anticipate that the trust will either own or have a perfected security interest in dealer notes existing on the date of filing a petition under the Bankruptcy Code and will be able to make payments in respect of principal and interest on the offered certificates. We cannot assure that all of these payments would be timely.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on employee benefit plans to which they apply ("Plans") and on persons who have certain specified relationships to Plans ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code, referred to herein as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans and prohibits a Plan from engaging in a broad range of transactions involving "plan assets" with Parties in Interest with respect to the Plan, unless a statutory or administrative exemption applies. Accordingly, Plans with respect to which the seller, the servicer or the trustee are Parties in Interest may be prohibited from purchasing offered certificates unless such an exemption applies. (Similar rules apply to the investment of individual retirement accounts as defined in the Code.) Prohibited transactions may generate excise taxes and other liabilities.

     If the assets of the trust were deemed to be assets of Plans that are offered certificateholders, a transaction involving the trust's assets might give rise to a prohibited transaction under ERISA and the Code, unless an exemption applies. The U.S. Department of Labor ("DOL") has issued a regulation (the "Plan Assets Regulation") concerning whether the assets of a Plan will be deemed to include the underlying assets of an entity (such as a trust) when the Plan acquires an "equity" interest in the entity. An equity interest is defined in the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. The seller has been advised that offered certificateholders will be taxed as if the offered certificates are debt for federal income tax purposes. If under ERISA the offered certificates are deemed
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

to be debt, the trust's assets will not be treated as Plan assets solely as a result of the purchase of an offered certificate by a Plan. However, the tax characterization of the offered certificates is not determinative of the characterization of these securities for ERISA purposes.

     Assuming that the offered certificates are equity interests under applicable local law or have substantial equity features, the Plan Assets Regulation provides that the issuer of a security is not deemed to hold "plan assets" if the security:

     (1)  is freely transferable;

     (2) is held by 100 or more investors who are independent of both the issuer and one another; and

     (3) satisfies certain registration requirements under the federal securities laws.

     There can be no advance assurance that the offered certificates will meet the criteria for this exemption. There will be no restrictions imposed on the transfer of the offered certificates, and if the 100-investor threshold is met, the seller intends to cause the registration requirements to be satisfied. However, it cannot be known in advance whether the 100-investor threshold will be met by the offered certificates, and the Underwriter intends not to sell offered certificates to Plans unless and until it believes the offered certificates will meet the 100-investor threshold.

     The Plan Assets Regulation also provides an exemption from "plan assets" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by "benefit plan investors" (e.g., Plans, governmental plans, other benefit plans not subject to ERISA and certain entities whose underlying assets include plan assets by reason of a Plan's investment in the entity). Because the availability of this exemption depends upon the identity of the certificateholders at any time, there can be no assurance that the offered certificates will qualify for this exemption.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     In accordance with ERISA's fiduciary standards, if the underwriter offers to sell certificates to Plans, the Plan fiduciary should determine whether an investment in the offered certificates is permitted under the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Any Plan fiduciary who proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of offered certificates. Assets of a Plan or individual retirement account should not be invested in the offered certificates unless it is clear that the assets of the trust will not be plan assets and that the investment by the Plan will not be a prohibited transaction for which no statutory or administrative exemption applies.

                              PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions contained in an underwriting agreement (the "Underwriting Agreement"), with respect to the trust, the seller will agree to sell to each of the underwriters named in the related prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of the offered certificates set forth in the underwriting agreement and in the prospectus supplement.

     In the underwriting agreement, the underwriter(s) will agree, subject to the terms and conditions set forth in that agreement, to purchase all the offered certificates which are offered by this prospectus and by the prospectus supplement if any of the offered certificates are purchased. In the event of a default by any underwriter, the Underwriting Agreement will provide that, in certain circumstances, any purchase

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

commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     The prospectus supplement will either:

     (1) set forth the price at which offered certificates will be offered to the public and any concessions that may be offered to dealers participating in the offering of those offered certificates; or

     (2) specify that the offered certificates are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of the sale.

     After the initial public offering of any offered certificates, the public offering price and the concessions may be changed.

     The underwriter(s), may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter(s) to reclaim a selling concession from a syndicate member when the offered certificates originally sold by the syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     The underwriting agreement will provide that Navistar Financial and the seller will indemnify the underwriter(s) against specified liabilities, including liabilities under the Securities Act.

     The trustee may, from time to time, invest the funds acquired from the underwriters in the Excess Funding Account in Eligible Investments.

     The place and time of delivery for the offered certificates in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

                                 LEGAL MATTERS

     The legality of the offered certificates and certain legal matters regarding tax consequences of the issuance of the offered certificates and creditors rights will be passed upon for Navistar Financial and the seller by Kirkland & Ellis, Chicago, Illinois.

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

                                    GLOSSARY

     "Accumulation Period Principal Shortfall" is defined on page 47.

     "Acquisition Premium" is defined on page 59.

     "Adjusted Invested Amount" means, with respect to any distribution date, the Initial Invested Amount, plus the Available Subordinated Amount as of the end of the related transfer date, plus the Negative Carry Subordinated Amount as of the end of that transfer date, minus the product of (i) the amount, if any, of funds on deposit in the Negative Carry Reserve Fund at the end of that transfer date and (ii) 1.00 plus the Subordinated Percentage, minus the aggregate amount of Certificateholder Charge-Offs not reimbursed on or prior to that distribution date, minus the aggregate Early Distribution Amounts made on or prior to that distribution date.

     "Advance" is defined on page 32.

     "Advance Reimbursement" is defined on page 38.

     "Aggregate ITEC Earned Interest" means, with respect to any due period, the aggregate amount of ITEC Earned Interest on all non-interest bearing dealer notes accrued during that due period.

     "Applicable Floating Rate" is defined on page 9.

     "Assignments" is defined on page 33.

     "Available Certificateholder Interest Collections" is defined on page 44.

     "Available Draw Funds" is defined on page 45.

     "Available Seller's Finance Charge Collections" for any due period means an amount equal to the product of:

     (1)  the excess of (i) the Seller's Percentage for that due period over
        (ii) the result of the Excess Seller's Percentage for that due period minus the Required Excess Seller Interest Percentage; and

     (2) Series Allocable Finance Charge Collections for that due period, except that Available Seller's Finance Charge Collections shall be zero for any due period to the extent the Available Subordinated Amount and the Negative Carry Subordinated Amount (minus the product of (i) the amount of funds on deposit in the Negative Carry Reserve Fund and (ii)
        1.00 plus the Subordinated Percentage) equals or is reduced to zero on the transfer date related to that due period.

     "Available Seller's Principal Collections" for any business day means an amount equal to the product of:

     (1) the excess of (i) the Seller's Percentage for the due period in which such business day occurs over (ii) the Excess Seller's Percentage for that due period; and

     (2) Series Allocable Principal Collections for that due period, except that Available Seller's Principal Collections shall be zero for any business day to the extent the Available Subordinated Amount and the Negative Carry Subordinated Amount (minus the product of (i) the amount of funds on deposit in the Negative Carry Reserve Fund and (ii) 1.00 plus the Subordinated Percentage) equals or is reduced to zero on the transfer date immediately preceding that business day.

     "Available Subordinated Amount" for the Offered Series will equal the product of the Subordinated Percentage and the Invested Amount, and for each subsequent transfer date thereafter equal the lesser of: (1) the Maximum Subordinated Amount for the offered series and (2) the Available Subordinated Amount for the offered series as of the end of the preceding transfer date (after giving effect to all adjustments thereto on that transfer date).

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

     "Calculation Day" is defined on page 22.

     "Certificateholder Charge-Off " is defined on page 49.

     "Certificateholders' Interest" is defined on page 33.

     "Code" is defined on page 57.

     "Collections Account" is defined on page 40.

     "Controlled Deposit Amount" for any due period occurring during the Accumulation Period means the excess, if any, of:

     (1) the product of the Controlled Amortization Amount and the number of due periods that have occurred with respect to the Accumulation Period through and including that due period (but not in excess of the Accumulation Period Length) over

     (2) the amount on deposit in the Series Principal Account at the end of the preceding due period, except that, notwithstanding the foregoing, the seller may, in its sole discretion, increase the Controlled Deposit Amount at any time and from time to time.

     "Controlled Amortization Amount" means an amount equal to the Invested Amount as of the distribution date preceding the Accumulation Period Commencement Date divided by the Accumulation Period Length.

     "Cooperative" is defined on page 30.

     "Corporate Trust Office" is defined on page 54.

     "Credit Guidelines" is defined on page 18.

     "Daily Note Sale" is defined on page 56.

     "Dealer" means:

     (1) a person with whom International Truck and Engine has a valid dealer agreement to sell International vehicles;

     (2) a truck equipment manufacturer to whom International Truck and Engine sells vehicles pursuant to a valid dealer agreement; or

     (3) a person with whom Navistar Financial has a valid dealer agreement to extend used truck floor plan terms.

     "Dealer Agreement" is defined on page 18.

     "Dealer Finance Charges" means, with respect to any due period, the interest and other finance charges accrued with respect to the dealer notes during that due period and billed by the servicer on a monthly basis to dealers. Dealer Finance Charges do not include ITEC Finance Charges.

     "Dealer Finance Charge Collections" means with respect to any due period the amount of Dealer Finance Charges received from dealers plus Advances for the current due period and any Unpaid Dealer Finance Charges or Uncollectible Finance Charges from prior due periods actually collected by the transfer date related to that due period.

     "Dealer Note Collections" means, with respect to each business day:

     (1) all payments including insurance proceeds, if any, received by the servicer from persons other than Navistar Financial in respect of repayment of principal of the dealer notes at one of its administrative units charged with processing funds and recording them in the servicer's records, in the form of cash, checks, wire transfers or other forms of payment in accordance with the dealer agreement in effect from time to time;

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

     (2) all cash payments made by Navistar Financial or International Truck and Engine in respect of non-cash proceeds received from dealers or credits granted to dealers by International Truck and Engine with respect to the repayment of principal of the dealer notes; and

     (3) recoveries made by the servicer allocable to the dealer notes, in each case as deposited in the Collections Account on that business day.

     "Dealer Note Losses" means, with respect to any due period the aggregate face amount of dealer notes written off as uncollectible by the servicer during that due period minus any recoveries made during that due period on dealer notes previously written off as uncollectible.

     "Deficiency Amount" is defined on page 45.

     "Definitive Certificates" is defined on page 30.

     "Determination Date" means, with respect to any due period, the twelfth day of each calendar month next following the end of that due period, or if the twelfth day is not a business day, the next business day.

     "Draw Amount" means the least of (a) the Deficiency Amount, (b) the Available Subordinated Amount as of the end of the preceding transfer date and
(c) Available Draw Funds for that transfer date.

     "Distribution Account" is defined on page 40.

     "Distribution Date" is defined on page 37.

     "Distribution Period" is defined on page 37.

     "DOL" is defined on page 65.

     "Due Period" is defined on page 25.

     "Early Amortization Event" is defined on page 50.

     "Early Amortization Period" means the period beginning on the Early Amortization Period Commencement Date and ending upon the first to occur of (1) the payment in full to the offered certificateholders of the Invested Amount and
(2) the Series Termination Date.

     "Early Amortization Period Commencement Date" is defined on page 51.

     "Early Amortization Period Shortfall Amount" is defined on page 48.

     "Early Distribution" is defined on page 50.

     "Early Distribution Amount" is defined on page 50.

     "Early Distribution Date" is defined on page 50.

     "Eligible Deposit Account" means either

     (1)  a segregated account with an Eligible Institution or

     (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means:

     (1)  the corporate trust department of the trustee; or

     (2) a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times (a) has either
          (A) a long-term unsecured debt rating acceptable to the rating agencies or
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

(B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (b) whose deposits are insured by the FDIC.

     "Eligible Investments" is defined on page 40.

     "Enhancement" is defined on page 32.

     "Enhancement Provider" is defined on page 43.

     "ERISA" is defined on page 65.

     "Euroclear" is defined on page 30.

     "Euroclear Operator" is defined on page 30.

     "Euroclear Participants" is defined on page 30.

     "Excess Funding Account" is defined on page 40.

     "Excess Interest Collections" is defined on page 45.

     "Excess Seller's Percentage" for any due period means a percentage (not less than 0% nor more than 100%) equal to the Seller's Percentage minus the percentage equivalent (not less than 0% nor more than 100%) of a fraction, the numerator of which is the sum of the:

     (1) Available Subordinated Amount as of the end of the related transfer date; and

     (2) the Negative Carry Subordinated Amount (minus the product of (i) the amount of funds on deposit in the Negative Carry Reserve Fund and (ii)
          1.00 plus the Subordinated Percentage), and the denominator of which is the product of (x) the sum of the aggregate principal amount of dealer notes and aggregate principal amount of funds on deposit in the Excess Funding Account as of the end of the immediately preceding due period and (y) the Series Allocation Percentage for the due period for which the Excess Seller's Percentage is being calculated.

     "Excess Seller's Principal Collections" for any business day during a due period means the product of:

     (1)  Series Allocable Principal Collections for that business day; and

     (2)  the Excess Seller's Percentage for that due period.

     "Finance Charges" means, with respect to any due period, dealer Finance Charges and ITEC Finance Charges for that due period.

     "Finance Charge Collections" means, with respect to any due period, the positive amount, if any, by which the sum of dealer Finance Charge Collections and ITEC Finance Charges exceeds Advance Reimbursements during that due period.

     "Financed Vehicles" is defined on page 17.

     "Floating Allocation Percentage" for the offered series for any due period is equal to the percentage equivalent (which shall not exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the immediately preceding distribution date and the denominator of which is the product of

     (1) the sum of the aggregate principal amount of dealer notes in the trust and the aggregate principal amount of funds in the Excess Funding Account as of the end of the preceding due period and

     (2) the Series Allocation Percentage for the due period for which the Floating Allocation Percentage is being calculated.

     "Foreign Agency Depositaries" is defined on page 28.

     "Foreign Holder" is defined on page 61.

     "Fully Funded Date" is defined on page 5.
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     "Global Securities" is defined in Annex I.

     "Harco" is defined on page 18.

     "Indirect Participants" is defined on page 29.

     "Ineligible Dealer Note" is defined on page 36.

     "Insurance Proceeds" is defined on page 16.

     "Interest Credit" is defined on page 24.

     "Interest Deposit Amount" is defined on page 22.

     "International Vehicle" is defined on page 17.

     "Invested Amount" means, with respect to any distribution date, the Initial Invested Amount minus the sum of

     (1) the aggregate amount of payments of principal in respect of the offered certificates paid to the offered certificateholders on or prior to that distribution date,

     (2) the aggregate amount of Certificateholder Charge-Offs not reimbursed on or prior to that distribution date,

     (3) the aggregate amount of Series Principal Account Losses on or prior to that distribution date and

     (4) the aggregate Early Distribution Amounts made on or prior to that distribution date.

     "Investment Events," if any, with respect to the offered series will be specified in the prospectus supplement.

     "Investment Period" is defined on pages 5 and 50.

     "Investment Period Commencement Date" is defined on page 50.

     "Investment Period Shortfall Amount" is defined on page 48.

     "ITEC Earned Interest" means, on any Calculation Day or ITEC Interest Transfer Date with respect to any dealer note that was a non-interest bearing dealer note during the related due period or any portion thereof, an amount equal to the product of

     (1) the product of (a) the principal amount of such non-interest bearing dealer note and (b) the interest rate on such dealer note billed by Navistar Financial during that due period (the "Current Interest Rate") and

     (2) the quotient of (a) a number equal to the number of days elapsed during the due period for which the dealer note is outstanding and is a non-interest bearing dealer note and (b) the actual number of days in the related calendar year.

     "ITEC Finance Charges" means, with respect to any due period, the sum of:

     (1) the amount of Up-Front Interest Credit granted by International Truck and Engine during that due period; and

     (2) the amount of Aggregate ITEC Earned Interest accrued during that due period.

     "ITEC Future Due Interest" means, with respect to any non-interest bearing dealer note on any Calculation Day, an amount equal to the product of

     (1) the product of (a) the principal amount of the non-interest bearing dealer note and (b) the Current Interest Rate and

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

     (2) the quotient of (a) a number equal to the number of days from and including the Calculation Day to, but not including, the date on which the obligor on that dealer note is requested to start paying interest and (b) the actual number of days in the related calendar year.

     "ITEC Interest Amount" equals the sum of:

     (1) the amount of the aggregate amount of interest credits ("Up-Front Interest Credit") granted to dealers by International Truck and Engine during the current due period;

     (2) the aggregate amount of ITEC Earned Interest on all non-interest bearing dealer notes accrued during the current due period; and

     (3) the amount of the aggregate amount of ITEC Future Due Interest on all non-interest bearing dealer notes as of such Calculation Day.

     "Master Intercompany Agreement" is defined on page 23.

     "Master Revolving Credit Agreement" is defined on page 17.

     "Master Revolving Note" is defined on page 17.

     "Maximum Subordinated Amount" for the offered series means the product of:

     (1)  the Invested Amount; and

     (2) the Subordinated Percentage, except that upon the occurrence of an Investment Event or an Early Amortization Event, the Maximum Subordinated Amount shall not decline until the Invested Amount equals the Maximum Subordinated Amount, and thereafter the Maximum Subordinated Amount will equal the Invested Amount.

     "Minimum Seller's Interest" with respect to any business day will equal the aggregate of the minimum series seller's interest for each outstanding series. The minimum series seller's interest for the Offered Series (the "Minimum Series Seller's Interest") will be set forth in the prospectus supplement.

     "Navistar Financial Securities Corporation Certificate" is defined on page 31.

     "Navistar Group" is defined on page 34.

     "Negative Carry Reserve Fund" is defined on page 42.

     "Negative Carry Reserve Fund Deposit Amount" equals, for any transfer date, the excess, if any, of:

     (1) the lesser of (a) the Negative Carry Reserve Fund Required Amount for that transfer date and (b) the result of (ii) the Negative Carry Subordinated Amount as of the end of the preceding transfer date divided by (ii) 1.00 plus the Subordinated Percentage over

     (2) the amount of funds on deposit in the Negative Carry Reserve Fund on that transfer date (after giving effect to any withdrawals therefrom on such date).

     "Negative Carry Reserve Fund Required Amount" equals:

     (1) for any transfer date prior to the Fully Funded Date, the amount designated in the prospectus supplement and

     (2)  for each transfer date after the Fully Funded Date, zero.

     "Negative Carry Subordinated Amount" shall mean,

     (1) on any transfer date related to a due period occurring prior to the beginning of the Accumulation Period, any Early Amortization Period or any Investment Period, an amount equal to the product of (i) the Negative Carry Reserve Fund Required Amount and (ii) 1.00 plus the Subordinated Percentage and

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

     (2) at the beginning of each transfer date thereafter, an amount equal to the Negative Carry Subordinated Amount as of the end of the immediately preceding transfer date (after giving effect to all reductions in the Negative Carry Subordinated Amount on the preceding transfer date).

     "Net Swap Payment" is defined on page 9.

     "Net Swap Receipt" is defined on page 9.

     "Non-Interest Bearing Dealer Notes" is defined on page 22.

     "OEM Supplier" is defined on page 34.

     "OEM Vehicle" is defined on page 17.

     "Offered Certificate Rate" is defined on page 26.

     "Offered Certificateholders' Interest" is defined on page 3.

     "Offered Series Dealer Note Losses" is defined on page 44.

     "Offered Series Finance Charge Collections" is defined on page 44.

     "Offered Series Principal Collections" is defined on page 44.

     "Offered Series Servicing Fee" is defined on page 38.

     "OID" is defined on page 58.

     "Participants" is defined on page 28.

     "Parties in Interest" is defined on page 65.

     "Plan Assets Regulation" is defined on page 65.

     "Plans" is defined on page 65.

     "Pooling and Servicing Agreement" is defined on page 26.

     "Principal Allocation Percentage" for the offered series for any due period occurring during the Accumulation Period, any Investment Period, or any Early Amortization Period is equal to the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the last day of the revolving period and the denominator of which is equal to the product of

     (1) the sum of the aggregate amount of dealer notes in the trust and the aggregate principal amount of funds in the Excess Funding Account as of the end of the last day of the revolving period and

     (2) the Series Allocation Percentage for the due period for which the Principal Allocation Percentage is being calculated.

     "Principal Collections" means, with respect to any business day the sum of

     (1)  dealer note Collections for such business day,

     (2) amounts deposited by the seller on such business day in respect of ineligible dealer notes as described in "-- Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of
          Certificateholders' Interest."

     "Principal Shortfall" is defined on page 47.

     "Principal Terms" means, with respect to any Series, the principal terms of such Series, which may include without limitation:

     -  the name or designation;

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

     - the initial principal amount (or method for calculating such amount or, with respect to any variable funding certificate, variations in principal amount);

     -  the rate of interest thereon (or method for the determination thereof);

     - the payment date or dates and the date or dates from which interest shall accrue;

     -  the method of allocating collections to certificateholders;

     - the designation of any series accounts and the terms governing the operation of any such series accounts;

     - the amount of the servicing fee allocable to the series and the certificateholders' portion of the servicing fee;

     -  the issuer and terms of any form of Enhancement;

     - the terms of which the investor certificates of the series may be exchanged for investor certificates of another series, repurchased by the seller or remarketed to other investors;

     -  the series termination date for the series;

     - the number of classes of investor certificates of the series and, if more than one class, the rights and priorities of each class;

     - the extent to which the investor certificates of the series will be issuable in temporary or permanent global form (and, in that case, the depositary for the global certificate or certificates, the terms and conditions, if any, upon which the global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid);

     - whether the investor certificates of the series may be issued in bearer form and any limitations imposed on the bearer form;

     -  the priority of the series with respect to any other series;

     -  whether the series will be prefunded; and

     -  any other terms of the series.

     "Projected Spread" is defined on page 49.

     "Purchase Agreement" is defined on page 56.

     "Rating Agencies" means, with respect to any outstanding series, any nationally recognized statistical rating organization then maintaining a rating of that series at the request of the seller.

     "Rating Agency Condition" means, with respect to any proposed action and any outstanding Series, that the rating agencies have been informed of the proposed action and have notified the seller and the trustee that such action will not result in a reduction or withdrawal of their then existing rating of that series.

     "Record Date" is defined on page 27.

     "Remaining Available Seller's Principal Collections" is defined on page 47.

     "Required Excess Seller Interest Percentage" shall be set forth in the prospectus supplement for the offered series.

     "Required Subordinated Amount" is defined on page 48.

     "Retail Special Price Allocations" is defined on page 23.

     "Seller's Interest" with respect to any business day will equal the aggregate principal amount of dealer notes plus the aggregate amount of funds in the Excess Funding Account, plus the aggregate amount of funds in all series principal accounts (and funds being held for deposit in those accounts), including the Series Principal Account, each as of such day, minus the Trust Invested Amount on such day (or as of the distribution date on or immediately preceding that business day).

     "Seller's Percentage" for any due period means 100% minus:

     (1) the Floating Allocation Percentage for such due period, when used with respect to Finance Charge Collections and Dealer Note Losses at all times and principal collections during the revolving period; or

     (2) the Principal Allocation Percentage for such due period, when used with respect to principal collections during the Accumulation Period, any Investment Period or Early Amortization Period.

     "Seller's Principal Collections" for any business day means an amount equal to the sum of:

     (1)  Available Seller's Principal Collections for that business day; and

     (2)  Excess Seller's Principal Collections for that business day.

     "Series Accounts" is defined on page 40.

     "Series Allocable Dealer Note Losses" is defined on page 43.

     "Series Allocable Finance Charge Collections" is defined on page 43.

     "Series Allocable Principal Collections" is defined on page 43.

     "Series Allocable Servicing Fee" is defined on page 38.

     "Series Allocation Percentage" for the offered series is equal to the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount and the denominator of which is the Trust Adjusted Invested Amount, in each case as of the end of the distribution date preceding that due period (after giving effect to all payments made on that distribution date).

     "Series Issuance Date" is defined on page 32.

     "Series Principal Account Losses" means losses of principal on investment of funds in the Series Principal Account.

     "Series Termination Date" is defined on page 51.

     "Servicer Termination Event" is defined on page 39.

     "Servicing Fee" is defined on page 38.

     "Shared Seller Principal Collections" means on each business day:

     (1) during a revolving period, all Available Seller's Principal Collections and all Excess Seller's Principal Collections and

     (2) during an Accumulation Period, all Remaining Available Seller's Principal Collections and all Excess Seller's Principal Collections.

     "Special Servicer Agent" is defined on page 40.

     "Specified Accumulation Period Commencement Date" is defined on page 6.

     "Spread Account" is defined on pages 7 and 48.

     "Spread Account Deposit Amount" is defined on page 48.

     "Subordinated Percentage" with respect to the offered certificates will be set forth in the prospectus supplement.

     "Supplemental Certificate" is defined on page 31.

]"Swap Counterparty" is defined on page 42.

     "Swap Fixed Rate" is defined on page 42.

     "Swap Floating Rate" is defined on page 42.

     "Swap Payment" is defined on page 9.

     "Swap Receipt" is defined on page 9.

     "Tax Counsel" is defined on page 58.

     "Tax Opinion" is defined on page 32.

     "Terms and Conditions" is defined on page 30.

     "Transfer Date" is defined on page 49.

     "Trust Adjusted Investment Amount" is equal to the sum of the adjusted invested amounts for all outstanding series.

     "Trust Invested Amount" is equal to the sum of the invested amounts for all outstanding series.

     "Uncollectible Finance Charges" means, with respect to any due period, the amount of Dealer Finance Charges that the servicer, on or before the related determination date, determines in its sole discretion will be uncollectible.

     "Underwriting Agreement" is defined on page 66.

     "Unpaid Dealer Finance Charges" is defined on page 37.

     "Up-Front Interest Credit" is defined in the glossary under "ITEC Interest Amount."

     "Wholesale Note and Inventory Statement" is defined on page 20.

                                    ANNEX I
                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Banking or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-marketing trading between Clearstream Banking or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of Clearstream Banking and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the trust. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the trust in same-day funds.

     Trading between Clearstream Banking and/or participants. Secondary market trading between Clearstream Banking participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Finally, day traders that use Clearstream Banking or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream Banking participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Banking or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participants is at least one day prior to the value date for the sale to the Clearstream Banking participant or Euroclear participants.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

     Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of Global Security, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be paid by the Company.

Securities and Exchange Commission registration fee.........  $264
Accounting fees and expenses................................   *
Legal fees and expenses.....................................   *
Trustee's fees..............................................   *
Printing and engraving......................................   *
Blue sky fees and expenses (including counsel)..............   *
Rating Agency Fees..........................................   *
Miscellaneous...............................................   *
                                                              ----
  Total.....................................................  $*
                                                              ====

---------------

     * To be updated by Amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each of Navistar International Corporation, International Truck and Engine Corporation (f/k/a Navistar International Transportation Corp.), Navistar Financial Corporation and the Registrant are incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Each of the Bylaws with respect to Navistar International Corporation, International Truck and Engine Corporation, Navistar Financial Corporation and the Registrant, provide, in effect, that, subject to certain limited exceptions, each such corporation will indemnify its officers and directors to the extent permitted by Delaware General Corporation Law. In addition, Navistar International Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Navistar International Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liability or loss under the Delaware General Corporation Law).

     Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS.

     (a)  Exhibits:

        The exhibits to this Registration Statement are listed in the Exhibit Index below.

     (b) Financial Statements Schedules: Not applicable with respect to the Registrant.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rolling Meadows, State of Illinois, on March 21, 2000.

                                          NAVISTAR FINANCIAL
                                          SECURITIES CORPORATION
                                          as originator of the Master Trust,
                                          Registrant

                                          By: /s/ JOHN J. BONGIORNO
                                            ------------------------------------
                                              John J. Bongiorno
                                              President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John. J. Bongiorno, R. Wayne Cain and William W. Jones and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Navistar Financial Securities Corporation), to sign and file any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he might or could do in person and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney has been signed on March 21, 2000, by the following persons in the capacities indicated.

SIGNATURES                                             CAPACITY
----------                                             --------

/s/ JOHN J. BONGIORNO                                  Director, President and Chief Executive Officer
------------------------------------------------
John J. Bongiorno

/s/ R. WAYNE CAIN                                      Director, Vice President and Treasurer
------------------------------------------------       (Principal Financial Officer)
R. Wayne Cain

/s/ PHYLLIS E. COCHRAN                                 Director, Vice President and Controller
------------------------------------------------       (Principal Accounting Officer)
Phyllis E. Cochran

SIGNATURES                                             CAPACITY
----------                                             --------
/s/ VERNON M. ENDO                                     Director
------------------------------------------------
Vernon M. Endo

/s/ MARION SILVERMAN                                   Director
------------------------------------------------
Marion Silverman

/s/ THOMAS M. HOUGH                                    Director
------------------------------------------------
Thomas M. Hough

/s/ ROBERT C. LANNERT                                  Director
------------------------------------------------
Robert C. Lannert